                                                                    Exhibit 5


================================================================================



                     AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of July 26, 2000

                                     among

                          DICK'S SPORTING GOODS, INC.

                                  as Borrower

                                      and

                            THE LENDERS PARTY HERETO

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                                    as Agent



================================================================================

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.       AMOUNT AND TERMS OF CREDIT ......................................   2

         1.1      Revolving Credit Advances ..............................   2

         1.2      Repayment; Termination of Commitment ...................   4

         1.4      Interest on Revolving Credit Advances ..................   5

         1.5      Eligible Inventory .....................................   7

         1.6      Fees ...................................................   7

         1.7      Cash Management System .................................   7

         1.8      Receipt of Payments ....................................   7

         1.9      Proportionate Shares ...................................   8

         1.10     Application and Allocation of Payments .................   8

         1.11     Non-Receipt of Funds by Agent ..........................   8

         1.12     Sharing of Payments, Etc ...............................   9

         1.13     Settlement Procedures ..................................  10

         1.14     Accounting .............................................  11

         1.15     Indemnity ..............................................  12

         1.16     Access .................................................  13

         1.17     Taxes ..................................................  14

         1.18     Letters of Credit ......................................  15

         1.19     Capital Adequacy .......................................  15

         1.20     Increased Costs ........................................  16

         1.21     Illegality .............................................  16

         1.22     Replacement of Lender in Respect of Increased Costs ....  17

2.    CONDITIONS PRECEDENT ...............................................  17

                            TABLE OF CONTENTS cont'd
                            ------------------------

                                                                          Page
                                                                          ----

         2.1      Conditions to Effectiveness ...........................  17

         2.2      Further Conditions to Each Revolving Credit Advance
                  and Each Letter of Credit Obligation ..................  19

3.       REPRESENTATIONS AND WARRANTIES .................................  20

         3.1      Corporate Existence; Compliance with Law ..............  20

         3.2      Executive Offices; Corporate or Other Names ...........  20

         3.3      Corporate Power; Authorization; Enforceable
                  Obligations ...........................................  20

         3.4      Financial Statements and Projections ..................  21

         3.5      Material Adverse Change ...............................  21

         3.6      Ownership of Property; Liens ..........................  21

         3.7      Restrictions; No Default ..............................  22

         3.8      Labor Matters .........................................  22

         3.9      Ventures, Subsidiaries and Affiliates; Outstanding
                  Stock and Indebtedness ................................  22

         3.10     Government Regulation .................................  23

         3.11     Margin Regulations ....................................  23

         3.12     Taxes .................................................  23

         3.13     ERISA .................................................  24

         3.14     No Litigation .........................................  24

         3.15     Brokers ...............................................  25

         3.16     Intellectual Property .................................  25

         3.17     Full Disclosure .......................................  25

         3.18     Hazardous Materials ...................................  26

         3.19     Insurance Policies ....................................  26

                            TABLE OF CONTENTS cont'd
                            ------------------------

                                                                          Page
                                                                          ----

         3.20     Deposit and Disbursement Accounts .....................  26

         3.21     Solvency ..............................................  26

4.       FINANCIAL STATEMENTS AND INFORMATION ...........................  26

         4.1      Reports and Notices ...................................  26

         4.2      Communication with Accountants ........................  27

5.       AFFIRMATIVE COVENANTS ..........................................  27

         5.1      Maintenance of Existence and Conduct of Business ......  27

         5.2      Payment of Charges and Claims .........................  28

         5.3      Books and Records .....................................  28

         5.4      Litigation ............................................  28

         5.5      Insurance .............................................  28

         5.6      Compliance with Laws ..................................  29

         5.7      Agreements; Leases ....................................  29

         5.8      Supplemental Disclosure ...............................  30

         5.9      Environmental Matters .................................  30

         5.10     Application of Proceeds ...............................  31

         5.11     Fiscal Year ...........................................  31

         5.12     Landlord's Waiver and Other Agreements ................  31

         5.13     Certain Obligations Respecting Subsidiaries ...........  31

         5.14     Further Assurances ....................................  31

         5.15     Appraisals ............................................  31

6.       NEGATIVE COVENANTS .............................................  31

                            TABLE OF CONTENTS cont'd
                            ------------------------

                                                                          Page
                                                                          ----

6.1      Mergers, Subsidiaries, Etc ..................................     32

6.2      Investments .................................................     32

6.3      Indebtedness ................................................     33

6.4      Affiliate and Employee Transactions .........................     33

6.5      Capital Structure and Business ..............................     34

6.6      Guaranteed Indebtedness .....................................     35

6.7      Liens .......................................................     35

6.8      Sale of Assets ..............................................     35

6.9      ERISA .......................................................     36

6.10     Financial Covenant ..........................................     37

6.11     Restricted Payments .........................................     37

6.12     Hazardous Materials .........................................     37

6.13     Sale-Leasebacks .............................................     38

6.14     Cancellation of Indebtedness ................................     38

6.15     Bank Accounts ...............................................     38

6.16     No Speculative Investments ..................................     38

6.17     Margin Regulations ..........................................     38

6.18     Limitation on Negative Pledge Clauses .......................     38

6.19     Material Contracts ..........................................     38

6.20     Leases ......................................................     38

6.21     Limitations on Modifications of Subordinated Note and
         Preferred Stock Subordinated Notes ..........................     39

6.22     Limitations on Modifications of E-Commerce Transaction
         Documents ...................................................     39

                            TABLE OF CONTENTS cont'd
                            ------------------------

                                                                          Page
                                                                          ----

7.       TERM..............................................................39

         7.1      Duration.................................................39

         7.2      Survival of Obligations..................................39

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES............................40

         8.1      Events of Default........................................40

         8.2      Remedies.................................................42

         8.3      Waivers by Borrower......................................42

9.       AGENT.............................................................42

         9.1      Appointment, Powers and Immunities.......................42

         9.2      Reliance by Agent........................................43

         9.3      Defaults.................................................43

         9.4      Rights as a Lender.......................................43

         9.5      Indemnification..........................................44

         9.6      Non-Reliance on Agent and Other Lenders..................44

         9.7      Failure to Act...........................................44

         9.8      Resignation of Agent.....................................45

         9.9      Consents under Loan Documents............................45

         9.10     Collateral Matters.......................................45

10.      SUCCESSORS AND ASSIGNS............................................46

         10.1     Successors and Assigns...................................46

         10.2     Assignments and Participations...........................46

11.      MISCELLANEOUS.....................................................49

                            TABLE OF CONTENTS cont'd
                            ------------------------

                                                                         Page
                                                                         ----

11.1     Complete Agreement; Modification of Agreement....................49

11.2     Fees and Expenses................................................50

11.3     No Waiver........................................................51

11.4     Remedies.........................................................51

11.5     Severability.....................................................51

11.6     Conflict of Terms................................................51

11.7     Right of Setoff..................................................51

11.8     Authorized Signature.............................................52

11.9     Notices..........................................................52

11.10    Section Titles...................................................53

11.11    Counterparts.....................................................53

11.12    Time of the Essence..............................................53

11.13    GOVERNING LAW....................................................53

11.14    WAIVER OF JURY TRIAL.............................................54

11.15    Publicity........................................................54

11.16    Collateral Documents.............................................55

11.17    Dating...........................................................55

INDEX OF ANNEXES, SCHEDULES AND EXHIBITS

Appendix 1      -      Revolving Credit Commitments and Lender Information
Annex A         -      Definitions; Rules of Construction
Annex B         -      Cash Management System
Annex C         -      Schedule of Closing Documents
Annex D         -      Financial Statements and Notices
Annex E         -      Insurance Requirements
Annex F         -      Letters of Credit
Schedule 3.2    -      Executive Offices; Trade Names
Schedule 3.4    -      Financial Statements and Projections
Schedule 3.5    -      Restricted Payments
Schedule 3.6    -      Real Estate and Leases
Schedule 3.8    -      Labor Matters
Schedule 3.9    -      Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.12   -      Tax Matters
Schedule 3.13   -      ERISA Plans
Schedule 3.14   -      Litigation
Schedule 3.16   -      Patents, Trademarks, Copyrights and Licenses
Schedule 3.19   -      Insurance Policies
Schedule 3.20   -      Disbursement and Deposit Accounts
Schedule 6.2    -      Investments
Schedule 6.3    -      Indebtedness
Schedule 6.4    -      Loans to and Transactions with Employees
Schedule 6.7    -      Liens
Schedule 6.19   -      Material Contracts
Schedule 11.8   -      Authorized Signatures
Exhibit A-1     -      Form of Notice of Revolving Credit Advance
Exhibit A-2     -      Form of Notice of Conversion/Continuation
Exhibit B       -      Form of Borrowing Base Certificate
Exhibit C       -      Form of Revolving Credit Note
Exhibit D       -      Security Agreement
Exhibit E       -      Form of Intercreditor Agreement
Exhibit F       -      Pledge Agreement
Exhibit G       -      Form of Assignment and Acceptance
Exhibit H       -      Second Amended and Restated Stockholder's Agreement
Exhibit I       -      Second Amended and Restated Registration Rights Agreement

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 26, 2000, among DICK'S SPORTING GOODS, INC., a Delaware Corporation ("BORROWER"), the lenders listed on the signature pages hereof or which pursuant to SECTION 10.2 shall become a "LENDER" hereunder (each individually a "LENDER" and collectively "LENDERS"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as agent hereunder for Lenders (in such capacity, together with its successors in such capacity, "AGENT").

                                    RECITALS


         A. The Borrower, the lenders parties thereto (the "EXISTING LENDERS") and General Electric Capital Corporation, as agent for the Existing Lenders, are parties to an Amended and Restated Credit Agreement, dated as of July 15, 1997, as amended by the First Amendment, dated as of July 23, 1997, the Second Amendment, dated as of October 13, 1998, the Third Amendment, dated as of January 27, 1999, the Fourth Amendment, dated as of April 16, 1999, the Fifth Amendment, dated as of October 29, 1999, the Sixth Amendment, dated as of April 26, 2000 and the Seventh Amendment, dated as of May 30, 2000 (as so amended, the "EXISTING CREDIT AGREEMENT").

         B. Pursuant to the Existing Credit Agreement, the Existing Lenders agreed to make certain revolving credit loans and/or certain other financial accommodations to Borrower of up to $140,000,000 upon the terms and conditions set forth therein.

         C. Each of the parties hereto wishes to and agrees to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.

         D. It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement, and that from and after the date hereof, the Existing Credit Agreement be of no further force and effect except as to evidence the incurrence of the "Obligations" thereunder and the representations and warranties made thereunder.

         E. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in ANNEX A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in ANNEX A shall govern. Unless otherwise indicated, all references in this Agreement to sections, subsections, schedules, exhibits, and attachments shall refer to the corresponding sections, subsections, schedules, exhibits, and attachments of or to this Agreement. All schedules, annexes, exhibits and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein shall mean the schedules and annexes as in effect as of the Closing Date. These Recitals shall be construed as part of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree that, effective on the Closing Date, the Existing Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

1.       AMOUNT AND TERMS OF CREDIT

         1.1      Revolving Credit Advances.
                  --------------------------

                  (a) Upon and subject to the terms and conditions hereof; each Lender severally agrees to make available (and continue outstanding any such advances outstanding pursuant to the terms of the Existing Credit Agreement), from time to time, until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor to Agent, advances (each, including any such advances outstanding pursuant to the terms of the Existing Credit Agreement, together with any payments made in respect of any Letter of Credit Obligations which are automatically deemed to constitute Revolving Credit Advances pursuant to paragraph 2 of ANNEX F, a "REVOLVING CREDIT ADVANCE") in an aggregate principal amount at any time outstanding up to but not exceeding the Revolving Credit Commitment of such Lender, provided that in no event shall the principal amount of the Revolving Credit Loan exceed the Availability. Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances under this SECTION 1.1; provided that Borrower shall give Agent notice of each such borrowing as provided in SECTION 1.1(b).

                  (b) Each Revolving Credit Advance shall be made on notice by Borrower to Agent at its address at 800 Connecticut Avenue, Two North, Norwalk, CT 06854, Attention: Dick's Account Manager, Telephone No. (203) 852-3600, Telecopy No. (203) 852-3640. Those notices must be given no later than (I) 12:00 noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2)12:00 noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT A-1, and shall include the information required in such Exhibit and such other information as may be required by Agent. Subject to SECTION 1.13, Agent shall promptly (and in any event prior to 2:00 p.m. (New York City time) on any day it receives a Notice of Revolving Credit Advance if the applicable borrowing is to occur on such day or prior to 5:00 p.m. (New York City time) on such day otherwise) notify each Lender thereof and on or prior to 3:00 p.m. on the date specified for such borrowing each Lender shall make available the amount of the Revolving Credit Advance(s) to be made by it on such date to Agent to such account of Agent as Agent may designate, in immediately available funds, for the account of Borrower. Notwithstanding anything to the contrary contained herein, if Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with SECTION 1.1(c).

                  (c) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in SECTION 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate

Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with SECTION 1.15(c) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,500,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 12:00 noon (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 12:00 noon (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in SECTION 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION") in the form of EXHIBIT A-2. Agent and Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Credit Advance or Notice of Conversion/Continuation reasonably believed by Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual knowledge to the contrary.

                  (d) The Revolving Credit Advances made by each Lender (including any such advances made pursuant to the terms of the Existing Credit Agreement) shall be evidenced by a single promissory note of Borrower for each Lender substantially in the form of EXHIBIT C, dated the Closing Date, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as in effect on the Closing Date and otherwise duly completed. The date and amount of each Revolving Credit Advance made by such Lender to Borrower and the date and amount of each payment or prepayment of principal thereof shall be recorded on the books and records of such Lender, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded, provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Lender's Revolving Credit Note. Subject to the terms and conditions hereof, each Lender agrees on the Closing Date to exchange its Revolving Credit Note (as defined in the Existing Credit Agreement) for such Lender's Revolving Credit Note issued pursuant to the terms hereof.

                  (e) Borrower shall furnish to Agent and each Lender a Borrowing Base Certificate completed and signed by an Executive Officer of Borrower, which sets forth a calculation of the Borrowing Base at the times and for the periods set forth in ANNEX D. Upon request of Agent, Borrower shall furnish to Agent and each Lender a more frequent Borrowing Base Certificate including on a daily basis prepared as of the end of each Business Day before the end of the next Business Day. Agent shall provide Borrower with no less than two Business Days' prior notice of a request for a more frequent Borrowing Base

Certificate. Borrower agrees that in making any Revolving Credit Advance hereunder Agent and each Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Agent by Borrower. Borrower further agrees that if Borrower shall have failed to deliver a Borrowing Base Certificate to Agent within the specified period Lenders shall be under no obligation to make any further Revolving Credit Advances or incur Letter of Credit Obligations until such time as such Certificate is delivered to Agent and Lenders.

                  (f) The failure of any Lender (such Lender until such failure has been cured by such Lender, a "NON-FUNDING LENDER") to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "OTHER LENDER") of its obligation to make its Revolving Credit Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Revolving Credit Notes (including exercising any rights of off-set) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Revolving Credit Notes shall be taken in concert and at the direction or with the consent of Agent or Required Lenders and not individually by a single Lender.

                  (g) To the extent any amounts are due and owing from Borrower on account of the Obligations, Agent may make Revolving Credit Advances for Borrower's account pursuant to SECTION 1.10.

         1.2      Repayment: Termination of Commitment.
                  -------------------------------------

                  (a) Borrower hereby promises to pay to Agent for account of each Lender the entire outstanding principal amount of the Revolving Credit Loan and all other outstanding Obligations (including any Revolving Credit Advances made pursuant to the terms of the Existing Credit Agreement), and the Revolving Credit Loan and all other outstanding Obligations shall mature, on the Commitment Termination Date.

                  (b) In the event that the outstanding principal amount of the Revolving Credit Loan shall, at any time, exceed the Borrowing Availability, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess. In the event that, at any time, no Revolving Credit Advances are outstanding and the Letter of Credit Obligations exceed the Borrowing Base then in effect, Borrower shall make arrangements, as provided in paragraph 5 of ANNEX F, for satisfaction of Letter of Credit Obligations in the amount of such excess.

                  (e) Borrower shall have the right at any time upon ten (10) days' prior written notice to Agent to voluntarily terminate the Aggregate Revolving Credit Commitment

(in whole but not in part) without premium or penalty. Upon such termination, Borrower's right to receive Revolving Credit Advances and the benefit of Letter of Credit Obligations and Borrower's obligation to pay the Non-use Fee shall simultaneously terminate, and, notwithstanding anything to the contrary contained herein or in any Loan Document, the entire outstanding balance of the Revolving Credit Loan and all other Obligations shall be immediately due and payable. On the date of such termination, Borrower shall pay to Agent in immediately available funds all of the Obligations, and any accrued and unpaid interest thereon, and make arrangements, in accordance with paragraph 5 of ANNEX F, for satisfaction of any outstanding Letter of Credit Obligations.

         1.3 USE OF PROCEEDS. Borrower shall use the proceeds of the Revolving Credit Loan only (a) for payment of Fees, expenses and other costs incurred in connection with this Agreement, (b) for the financing of Borrower's ordinary working capital needs and Capital Expenditures permitted by the terms of this Agreement and the other Loan Documents, (c) for a preferred equity investment in DSG Holdings in an amount not in excess of $ 10,000,000 less the non-cash investment by Borrower in the preferred equity capital of DSG Holdings contemplated by Section 6.2(g), PROVIDED that such non-cash investment shall not be less than $5,000,000, (d) to repurchase up to 59.8% of the common stock of Borrower issued upon the conversion of the Preferred Stock as contemplated by the Information Statement; PROVIDED, that (i) such conversion and repurchase shall be consummated on substantially the terms set forth in the Information Statement and, in any event, on or prior to June 29, 2000 and (ii) without limiting the foregoing, the aggregate consideration paid in cash by Borrower in connection with such repurchase shall not exceed $45,000,000, and (e) for payments due under the Preferred Stock Subordinated Notes in accordance with the terms thereof and SECTION 6.11.

         1.4 INTEREST ON REVOLVING CREDIT ADVANCES.

         (a) Borrower shall pay interest on the Revolving Credit Loan to Agent for the account of each Lender, (i) in the case of Index Rate Loans, in arrears for the preceding calendar month, on the second Business Day of each calendar month commencing on July 5, 2000, (ii) in the case of LIBOR Loans, in arrears, on the last day of each LIBOR Period therefor, (iii) on the Commitment Termination Date, and (iv) if any interest accrues or remains payable after the Commitment Termination Date, upon demand. If any interest or other payment under this Agreement becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (b) Borrower shall be obligated to pay interest to Agent for the account of each Lender on the outstanding balance of the Revolving Credit Loan
(i) with respect to Index Rate Loans at a floating rate equal to the Index Rate (as in effect from time to time) plus the Applicable Margin, and (ii) with respect to LIBOR Loans, for each LIBOR Period relating thereto, the LIBOR Rate for such Loan for such LIBOR Period plus the Applicable Margin. All computations of interest shall be made by Agent and on the basis of a three hundred and sixty
(360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

                  (c) Upon the occurrence and during the continuance of any Default, (i) any outstanding LIBOR Loan may be converted by the Agent (in its discretion) to an Index Rate Loan, and (ii) the Required Lenders may in their discretion, by giving notice to Borrower of their intention to do so, increase as of the date of such notice the interest rate applicable to all of the Obligations, including the Revolving Credit Loan, to the Default Rate and increase the rate for calculation of Letter of Credit Fees by two percent (2%) per annum above the rate otherwise applicable; provided, however, that upon the occurrence of an Event of Default specified in SECTION 8.1(f), (g) OR (h), the interest rate applicable to all of the Obligations and the rate for calculation of Letter of Credit Fees shall be increased automatically as provided above without the necessity of any action on the part of Required Lenders.

                  (d) Notwithstanding anything to the contrary set forth in this
SECTION 1.4, if, at any time until the Termination Date, the rate of interest payable to any Lender hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto(the "Maximum Lawful Rate"), then in such event and so long as the MAXIMUM LAWFUL RATE would be so exceeded, the rate of interest payable hereunder to such Lender shall be equal to the Maximum Lawful Rate; PROVIDED, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender from the making of Revolving Credit Advances hereunder is equal to the total interest which such Lender would have received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable to such Lender hereunder shall be the rate of interest provided in SECTIONS 1.4
(b) THROUGH (c) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this SECTION 1.4(d), shall make a final determination that a Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any lawful interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

         1.5 ELIGIBLE INVENTORY. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall determine which Inventory shall be deemed Eligible Inventory for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan.

         1.6 FEES.

                  (a) Borrower agrees to pay to Agent for the account of Lenders an unused facility fee (the "NON-USE FEE") equal to one quarter of one percent (0.25%) per annum on the average unused daily balance of the Lenders' Revolving Credit Commitments, payable in arrears (a) for the preceding calendar month, on the second Business Day of the succeeding calendar month commencing on the second Business Day of the calendar month immediately succeeding the Closing Date, and (b) on the Commitment Termination Date. All computations of the foregoing fee shall be made by Agent on the basis of a three hundred sixty (360) day year, and for the actual number of days occurring in the period for which such fee is payable.

                  (b) (Intentionally Omitted.)

                  (c) Borrower agrees to pay to Agent for the account of Lenders a Letter of Credit fee (the "LETTER OF CREDIT FEE") equal to one and one quarter of one percent (1.25%) of the face amount of outstanding Letters of Credit, payable in arrears for the preceding calendar month, on the second Business Day of the succeeding calendar month commencing on the second Business Day of the calendar month immediately succeeding the Closing Date. All computations of the foregoing fee shall be made by Agent and on the basis of a three hundred sixty
(360) day year, in each case for the actual number of days occurring in the period for which such fee is payable.

                  (d) Borrower agrees to pay to Agent for its own account and the Lenders' account, as the case may be, such other fees and charges as are set forth in the separate fee letters between Borrower and Agent.

         1.7 CASH MANAGEMENT SYSTEM. On or prior to the Closing Date, Borrower will establish and maintain until the Termination Date the cash management system described in Annex B.

         1.8 RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due in Dollars in immediately available funds to the Collection Account. For purposes of computing interest and Fees and receipt of payments (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Agent upon deposit no later than 2:00 p.m. (New York City time) in the Collection Account in accordance with the Concentration Account Agreement and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received two (2) Business Days following deposit in the Collection Account (together with notice to Agent of such deposit). For purposes of determining the Borrowing
Availability: (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Agent upon deposit in the Collection Account in accordance with the Concentration Account Agreement; and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received upon deposit in the Collection Account (together with notice to Agent of such deposit). Subject to
SECTION 1.13, each payment received by Agent under this Agreement or any Revolving Credit Note or any other Loan Documents for the account of the Lenders shall be paid by Agent promptly to the Lenders, in the same funds received, for application to the Revolving Credit Advances or other Obligations in respect of which such payment is made.

         1.9 PROPORTIONATE SHARES. Except to the extent otherwise provided herein and subject to Section 1.13: (i) each borrowing of the Revolving Credit Loan from Lenders shall be incurred and made by the Lenders according to their respective Proportionate Shares; and (ii) each payment or prepayment of principal of the Revolving Credit Loan by Borrower shall be made for the account of the relevant Lenders in accordance with their respective Proportionate Shares; and (iii) each payment of interest on the Revolving Credit Loan, Non-use Fees and Letter of Credit Fees by Borrower shall be made for the account of the Lenders in accordance with their Proportionate Shares.

         1.10 APPLICATION AND ALLOCATION OF PAYMENTS. Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations and in repayment of the Revolving Credit Loan, Letter of Credit Obligations and other Obligations as Agent may deem advisable. Notwithstanding the foregoing, in the absence of a specific determination by Agent with respect thereto or if an Event of Default shall have occurred and be continuing, the same shall be applied in the following order: (a) the principal of any Revolving Credit Advances made by Agent under SECTION 1.13(a); (b) then due and payable Fees, expenses and other Obligations owing to Agent; (c) then due and payable Fees and expenses of Lenders; (d) then due and payable interest payments on the Revolving Credit Loan in accordance with SECTION 1.13(d); (e) Obligations to Lenders other than Fees, expenses and interest and principal payments; (f) principal of the Revolving Credit Loan; and (g) to the extent there are no other Obligations then due and payable, to Borrower or its successors or assigns or as a court of competent jurisdiction may direct. Agent on behalf of Lenders is authorized to, and at its option may, make or cause to be made Revolving Credit Advances by Lenders on behalf of Borrower for payment of all Fees, expenses, charges, costs, principal, interest or other Obligations then due and payable by Borrower under this Agreement or any of the Loan Documents (including any payments made by Agent under SECTION 5.5(a) or any costs or expenses payable by Borrower under SECTION 11.2), even if the conditions precedent in SECTION 2.2 have not been satisfied with respect to such Revolving Credit Advance, including if the making of such Revolving Credit Advances causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability.

         1.11 NON-RECEIPT OF FUNDS BY AGENT. Unless Agent shall have been notified by a Lender or Borrower ("PAYOR") prior to the date on which (i) such Lender is to make payment to Agent of the proceeds of a Revolving Credit Advance to be made by such Lender hereunder or (ii) Borrower is to make payment to Agent for account of one or more of Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if Payor has not in fact made the Required Payment to Agent, the recipient(s) of such payment shall, on demand, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Index Rate for such period. Nothing in this SECTION 1.11 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any

Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

         1.12 SHARING OF PAYMENTS, ETC.

                  (a) Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as between Lenders, to the provisions of the last sentence of SECTION 1.1(f)), to offset balances held by it for the account of Borrower at any of its offices, in Dollars or in any other Currency, against any principal of or interest on any of such Lender's Revolving Credit Advances or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender (including Agent) shall obtain from Borrower payment of any principal of or interest on any Revolving Credit Advance owing to it or payment of any other amount under this Agreement or any Revolving Credit Note held by it or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Proportionate Share of the principal of or interest on the Revolving Credit Advances or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in (or, if and to the extent specified by such Lender, direct interests in) the Revolving Credit Advances or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Proportionate Shares. Amounts received by Agent under this paragraph shall be treated as a payment received by Borrower under SECTION 1.10. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with
SECTION 1.12(a), all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Revolving Credit Advances or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this SECTION 1.12 applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 1.12 to share in the benefits of any recovery on such secured claim.

         1.13 SETTLEMENT PROCEDURES.

                  (a) In order to administer the Revolving Credit Loan in an efficient manner and to minimize the transfer of funds between Agent and Lenders, so long as the conditions precedent set forth in SECTION 2.1 and
SECTION 2.2, as the case may be, remain satisfied, Agent may, in its discretion, subject to the following paragraphs (b), (c) and (d), make available, on behalf of Lenders, the full amount of the Revolving Credit Advances in an amount of up to $10,000,000 outstanding on any day (after application of payments received on such day) requested or deemed requested by Borrower pursuant to SECTION 1.1(b) and SECTION 1.1(g), without notice to Lenders of the proposed Revolving Credit Advance pursuant to SECTION 1.1(b).

                  (b) If Agent shall have made one or more Revolving Credit Advances on behalf of Lenders as provided in this SECTION 1.13(b), the amount of each Lender's Proportionate Share of the outstanding Revolving Credit Advances (for purposes of this SECTION 1.1 3(b)) shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of the outstanding Revolving Credit Advances as of 5:00 P.M. (New York City time) on the Business Day immediately preceding the date of each computation; PROVIDED, that Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly. Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Revolving Credit Advances for such period (such week or lesser period or periods being hereafter referred to as a "SETTLEMENT PERIOD"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 Noon (New York City time) then such Lender shall make the transfers described in the next succeeding sentence no later than 2:00 P.M. (New York City time) on the day such summary statement was sent, and if such summary statement is sent by Agent and received by a Lender after 12:00 Noon (New York City time), such Lender shall make such transfers no later than 2:00 P.M. (New York City time) on the next succeeding Business Day. If, in any Settlement Period, the amount of a Lender's Proportionate Share of the outstanding Revolving Credit Advances is more than such Lender's Proportionate Share of the outstanding Revolving Credit Advances for the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase; and on the other hand, if the amount of a Lender's Proportionate Share of the outstanding Revolving Credit Advances in any Settlement Period is less than the amount of such Lender's Proportionate Share of the outstanding Revolving Credit Advances for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by Agent. Each of Agent and Lenders agrees to mark its books and records at the end of each Settlement Period to show at all times the Dollar amount of its Proportionate Share of the outstanding Revolving Credit Advances.

                  (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Revolving Credit Advances by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to
SECTION 1.13(a).

                  (d) Because Agent, on behalf of Lenders, may be advancing or may be repaid Revolving Credit Advances prior to the time when Lenders will actually advance or be repaid Revolving Credit Advances, interest, Non-use Fees and Letter of Credit Fees with respect to the outstanding Revolving Credit Advances shall be allocated by Agent to each Lender (including Agent), and the amount of each Lender's (including Agent's) Proportionate Share shall be computed daily, in accordance with the amount of the outstanding Revolving Credit Advances actually advanced by and repaid to each Lender (including Agent) on each day during each Settlement Period and shall accrue from and including the date such Revolving Credit Advances are advanced by Agent to but excluding the date such Revolving Credit Advances are repaid by Borrower in accordance with SECTION 1.2 or actually settled by the applicable Lender as described in this SECTION 1.13. On the second Business Day of each calendar month (an "INTEREST SETTLEMENT DATE"), Agent will advise each Lender by telephone, telex or telecopy of the amount of such Lender's Proportionate Share of interest paid and Non-use Fees and Letter of Credit Fees paid for the benefit of Lenders on the Revolving Credit Loan as of such Interest Settlement Date. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Loan Documents, Agent will pay to such Lender, by wire transfer to such Lender not later than 12:00 noon (New York time) on the next Business Day following the Interest Settlement Date, such Lender's Proportionate Share of interest paid and Non-use Fees and Letter of Credit Fees paid for the benefit of Lenders on the Revolving Credit Loan.

         1.14 ACCOUNTING. Agent will provide a monthly accounting of transactions under the Revolving Credit Loan to Borrower. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Agent's determination, based upon the facts available, of any disputed item shall (absent manifest error) be final, binding and conclusive on Borrower.

         1.15 INDEMNITY.

                  (a) Borrower shall indemnify and hold Agent, each Lender and their respective Affiliates, and each of their respective officers, directors, employees and their respective attorneys and agents (each, an "INDEMNIFIED PERSON"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs and regardless of whether the Indemnified Person is a party to such Claim, PROVIDED, that Borrower shall not be liable for any indemnification to such Indemnified Person with respect to any portion of any such Claim which results solely from such Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The foregoing indemnity obligations of Borrower shall be in addition to, and not in limitation of, any other liability or obligations that Borrower or any other Person may have to any Indemnified Person, by contract, at common law or otherwise, included but not limited to any right of contribution. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY.

In any suit proceeding or action brought by Agent or Lenders relating to any Collateral for any sum owing in respect thereof or to enforce any provision of any Collateral, Borrower shall save, indemnify and keep Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower, all such obligations of Borrower shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Agent or Lenders.

                  (b) Borrower hereby acknowledges and agrees that neither Agent nor any Lender (as of the date hereof) is now or has ever been in control of any of the Subject Property or the affairs of any Loan Party.

                  (c) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if(i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this Section, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this SECTION 1.15(c), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within thirty (30) Business Days of receipt thereof, specifying the basis for such objection in detail.

         1.16 ACCESS. Borrower shall: (a) provide access during normal business hours to Agent and any of its officers, employees and agents as frequently as Agent determines to be appropriate upon reasonable advance notice to Borrower (unless a Default shall have occurred and be continuing, in which event no such notice shall be required and such access shall be at any and all times) to the properties and facilities of Borrower or any of its Subsidiaries; (b) permit Agent and any of its officers, employees and agents, as frequently as Agent determines to be appropriate, to inspect, audit and make extracts from all of Borrower's records, files and books of account; and (c) permit Agent and any of its officers, employees and agents, as frequently as Agent determines to be appropriate, upon reasonable advance notice to Borrower (unless a Default shall have occurred and be continuing, in which event no such notice shall be required and such access shall be at any and all times) to conduct audits to inspect, review and evaluate the Collateral, and Borrower agrees to render to Agent at Borrower's cost and expense such clerical and other assistance as may be reasonably requested with regard thereto. Borrower shall make available to Agent and each Lender and their respective counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents in Borrower's custody or control or otherwise belonging to or property of Borrower which Agent or any Lender may reasonably request. Borrower shall deliver any document or instrument reasonably necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall make available to Agent upon its reasonable request information and records prepared by its certified public accountants and its banking and other financial institutions. Notwithstanding the foregoing, nothing in this
SECTION 1.16 or otherwise in any Loan Document shall require Borrower to disclose to Agent, any Lender, or any of their respective officers, employees or agents, any documents, instruments or other information protected by the attorney-client privilege if (i) in the opinion of counsel reasonably acceptable to Agent such privilege has not previously been waived or lost, (ii) in the opinion of counsel reasonably acceptable to Agent such disclosure could reasonably be expected to cause Borrower to waive the benefit of such privilege and (iii) losing the benefit of such privilege would be materially detrimental to Borrower.

         1.17 TAXES.

                  (a) Any and all payments by or on behalf of Borrower hereunder or under the Revolving Credit Note, or any other Loan Document, shall be made, in accordance with this SECTION 1.17, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note or any other Loan Document to Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.17) Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Notwithstanding the foregoing, Borrower shall not be required to increase any such sum payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (f) of this Section.

                  (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement excluding taxes, charges or similar levies that are imposed on or measured by the net income of any Lender by the United States of America, the jurisdiction under the laws of which such Lender is organized or the jurisdiction in which such Lender's applicable lending office is located or, in each case any political subdivision thereof (hereinafter referred to as "OTHER TAXES").

                  (c) Borrower shall indemnify and pay, within ten (10) days of demand therefor, Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.17) paid by Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

                  (d) Within thirty (30) days after the date of any such payment of Taxes or Other Taxes described in SECTION 1.1 7(a), (b) OR (c), Borrower shall furnish to Agent or such Lender, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) If any Lender subsequently receives from a taxing authority a refund of any Tax or Other Tax previously paid by Borrower and for which Borrower has indemnified Lender pursuant to this SECTION 1.17, such Lender shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable law, pay to Borrower the net amount of any such refund after deducting taxes and expenses attributable thereto and any taxes which such Lender is required to withhold from the payment to Borrower.

                  (f) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) deliver to Borrower and Agent two duly completed copies of United States Internal Revenue Service Form W-8ECI or Form W-8BEN, or successor applicable form, as the case may be;

                           (ii) deliver to Borrower and Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower; and

                           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Borrower or Agent;

PROVIDED that no event (including any change in treaty, law or regulation or the official interpretation thereof) has occurred prior to the date on which any such delivery would otherwise be required which renders a form inapplicable or which prevents such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrower and Agent. Subject to the foregoing proviso, such Lender shall certify that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Person that shall become a Lender or a Participant pursuant to SECTION 10.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         1.18 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement including Annex F, Borrower shall have the right to request, and each Lender agrees to incur, the Letter of Credit Obligations (and Revolving Credit Advances and other obligations in respect thereof) in accordance with the terms and conditions set forth in ANNEX F.

         1.19 CAPITAL ADEQUACY. Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that it reasonably determines are attributable to the maintenance by such Lender, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any Governmental Authority (a) following any Regulatory Change or
(b) implementing after the date hereof any risk-based capital guideline or other capital requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any Governmental Authority, of capital in respect of such Lender's Revolving Credit Commitment, Revolving Credit Advances and/or Letter of Credit Obligations hereunder (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender to a level below that which such Lender could have achieved but for such law, regulation, interpretation, directive or request). Each Lender shall notify Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under this SECTION 1.19 as promptly as practicable, but in any event within 90 days, after such Lender obtains actual knowledge thereof; PROVIDED that if any Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this SECTION 1.19 in respect of any costs resulting from such event, only be entitled to payment under this SECTION 1.19 for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice. Each Lender will furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this SECTION 1.19. Determinations and allocations by any Lender for purposes of this SECTION 1.19 of the effect of any Regulatory Change pursuant to or of capital maintained pursuant to this SECTION 1.19, on its costs or rate of return of maintaining Revolving Credit Advances or its Revolving Credit Commitment and of the amounts required to compensate such Lender under this SECTION 1.19, shall be conclusive absent manifest error.

         1.20 INCREASED COSTS.

                  If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this SECTION 1.20.

         1.21 ILLEGALITY.

                  Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

         1.22 REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTION 1.17(a), 1.19 or 1.20 Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, PROVIDED that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this
SECTION 1.22 shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 1.17(a), 1.19 AND 1.20.

2.       CONDITIONS PRECEDENT

         2.1      Conditions to Effectiveness.

         Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent or any Lender hereunder, the effectiveness of this Agreement and the obligation of Agent and Lenders to make and/or continue any Revolving Credit Advances hereunder, to incur any Letter of Credit Obligations, or to take, fulfill, or perform any other action hereunder, are subject to the fulfillment of the following conditions to the satisfaction of Agent (and to the extent specified below, of Lenders):

                  (a) This Agreement or counterparts thereof shall have been duly executed by Borrower and delivered to Agent and each Lender.

                  (b) Agent and Lenders shall have received such documents, instruments, certificates, opinions and agreements as Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements and other materials listed in the Schedule of Documents each in form and substance satisfactory to Agent and each Lender.

                  (c) Evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms and to the execution and delivery, of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

                  (d) Evidence satisfactory to Agent that the insurance policies provided for in SECTION 3.19 and ANNEX E are in full force and effect, together with appropriate evidence showing a loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of Agent and Lenders and in form and substance satisfactory to Agent.

                  (e) Payment by Borrower to Agent (i) for its account and the account of Lenders, as the case may be, of all Fees, costs, and expenses of closing (including fees and expenses of consultants and counsel to Agent presented as of the Closing Date), and (ii) for the account of the Existing Lenders, all interest, letter of credit fees and unused line fees under the Existing Credit Agreement accrued through, but not including, the Closing Date, plus any and all reimbursable expenses or other charges payable by Borrower under the Existing Credit Agreement accrued through the Closing Date, whether or not then due and payable.

                  (f) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby and thereby and which, in Agent's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  (g) Borrower will have no Subsidiaries, other than DAMC (provided DAMC owns no Inventory and its condition (financial and other), operations, business, liabilities, assets, properties and other activities are satisfactory to Agent).

                  (h) Since January 29, 2000, other than as disclosed in the Borrower's internally prepared unaudited financial statements for the three-month period ended approximately April 29, 2000 delivered to Agent by Borrower, none of the following shall have occurred and be continuing: (i) a Material Adverse Effect; (ii) a material increase in liabilities, liquidated or contingent, or a material decrease in assets of Borrower; (iii) any litigation or other proceeding is pending or threatened which if successful could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; or (iv) any material adverse change in the leveraged finance bank market.

                  (i) Each Lender shall be satisfied, in its reasonable judgment, with (i) the corporate, capital, tax, legal and management structure of each Loan Party; (ii) the nature and status of all contractual obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting any Loan Party; and (iii) the terms of Borrower's Subordinated Note and other Indebtedness and Borrower's Preferred Stock, stockholders' agreements (including the Preferred Stock Agreements), voting trust agreements, stock redemption agreements, and other agreements with shareholders (including payments, covenants, defaults and remedies thereunder) and any earnout or deferred compensation arrangements with management of Borrower).

                  (j) Agent and Lenders shall have received for the three-month period ended April 29, 2000 a balance sheet and statements of operations and cash flows of Borrower and its Subsidiaries certified by the Chief Financial Officer of Borrower and in form and substance satisfactory to Agent.

                  (k) Agent and Lenders shall have received as of the Closing Date the Projections in form and substance satisfactory to Agent.

                  (l) Agent and Lenders shall have received as of the Closing Date the acknowledgment and agreement of DAMC that from and after the Closing Date (i) each Collateral Document to which it is a party shall continue without any diminution thereof and shall remain in full force and effect and (ii) each reference in such Collateral Documents to the "Agent", "Lenders", "Credit Agreement", and "Obligations" shall be references to, respectively, the Agent, the Lenders, this Agreement, and the Obligations defined in this Agreement.

The execution of this Agreement by each Lender shall be an acknowledgment by such Lender that the conditions set forth in this SECTION 2.1 have been satisfied or provided for in a manner satisfactory to such Lender.

     2.2 FURTHER CONDITIONS TO EACH REVOLVING CREDIT ADVANCE AND EACH LETTER OF CREDIT OBLIGATION.

         No Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation unless the following conditions have been fulfilled:

         (a) Each Loan Party's representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Closing Date and the date on which such Revolving Credit Advance is made or such Letter of Credit Obligations are incurred, as the case may be, as though made on or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date and except for changes therein permitted or contemplated by this Agreement.

         (b) No event shall have occurred and be continuing, or would result from the making of such Revolving Credit Advance or the incurrence of such Letter of Credit Obligation, as the case may be, which constitutes or would constitute a Default.

         (c) After giving effect to such Revolving Credit Advance or the incurrence of such Letter of Credit Obligation, the aggregate principal amount of the Revolving Credit Loan shall not exceed the Borrowing Availability.

The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance, the incurrence of any Letter of Credit Obligation or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in SECTION 2.1 and this SECTION 2.2 have been satisfied and (ii) a confirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.


3.   REPRESENTATIONS AND WARRANTIES

     To induce Agent and Lenders to enter into this Agreement, make the Revolving Credit Loans and incur the Letter of Credit Obligations, Borrower represents and warrants to Agent and Lenders that:

     3.1 CORPORATE EXISTENCE: COMPLIANCE WITH LAW. Each Loan Party: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect; (b) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (c) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except to the extent any failure to obtain any such license, permit, consent or approval or make any such filing or give any such notice, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect; (d) is in compliance with its certificate or articles of incorporation and by-laws; and (e) is in compliance in all respects with all applicable provisions of law except to the extent that such non-compliance, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

     3.2 EXECUTIVE OFFICES; CORPORATE OR OTHER NAMES. The current locations of each Loan Party's executive offices, principal place of business, corporate offices, all warehouses and premises within which any Collateral is stored or located, and the locations of all Borrower's records concerning the Collateral are set forth in SCHEDULE 3.2 and, except as set forth in SCHEDULE 3.2, such locations have not changed during the preceding 12 months. During the prior five
(5) years, except as set forth in SCHEDULE 3.2, no Loan Party has been known as or used any corporate, fictitious or trade name.

     3.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and all other instruments and documents to be delivered by such Loan Party hereunder and thereunder to the extent it is a party thereto and the creation of all Liens provided for herein and therein: (a) are within such Loan Party's corporate power; (b) have been duly authorized by all necessary corporate and, if any, shareholder action; (c) are not in contravention of any provision of such Loan Party's certificates or articles of incorporation or by-laws or other organizational documents; (d) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality;
(e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (f) will not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Agent or Lenders, all pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in
SECTION 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of each Loan Party which is a party thereto and each shall then constitute a legal, valid and binding obligation of such Loan Party to the extent it is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights and to equitable principles of general applicability.

     3.4 FINANCIAL STATEMENTS AND PROJECTIONS. Borrower has delivered the Financial Statements and Projections identified in SCHEDULE 3.4, and each of such Financial Statements and Projections complies with the description thereof contained in SCHEDULE 3.4.

     3.5 MATERIAL ADVERSE CHANGE. Except as set forth in SCHEDULE 3.5, neither Borrower nor any of its Subsidiaries has any material obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the audited January 29, 2000 consolidated balance sheet of Borrower, which, individually or in the aggregate could reasonably be expected to have or result in a Material Adverse Effect. As of the date hereof, there has been no material deviation from the Projections provided to Agent and Lenders. Except as otherwise permitted hereunder or as set forth in
SCHEDULE 3.5, no Restricted Payment has been made since February 25, 1995, and no shares of Stock of Borrower have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by Borrower. Other than as disclosed in Borrower's internally prepared unaudited financial statements for the three-month period ended approximately April 29, 2000 delivered to Agent by Borrower, since January 29,2000, no event or events have occurred or are continuing which, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

     3.6 OWNERSHIP OF PROPERTY; LIENS. Except as described in SCHEDULE 3.6, the real estate listed in SCHEDULE 3.6 constitutes all of the real property owned, leased, or used in its business by each Loan Party. Each Loan Party holds (a) good and marketable fee simple title to all of its owned real estate, (b) valid and marketable leasehold interests in all of such Loan Party's Leases and (c) good and marketable title to all of its other properties and assets. None of the properties and assets of any Loan Party are subject to any Liens, except (x) Permitted Encumbrances and (y) from and after the Closing Date, the Lien in favor of Agent and Lenders pursuant to the Collateral Documents. Each Loan Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Loan Party's right, title and interest in and to all such real estate and other assets or property. Except as described in SCHEDULE 3.6, (i) no Loan Party and, to Borrower's knowledge, no other party to any Lease is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, to Borrower's knowledge, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease, (ii) no Loan Party owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Loan Party except as set forth in
SCHEDULE 3.6, and (iii) no material portion of any real property owned or leased by any Loan Party has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. All permits required to have been issued or appropriate to enable the real property owned or leased by any Loan Party to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect, except to the extent that the failure to have any such permit or permits, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

     3.7 RESTRICTIONS; NO DEFAULT. No Contract, lease, agreement, instrument or other document to which any Loan Party is a party or by which it or any of its properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation, individually or in the aggregate, has had or resulted in or could reasonably be expected to have or result in a Material Adverse Effect. No Loan Party is in default and, to Borrower's knowledge, no third party is in default, under or with respect to any Contract, lease, agreement, instrument or other documents to which any Loan Party is a party, which default or defaults, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. No Default has occurred and is continuing.

     3.8 LABOR MATTERS. There are no strikes or other material labor disputes against any Loan Party that are pending or, to Borrower's knowledge, threatened. Hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable laws dealing with such matters which individually, or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. All material payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party. Except as set forth in SCHEDULE 3.8, no Loan Party has any obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a correct and complete copy of each agreement listed in SCHEDULE 3.8 has been provided to Agent. There is no organizing activity involving any Loan Party pending or, to Borrower's knowledge, threatened by any labor union or group of employees. Except as set forth in
SCHEDULE 3.14, there are no representation proceedings pending or, to Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition, and, there are no complaints or charges against any Loan Party pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual.

     3.9 VENTURES; SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except for DAMC, Borrower has no Subsidiaries. DAMC engages in no business, operations or other activities and owns no property or assets and has no liabilities other than to the extent contemplated and permitted by SECTION
6.5. Borrower is not engaged in any joint venture or partnership with, or, except as set forth in SCHEDULE 3.9 an Affiliate of, another Person. Except as set forth in SCHEDULE 3.9, there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which any Loan Party may be required to issue, sell or purchase any Stock or other equity security. SCHEDULE
3.9 lists all outstanding Stock of each Loan Party and the percentage of ownership and voting interests of the owners thereof as of the Closing Date.
SCHEDULE 6.3 lists all Indebtedness of each Loan Party as of the Closing Date.

     3.10 GOVERNMENT REGULATION. No Loan Party is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits such Loan Party's ability to incur Indebtedness, pledge its assets, or to perform its obligations hereunder, or under any other Loan Document; and the making of the Revolving Credit Advances and the incurrence of the Letter of Credit Obligations, in each case by Lenders, the application of the proceeds and repayment thereof by Borrower, and the consummation of the transactions contemplated by this Agreement and the other Loan Documents, will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.11 MARGIN REGULATIONS. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Revolving Credit Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Borrower will not take any action which might cause any Loan Document or any document or instrument delivered pursuant hereto or thereto to violate any regulation of the Board of Governors of the Federal Reserve Board.

     3.12 TAXES. Except as set forth in SCHEDULE 3.12, all federal, state, local and foreign tax returns, reports and statements, including information returns required to be filed by each Loan Party, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Except as set forth in SCHEDULE 3.12, each Loan Party has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by each Loan Party from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.
SCHEDULE 3.12 sets forth those taxable years for which any of the tax returns of each Loan Party are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in SCHEDULE 3.12, no Loan Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the property owned by any Loan Party is property which it is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). No Loan Party has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. No Loan Party has any obligation under any tax sharing agreement or arrangement except as described in SCHEDULE 3.12.

     3.13 ERISA. SCHEDULE 3.13 lists all Plans maintained or contributed to by any Loan Party and all Qualified Plans, unfunded Pension Plans, or Welfare Plans maintained or contributed to by any ERISA Affiliate. Neither any Loan Party nor any current or former ERISA Affiliate sponsors (or has sponsored), contributes to (or has contributed to), or is (or was) required to contribute to any Title IV Plan, any Plan subject to IRC Section 412 or ERISA Section 302, or any Retiree Welfare Plan. IRS determination letters regarding the qualified status under IRC Section 401 of each Qualified Plan have been received as of the dates listed in SCHEDULE 3.13. Each of the Qualified Plans has been amended to comply with the Tax Reform Act of 1986 and to make other changes required under the IRC or ERISA, and if such required amendments are not subject to the determination letters described in the previous sentence, each Qualified Plan so amended will be submitted to the IRS for a determination letter as to the ongoing qualified status of the Plan under the IRC within the applicable IRC Section 401(b) remedial amendment period; and each such Plan shall be amended, including retroactive amendments, as required during such determination letter process to maintain the qualified status of such Plans. To the knowledge of Borrower, the

Qualified Plans as amended continue to qualify under Section 401 of the IRC, the trusts created thereunder continue to be exempt from tax under the provisions of IRC Section 501(a), and nothing has occurred which would cause the loss of such qualification or tax-exempt status. To the knowledge of Borrower, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan. No Loan Party has engaged in a prohibited transaction, as defined in IRC Section 4975 or Section 406 of ERISA, in connection with any Plan which would subject any such Person (after giving effect to any exemption) to a material tax on prohibited transactions imposed by IRC Section 4975 or any other material liability. Except as set forth in SCHEDULE 3.13: (i) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) any Loan Party or any ERISA Affiliate with respect to any Plan; (ii) each Loan Party and each ERISA Affiliate has complied with the notice and continuation coverage requirements of IRC Section 4980B and the proposed or final regulations thereunder; and (iii) no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

     3.14 NO LITIGATION. Except as set forth in SCHEDULE 3.14, no litigation, action, suit, claim, arbitration, investigation or other proceeding is now pending or, to the knowledge of Borrower, threatened against any Loan Party, at law, in equity or otherwise, (a) which challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder or any Liens granted to Agent, on behalf of itself and each of Lenders, or (b) which if determined adversely, individually or in the aggregate, could have or result in a Material Adverse Effect. To the knowledge of Borrower, there does not exist a state of facts which could reasonably be expected to give rise to any such litigation, action, suit, claim, arbitration, investigation or other proceeding.

     3.15 BROKERS. No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated by the Loan Documents and Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     3.16 INTELLECTUAL PROPERTY. Except where the failure to own any such Intellectual Property right, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect, each Loan Party owns all Intellectual Property which is necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and, to Borrower's knowledge, proposed to be conducted by it, each of which is listed, together with United States Patent and Trademark Office application or registration numbers, where applicable, in SCHEDULE 3.16. Each Loan Party conducts business without infringement or claim of infringement of any Intellectual Property right of others, except where such infringement or claim of infringement, individually or in the aggregate, could not reasonably be expected have or result in a Material Adverse Effect. Except as set forth in
SCHEDULE 3.16, to Borrower's knowledge, there is no infringement or claim of infringement by others of any Intellectual Property of any Loan Party, except where such infringement or claim of infringement, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

     3.17 FULL DISCLOSURE. No information contained in this Agreement, the other Loan Documents, the Financial Statements or any written statement furnished by or on behalf of Borrower or any Affiliate thereof pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; PROVIDED, that except as provided in the next two sentences, Borrower makes no representation or warranty regarding business plans, forecasts or projections, including without limitation, the Projections. With respect to such Projections referred to in paragraph 2 of SCHEDULE 3.4 (a) all facts that formed the basis of such Projections were (and are as of the Closing Date) true and complete in all material respects and no material fact was omitted from such Projections at the time such Projections were prepared and as of the Closing Date, (b) all assumptions of facts and opinions as to future events on which such Projections were based were reasonable under the circumstances at the time such Projections were prepared and as of the Closing Date and are disclosed therein, and (c) such Projections are reasonably based on those facts and assumptions. With respect to any business plans, forecasts or projections (including the Projections other than the Projections referred to in paragraph 2 of SCHEDULE 3.4) made available to Agent or any Lender after the Closing Date, the foregoing clauses (a) through
(c) shall be true and correct in all respects as of the date of such business plans, projections or forecasts and as of the date delivered to Agent or any Lender. Notwithstanding anything to the contrary contained herein, Borrower does not assure or guarantee the attainment of any Projections.

     3.18 HAZARDOUS MATERIALS. Except for routine operations in the ordinary course of business in compliance with applicable permits issued by a Governmental Authority, the Subject Property is free of any Hazardous Material and no Loan Party has caused or suffered to occur any Release at, under, above or within any Subject Property. There are no existing or potential Environmental Liabilities and Costs of each Loan Party of which Borrower, after due inquiry, has knowledge, which, individually or in the aggregate, could have or result in a Material Adverse Effect. No Loan Party is involved in operations which could lead to the imposition of any material Environmental Liabilities and Costs on it, or any owner of any premises which it occupies, or any Lien securing the same under any Environmental Law.

     3.19 INSURANCE POLICIES. SCHEDULE 3.19 lists all insurance of any nature maintained for current occurrences by each Loan Party, as well as a summary of the terms of such insurance. Such insurance complies with and shall at all times comply with the standards set forth in ANNEX E.

     3.20 DEPOSIT AND DISBURSEMENT ACCOUNTS. SCHEDULE 3.20 lists all banks and other financial institutions at which each Loan Party maintains deposits and/or other accounts and/or post office lock boxes, including the Disbursement Accounts, the Concentration Account and the Blocked Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. Borrower has delivered to Agent true, correct and complete copies of all agreements, instruments and other documents relating to any credit card programs, arrangements or agreements to which it is a party.

     3.21 SOLVENCY. After giving effect to (a) any Revolving Credit Advances, if any, to be made on the Closing Date or on such other date as Revolving Credit Advances requested hereunder are to be made and/or Letter of Credit Obligations to be incurred on the Closing Date or on such other date as Letter of Credit Obligations requested hereunder are to be incurred, (b) the disbursement of the proceeds of any such Revolving Credit Advances and/or Letter of Credit Obligations pursuant to Borrower's instructions, and (c) the payment and accrual of all transaction costs in connection with the foregoing, Borrower is Solvent and Borrower and its Subsidiaries taken as a whole are Solvent.


4.   FINANCIAL STATEMENTS AND INFORMATION

     4.1 REPORTS AND NOTICES. Borrower covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to each Lender the Financial Statements, Projections and notices at the times and in the manner set forth in ANNEX D. Concurrently with the delivery of such annual audited financial statements, Borrower shall cause to be delivered to each Lender a certificate of Borrower's independent certified public accountants certifying that during the course of performing their audit of Borrower they did not become aware of any Default under the Loan Documents or specifying each Default of which they became aware.

     4.2 COMMUNICATION WITH ACCOUNTANTS. Borrower authorizes Agent to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants and advisors to disclose to Agent any and all work papers and financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the business, financial condition and other affairs of Borrower and its Subsidiaries; PROVIDED, that Agent shall give Borrower prior notice of any such communications and Borrower shall be invited to be present during any such communications(but such presence shall not be a prerequisite of such communications). At or before the Closing Date and on each anniversary of the Closing Date, Borrower shall send a letter to such accountants and tax advisors, and deliver a copy thereof to Agent, instructing them to make available to Agent such information and records as Agent may reasonably request and to otherwise comply with the provisions of this SECTION 4. In addition, at or before the Closing Date and on each date the annual audited consolidated financial statements are delivered to Agent as required by ANNEX D such accountants and tax advisors shall deliver a letter to Agent stating that (a) Agent and Lenders are entitled to rely upon any such accountant's certification of Borrower's audited financial statements delivered after the Closing Date and (b) such accountants and tax advisors shall otherwise comply with this SECTION 4 (including making available such information and records as Agent may reasonably request).


5.   AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, unless Required Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date, Borrower shall, and shall cause each other Loan Party to, comply with the following affirmative covenants:

     5.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Loan Party shall: (a) except as permitted by SECTION 6.1, do or cause to be done all things necessary to preserve and keep in full force and effect its statutory existence and partnership or corporate, as the case may be, franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its material Intellectual Property, and preserve all the remainder of its material property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, PROVIDED that nothing in this SECTION 5.1(c) shall prevent any Loan Party from discontinuing the use or operation of any property if such discontinuance, in the judgment of Borrower's Board of Directors, is desirable in the conduct of its business but in no event shall more than two of Borrower's stores cease operations in any Fiscal Year; and (d) transact business only under the names set forth in SCHEDULE 3.2.

     5.2 PAYMENT OF CHARGES AND CLAIMS. Each Loan Party shall pay and discharge, or cause to be paid and discharged in accordance with the terms thereof, (a) all Charges imposed upon it or its income and profits, or any of its property (real, personal or mixed) prior to the date on which penalties attach thereto, and (b) all lawful claims for labor, materials, supplies and services or otherwise, which if unpaid might or could become a Lien on its property; PROVIDED, that such Loan Party shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof(i) adequate reserves with respect thereto are established and are maintained in accordance with GAAP, (ii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iii) none of the Collateral would be subject to forfeiture or loss by reason of the institution or prosecution of such contest,
(iv) no Liens securing an aggregate amount in excess of $100,000 shall exist for such Charges or claims during such action or proceeding (excluding Liens securing obligations fully covered by insurance or otherwise bonded to the satisfaction of Agent), (v) if such contest is terminated or discontinued adversely to such Loan Party, such Loan Party shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party, and (vi) Agent has not advised Borrower in writing that Agent believes that nonpayment or nondischarge thereof, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

     5.3 BOOKS AND RECORDS. Each Loan Party shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements.

     5.4 LITIGATION. Borrower shall notify Agent in writing, promptly upon learning thereof, of any litigation, action, suit, claim, investigation, arbitration or other proceeding commenced or threatened, at law, in equity or otherwise against any Loan Party, and of the institution against any Loan Party of any suit or administrative proceeding which (a) may involve an amount in excess of $150,000 individually or $300,000 in the aggregate or (b) if adversely determined, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

     5.5 INSURANCE.

         (a) Each Loan Party shall, at its sole cost and expense, maintain or cause to be maintained, the policies of insurance in such amounts and as otherwise described in ANNEX E and with insurers recognized as adequate by Agent. Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline, except as specified otherwise in ANNEX E. Each Loan Party hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent, other than proceeds relating to the loss or damage to property which secures Indebtedness permitted under clause (c) of SECTION 6.3 which is required by the terms of such Indebtedness to be paid to the holder thereof ("EXCLUDED PROCEEDS"). Each Loan Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as its true and lawful agent and attorney in-fact for the purpose of, upon the occurrence and during the continuance of a Default, making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of such Person on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance (other than excluded proceeds), and for making all determinations and decisions with respect to such "All Risk" policies of insurance. In the event any Loan Party at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

         (b) Agent reserves the right at any time, upon review of any Loan Party's risk profile, to reasonably require additional forms and limits of insurance to adequately protect Agent's and Lenders' interests. Each Loan Party shall, if so requested by Agent, deliver to Agent and each Lender, as often as Agent may reasonably request, a report of a reputable insurance broker reasonably satisfactory to Agent with respect to its insurance policies.

         (c) Each Loan Party shall deliver to Agent endorsements to all of its
(i) "All Risk" and business interruption insurance naming Agent as loss payee to the extent provided in SECTION 5.5(a), and (ii) general liability and other liability policies naming Agent and each Lender as an additional insured.

     5.6 COMPLIANCE WITH LAWS. Each Loan Party shall comply with all federal, state and local laws, permits and regulations applicable to it, including those relating to licensing, environmental, ERISA and labor matters, except to the extent any failure or failures to so comply, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.


     5.7 AGREEMENTS; LEASES.

         (a) Each Loan Party shall perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each Contract or other document or instrument to which it is a party, except where such failure or failures to so perform and enforce, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect. Each Loan Party shall perform and comply in all material respects with all obligations in respect of Chattel Paper, Instruments, Contracts, Licenses, and Documents and all other agreements constituting or giving rise to Collateral.

         (b) Without limiting the foregoing paragraph (a), each Loan Party shall pay within five days of the due date thereof (without giving effect to any grace periods) any amount in excess of $250,000 in the aggregate owing under the Leases.

     5.8 SUPPLEMENTAL DISCLOSURE. Within thirty (30) days after the end of each Fiscal Quarter (or, if a Default has occurred and is continuing, at such other times as Agent may require upon no less than ten (10) days prior notice) and, with respect to SCHEDULES 3.6 and 3.20 only, promptly and in any event within five (5) Business Days of any change in the information set forth in such Schedules, Borrower will supplement (or cause to be supplemented) each Schedule hereto, (or SCHEDULE 3.6 and 3.20, as applicable) or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; PROVIDED, that such supplement to such Schedules or representations (except for any supplement to SCHEDULE 3.2, SCHEDULE 3.6 (solely relating to such Schedule's identification of real property owned, leased or used in each Loan Party's business), SCHEDULE
3.9 (solely relating to such Schedule's identification of Affiliates of Borrower and, without limiting SECTION 8.1(1), the Stock ownership of Borrower and the voting interests of the owners thereof), SCHEDULE 3.12 (solely relating to the audits and extensions referred to in the fourth and fifth sentences of SECTION 3.12) or SCHEDULE 3.19, in each case solely to the extent such supplement reflects actions in conformity with and not otherwise prohibited by the terms of the Loan Documents) shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by Agent or Lenders of any Default disclosed therein. Borrower shall, if so requested by Agent or Required Lenders, finish to Agent and each Lender as often as it reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent or Required Lenders may reasonably request, all in reasonable detail, and, Borrower shall advise Agent and each Lender promptly, in reasonable detail, of(a) any Lien, other than as permitted pursuant to
SECTION 6.7, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral, and (c) the occurrence of any other event or events which, individually or in the aggregate, could have or result in a Material Adverse Effect upon the Collateral and/or Agent's Lien thereon.

     5.9 ENVIRONMENTAL MATTERS. Each Loan Party shall (a) comply with all Environmental Laws and permits applicable to it where the failure to so comply, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect, (b) notify Agent and each Lender promptly after such Loan Party becomes aware of any Release upon any Subject Property which, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect, and (c) promptly forward to Agent and each Lender a copy of any order, notice, permit, application, or any communication or report received by such Loan Party in connection with any such Release or any other matter relating to the Environmental Laws that may affect any Subject Property or any Loan Party. The provisions of this SECTION 5.9 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

     5.10 APPLICATION OF PROCEEDS. Borrower shall use the proceeds of the Revolving Credit Loan as provided in SECTION 1.3.

     5.11 FISCAL YEAR. Each Loan Party shall maintain as its Fiscal Year the 52 or 53-week period ending on the Saturday closest to the end of January of each year.

     5.12 LANDLORD'S WAIVER AND OTHER AGREEMENTS. Except as otherwise agreed to in writing by Agent, each Loan Party shall obtain (a) a Landlord's Waiver in form and substance acceptable to Agent from the landlord of any present or future leased premises of any Loan Party where Inventory is located; and (b) a waiver and license agreement in form and substance acceptable to Agent from any Person (other than Borrower) which owns, operates or manages a warehouse or other location not owned by Borrower where Inventory is located.

     5.13 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES. Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly-owned Subsidiary. Borrower will not permit any of its Subsidiaries to enter into, after the Closing Date, any indenture, agreement (other than this Agreement and the other Loan Documents), instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends or other Restricted Payments, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of any property or assets.

     5.14 FURTHER ASSURANCES. Each Loan Party shall at its cost and expense, upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

     5.15 APPRAISALS. Borrower shall allow Agent and its designees from time to time as Agent shall direct, to perform, and shall assist Agent and its designees in performing, appraisals of the Borrower's Inventory. So long as no Default has occurred and is continuing, Agent agrees to provide to Borrower upon the request of Borrower any such appraisal prepared by a third party unaffiliated with Agent which has consented to Agent so providing such appraisal. In furtherance of the foregoing, Agent agrees to use reasonable efforts to obtain any such consent. Borrower shall pay all out-of-pocket costs and expenses incurred by Agent in connection with such appraisals, provided that unless a Default shall be continuing only one such appraisal in any Fiscal Year shall be at the expense of Borrower.


6.   NEGATIVE COVENANTS

     Borrower covenants and agrees that, unless Required Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date, Borrower shall, and shall cause each other Loan Party to, comply with the following negative covenants:

     6.1 MERGERS, SUBSIDIARIES, ETC. No Loan Party shall, directly or indirectly, by operation of law or otherwise, merge, consolidate or otherwise combine with any Person or acquire or hold all or substantially all of the assets or capital stock of any Person or form, acquire or hold any Subsidiary, except that (a) Borrower may hold any portion of the stock of DSG Holdings and/or all of the Stock of DAMC and so long as no Default has occurred and is continuing DAMC may merge with and into Borrower so long as Borrower is the surviving entity of such merger and (b) Borrower (so long as no Default has occurred and is continuing or would occur as a result of such merger) may merge with and into a wholly-owned Subsidiary of Borrower with such Subsidiary as the surviving corporation; provided that (i) such Subsidiary is a Delaware corporation which is organized immediately prior to such merger and prior to such merger does not engage in any business, transactions or other activities or incur or assume any obligations or liabilities (except in connection with its organization), (ii) the sole purpose and result of such merger is Borrower or its successor in interest becoming a Delaware corporation, (iii) upon such merger, such Subsidiary by operation of law shall assume all Borrower's assets, rights, obligations, liabilities and duties and such Subsidiary shall be the Borrower for all purposes hereof and the other Loan Documents and shall assume pursuant to documentation satisfactory to Agent all the Obligations, (iv) the certificate of incorporation and by-laws of such surviving Person shall be identical to Borrower's before giving effect to such merger except for such changes thereto required by Delaware corporate law, provided that in any event the provisions of such certificate of incorporation and by-laws relating to the Stock of such surviving Person shall be identical to Borrower's before giving effect to such merger, (v) such merger shall not violate any agreements, contracts, instruments, leases or other documents to which Borrower is a party or by which its property is bound, except any violation which has been disclosed to Agent and which Agent has determined in its discretion to be non material,
(vi) the surviving Person of such merger shall be named Dick's Sporting Goods, Inc., (vii) in connection with any such merger, Agent shall have received an opinion in form and substance satisfactory to Agent from counsel satisfactory to Agent, and (viii) such merger shall otherwise be satisfactory to Agent.

     6.2 INVESTMENTS. No Loan Party shall, directly or indirectly, make or maintain any Investment except: (a) Investments permitted by SECTION 6.3 or 6.4
(b) Investments outstanding on the date hereof and listed in SCHEDULE 6.2;(c) Investments in Cash Equivalents at any time during which no Revolving Credit Advances are outstanding and which are subject to a first priority perfected Lien of Agent for the benefit of Lenders; (d) Investments representing stock or obligations issued to any Loan Party in settlement of claims against any other Person by reason of a composition or readjustment of debt or reorganization of any debtor of any Loan Party; (e) Investments represented by deposits into the Concentration Account, the Blocked Accounts, the Disbursement Accounts and other bank accounts of such Loan Party to the extent permitted hereunder; (f) the Investment by Borrower in DSG Holdings contemplated by Section 1.2 of the DSG Holdings Contribution Agreement; (g) a non-cash investment by Borrower in the preferred equity capital of DSG Holdings, the consideration for which shall be the exchange of outstanding trade Accounts owed from DSG Holdings to Borrower in an amount not to exceed $6,000,000 and otherwise on terms and conditions satisfactory to Agent, PROVIDED, that such exchange of debt to equity has been completed no later than May 31, 2000; (h) an intercompany loan or advance made by Borrower to DSG Holdings at any one time after October 29, 1999 in a principal amount not to exceed $5,000,000, PROVIDED that (i) DSG Holdings shall have received a capital contribution commitment, in form and substance satisfactory to Agent, in an amount (net of expenses) sufficient (without giving consideration to any other sources of funds available to DSG Holdings) to enable DSG Holdings to repay such intercompany loan or advance by the time required hereunder, (ii) such intercompany loan or advance shall be payable no later than the earlier of (A) 90 days after the making thereof and (B) an initial public offering of the Stock of dsports.com and shall be evidenced by a promissory note in form and substance satisfactory to Agent, (iii) such promissory note shall be pledged and delivered to Agent pursuant to the Security Agreement, (iv) if DSG Holdings shall issue any Stock on or after the date on which the intercompany loan or advance referred to in clause (h) above is made, no later than the Business Day following the date of receipt of the proceeds thereof, DSG Holdings shall repay to the extent outstanding such intercompany loan or advance in an amount equal to all such proceeds (net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith) and
(v) Borrower shall have Net Borrowing Availability (with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sale) of not less than $15,000,000 after giving effect to such intercompany loan or advance and (i) the Investment by Borrower in DSG Holdings contemplated by SECTION 1.3(c) hereof.

     6.3 INDEBTEDNESS. No Loan Party shall create, incur, assume or permit to exist any Indebtedness, except: (a) the Obligations; (b) Deferred Taxes; (c) Capital Lease Obligations and Indebtedness secured by purchase money Liens permitted under clause (c) of SECTION 6.7 (including any such Capital Lease Obligations and Indebtedness set forth in SCHEDULE 6.3 or any extensions, renewals, replacements or modifications thereof) in a maximum outstanding aggregate amount at any time not to exceed $5,000,000; (d) Indebtedness evidenced by the Subordinated Note; (e) Guaranteed Indebtedness permitted under
SECTION 6.6 (f) Indebtedness evidenced by the Preferred Stock Subordinated Notes; (g) all loans and advances made by DAMC to Borrower which are evidenced by a subordinated demand promissory note, in form and substance satisfactory to Agent, and do not exceed in the aggregate an amount equal to the amount of all royalty fees previously paid by Borrower to DAMC pursuant to the Licensing Agreement, dated as of March 1, 1998, between Borrower and DAMC, plus interest thereon at a rate per annum not to exceed the Index Rate; and (h)

Indebtedness existing on the Closing Date and set forth in SCHEDULE 6.3 and all extensions, renewals, replacements and modifications of such Indebtedness (other than the Subordinated Note and the Preferred Stock Subordinated Notes) on terms and conditions which shall in any event be on terms no less favorable to Borrower, Agent or any Lender, as determined by Agent than the terms of the Indebtedness being extended, renewed, replaced or modified, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, indemnities, covenants, events of default and remedies.

     6.4 AFFILIATE AND EMPLOYEE TRANSACTIONS. Except as set forth in SCHEDULE
6.4 or as otherwise expressly permitted hereunder, no Loan Party shall enter into or be party to any lending, borrowing or other commercial transaction or arrangement with any of its Subsidiaries, Affiliates, officers, directors or employees, including payment of any management, consulting, advisory, service or similar fee or any deferred compensation (excluding salaries, bonuses and other compensation to its officers, directors and employees in the ordinary course of business consistent with past practices); PROVIDED, that (a) Borrower may extend loans to its officers, directors and employees in a maximum aggregate principal amount outstanding at any time for all officers, directors and employees of $500,000; (b) [Borrower may pay $4,000 per month to Martin Stack under an Agreement dated August 28, 1990 as in effect on the date hereof;] (c) Borrower and DAMC may enter into the transactions contemplated by the E-commerce Transaction Documents (other than the exercise of the subscription rights set forth in Section 3.2 of the DSG Holdings Limited Liability Company Agreement), PROVIDED, that (i) Accounts owing by DSG Holdings and dsports.com to Borrower and DAMC in connection therewith shall in no event exceed in the aggregate more than $3,000,000 at any time and (ii) DSG Holdings and/or dsports.com, as applicable, shall pay Borrower or DAMC, as applicable, for the full amount of such Accounts within 31 days of the creation thereof; (d) Borrower may enter into transactions with its Affiliates in the ordinary course of business consistent with past practices upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate provided that Borrower shall have informed Agent of any such transaction involving aggregate payments or consideration in excess of $250,000 and provided Agent with such information and documentation with respect thereto as Agent may request. Set forth in SCHEDULE 6.4 is a list of all such lending, borrowing or other commercial transactions and arrangements existing or outstanding as of the Closing Date.

     6.5 CAPITAL STRUCTURE AND BUSINESS. No Loan Party shall: (a) make any changes in its business objectives, purposes or operations which, individually or in the aggregate, could in any way adversely affect the repayment of the Obligations or reasonably be expected to have or result in a Material Adverse Effect; (b) make any change in its capital structure or issue any Stock (other than a Permitted Stock Issuance or any Stock issued in accordance with the terms of the Preferred Stock Subordinated Notes) or make any revision of the terms of its outstanding Stock or amend or modify any partners, shareholders, voting or similar agreement to which it is a party or enter into any such agreement, except that Borrower may (i) enter into the DSG Holdings Limited Liability Company Agreement, (ii) form a wholly-owned Subsidiary ("NEWCO") for the sole purpose of acquiring any Stock held by Borrower in DSG Holdings, (iii) repurchase the common stock of Borrower to the extent contemplated by SECTION 1.3(c), (iv) enter into that certain Second Amended and Restated Stockholders' Agreement in substantially the form of EXHIBIT H attached hereto, (v) enter into that certain Second Amended and Restated Registration Rights Agreement in substantially the form of EXHIBIT I attached hereto, (vi) relinquish the October 2000 Warrants as described in the

Information Statement and (vii) terminate the purchase agreements under which the Preferred Stock was issued; (c) amend its articles or certificate of incorporation, charter, by-laws or other organizational documents; or (d) engage in any business other than the retail sale of clothing and sporting goods.

     Borrower shall not permit Newco to, directly or indirectly, engage in any business or activities other than acquiring and holding Borrower's Stock in DSG Holdings. Prior to giving effect to any such acquisition, Borrower will give Agent fifteen (15) days' advance notice of such acquisition and copies of all the acquisition and related documents and all such documents shall be in form and substance satisfactory to Agent. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, Newco shall not incur or suffer to exist any Indebtedness, liabilities or other obligations or enter into any contract, document or instrument other than the acquisition agreements and other documents referred to in the preceding sentence.

     Borrower shall not permit DAMC to, directly or indirectly, engage in any business or activities other than (i) subject to the next succeeding sentence, acquiring Borrower's Intellectual Property and (ii) licensing the right to use such Intellectual Property to (A) Borrower pursuant to the Licensing Agreement, dated as of March 1, 1998, between DAMC and Borrower and (B) dsports.com pursuant to the dsports.com Trademark Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, DAMC shall not incur or suffer to exist any Indebtedness, liabilities or other obligations (other than operating expenses incurred in the ordinary course of business) or enter into any contract, document or instrument other than (i) the acquisition agreements, royalty and licensing agreements, guarantee and security documents referred to in the preceding sentence,(ii) the dsports.com Trademark Agreement,
(iii) any agreements for accounting, legal or other professional services (including,without limitation, agreements for appraisals of the Trademarks held by DAMC) and (iv) the lease for the premises located at 300 Delaware Avenue, Suite 548, Wilmington. Delaware; PROVIDED that the aggregate amount of operating expenses and other obligations incurred by DAMC shall not exceed $50,000 in any Fiscal Year.

     6.6 GUARANTEED INDEBTEDNESS. No Loan Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except for: (a) endorsements of instruments or items of payment for deposit to a bank account of such Loan Party; (b) performance bonds, indemnities entered into in the ordinary course of business consistent with past practices and indemnities provided under the E-commerce Transaction Documents; and (c) Guaranteed Indebtedness outstanding on the Closing Date and listed in SCHEDULE 6.3 and all extensions, renewals, replacements and modifications of such Guaranteed Indebtedness on terms and conditions which shall in any event be on terms no less favorable to Borrower, Agent or any Lender, as determined by Agent than the terms of the Guaranteed Indebtedness being extended, renewed, replaced or modified, including, without limitation, with respect to amount, premiums, fees, indemnities, covenants, events of default and remedies.

     6.7 LIENS. No Loan Party shall create or permit to exist any Lien on any of its properties or assets except for: (a) presently existing or hereafter created Liens in favor of Agent or Lenders to secure the Obligations; (b) Permitted Encumbrances; (c) purchase money Liens or purchase money security interests upon or in Equipment acquired by any Loan Party in the ordinary course of business to secure the purchase price of such Equipment or to secure Capital Lease Obligations, in each case, permitted under clause (c) of SECTION 6.3 incurred solely for the purpose of financing the acquisition of such Equipment; and (d) extensions, renewals and replacements of Liens referred to in clause (c) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure Indebtedness in an amount greater than the amount of the outstanding Indebtedness secured thereby immediately prior to such extension, renewal or replacement; PROVIDED that Borrower shall not create or permit any Lien to exist on any Collateral (other than Liens described in clauses (a) and (b) above).

     6.8 SALE OF ASSETS. No Loan Party shall sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including any Collateral; PROVIDED, that the foregoing shall not prohibit (a) the sale of Inventory in the ordinary course of business, (b) the sale or disposition for fair consideration in any Fiscal Year of any assets in the ordinary course of business which have become obsolete or surplus to the business of such Loan Party having a fair market value of not greater than $250,000 in the aggregate for the Loan Parties during such Fiscal Year, (c) the contribution by Borrower to the capital of DSG Holdings of the "Contributed Assets" (as defined in the DSG Holdings Contribution Agreement), (d) the contribution by Borrower of any of its Stock in DSG Holdings to the capital of Newco in accordance with SECTION 6.5 and (e) the sale or disposition by Borrower of any Stock in DSG Holdings for fair consideration. In addition, Agent and each Lender agree that Borrower may sell and leaseback or enter into a Deemed Sale/Leaseback Transaction related to Fixtures and Equipment related to Borrower's stores in a transaction or series of transactions in which Borrower receives fair consideration for each such sale (or Deemed Sale/Leaseback Transaction); PROVIDED, that (a) Borrower gives Agent no less than ten (10) Business Days prior notice of any such sale (or Deemed Sale/Leaseback Transaction) together with copies of all documents and instruments relating thereto and such documents and instruments (without limiting any other provision hereof, including the definition of "Deemed Sale/Leaseback Transaction") are reasonably satisfactory in form and substance to Agent; (b) no Default has occurred and is continuing or would occur as a result of such transfer; (c) such Net Proceeds (including such fair consideration) are immediately deposited into the Collection Account for application to the Obligations; (d) with respect to a sale and leaseback of such Fixtures and Equipment (including a Deemed Sale/Leaseback Transaction), the purchaser(s) thereof (or the "lessor" in a Deemed Sale Leaseback Transaction) executes and delivers to Agent an Intercreditor Agreement, (e) with respect to all sales and leasebacks of such Fixtures and Equipment (including Deemed Sale Leaseback Transactions), the aggregate fair market value of such Fixtures and Equipment does not exceed $12,000,000, and (f) with respect to a sale and leaseback (including a Deemed Sale/Leaseback Transaction) of such Fixtures and Equipment, the lease pertaining to such Fixtures and Equipment shall be an Operating Lease.

     6.9 ERISA. No Loan Party or any ERISA Affiliate shall acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, no Loan Party or any ERISA Affiliate shall: (a) permit or suffer any condition set forth in SECTION 3.13 to cease to be met and satisfied at any time, other than permitting an ERISA Affiliate acquired after the Closing Date to sponsor a Title IV Plan, a Plan subject to IRC Section 412 or ERISA
Section 302, or a Retiree Welfare

Plan; (b) terminate any Title IV Plan where such termination could reasonably be anticipated to result in liability to such Loan Party; (c) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; (d) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; (e) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; (f) fail to provide Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Lender; (g) fail to make any contribution or pay any amount due as required by IRC Section 412 or
Section 302 of ERISA; (h) allow any ERISA Event or event described in Section 4062(e) of ERISA to occur with respect to any Title IV Plan; and (i) with respect to all Retiree Welfare Plans, allow the present value of future anticipated expenses to exceed $100,000 or fail to provide copies of such projections to Agent and each Lender.

     6.10 FINANCIAL COVENANT. Borrower shall not breach or fail to comply with the following financial covenant, which shall be calculated in accordance with GAAP consistently applied (and based upon the financial statements delivered hereunder):

          FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a Fixed Charge Coverage Ratio for each four Fiscal Quarter period, commencing with the four Fiscal Quarter period ending April 2000, of not less than 1.0 to 1.0.

     6.11 RESTRICTED PAYMENTS. No Loan Party shall make any Restricted Payment to any Person except that: (a) any Subsidiary of Borrower may make Restricted Payments to Borrower; (b) subject to the terms of the Subordination Agreement, Borrower may make regularly scheduled payments of principal and interest on the Subordinated Note; (c) Borrower may make regularly scheduled payments of principal and interest on the Richard T. Stack Notes, as in effect on the date hereof; (d) Borrower may make the payments to Martin Stack contemplated by
SECTION 6.4(b); (e) Borrower may make payments to Stack Associates, L.P. and EWS Development Corp. in accordance with the terms of those two leases as in effect on the date hereof referred to in items 6 and 7 of SCHEDULE 6.4; (f) Borrower may make capital contributions to DSG Holdings in accordance with Section 1.2 of the DSG Holdings Contribution Agreement and as contemplated by SECTION 1.3(c) hereof; (g) Borrower may repurchase its common stock as contemplated by SECTION 1.3(d) hereof and the Information Memorandum; and (h) Borrower may make payments on or after September 9, 2001 of the Indebtedness evidenced by the Preferred Stock Subordinated Notes, together with interest thereon, in accordance with the terms thereof, to the extent that (1) both before and after giving effect to any such payment no actual or pro-forma Default or Event of Default shall have occurred and be continuing, including without limitation under SECTION 6.10 hereof, and assuming for purposes of this clause (1) that any such payment had occurred on the first day of the most recently ended four Fiscal Quarter period,
(2) after giving effect to such payment, Borrower, based on the pro-forma Projections acceptable to Agent, previously provided to Agent and assuming for purposes of this clause (2) that such payment was made on the first day of the first four Fiscal Quarter period to be tested under SECTION 6.10 after the proposed date of such payment, shall be in compliance with SECTION 6.10, (3) all accounts payable of Borrower are current, or being paid according to historical practice and with normal trade terms, and (4) after giving effect to such payment Excess Borrowing Availability shall not be less than $15,000,000 for a minimum of thirty (30) days following such payment as determined by

Agent based on the pro-forma Projections referred to in clause (2) above, provided that Borrower prior to making any such payment shall have delivered to Agent a certificate from a financial officer of Borrower and in form and substance satisfactory to Agent demonstrating compliance with the foregoing.

     6.12 HAZARDOUS MATERIALS. No Loan Party shall, nor shall it permit any Person within its control: (a) to cause or permit a Release of Hazardous Material on, under, in or about any Subject Property which, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect; (b) to use, store, generate, treat or dispose of Hazardous Materials, except in compliance in all material respects with the Environmental Laws; or (c) to transport any Hazardous Materials to or from any Subject Property, except in compliance in all material respects with the Environmental Laws.

     6.13 SALE-LEASEBACKS. No Loan Party shall engage in any sale-leaseback (including any Deemed Sale/Leaseback Transaction), synthetic lease or similar transaction involving any of its property or assets except with respect to certain Fixtures and Equipment in each case as provided in SECTION 6.8.

     6.14 CANCELLATION OF INDEBTEDNESS. No Loan Party shall cancel any claim or Indebtedness owing to it, except for adequate consideration negotiated in an arms length transaction and in the ordinary course of its business consistent with past practices.

     6.15 BANK ACCOUNTS. No Loan Party shall maintain any deposit, operating or other bank accounts except for those accounts identified in SCHEDULE 3.20.

     6.16 NO SPECULATIVE INVESTMENTS. No Loan Party shall engage in any speculative investment or any investment involving commodity options or futures contracts.

     6.17 MARGIN REGULATIONS. Borrower shall not, directly or indirectly, use the proceeds of any Revolving Credit Advance or Letter of Credit Obligation to purchase or carry any Margin Stock or any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     6.18 LIMITATION ON NEGATIVE PLEDGE CLAUSES. No Loan Party shall directly or indirectly, enter into any agreement (other than the Loan Documents), with any Person which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than in connection with any Indebtedness permitted under clause (c) of SECTION 6.3 secured by a Lien permitted hereunder on assets of the Loan Parties so long as such prohibition or limitation in any documentation governing or relating to such Indebtedness extends only to such assets securing such Indebtedness.

     6.19 MATERIAL CONTRACTS. No Loan Party shall cancel or terminate any Material Contract. No Loan Party shall waive any default or breach any Material Contract, or amend or otherwise modify any Material Contract or take (or omit to take) any other action in connection with any Material Contract that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

     6.20 LEASES. No Loan Party shall (a) renew (by amendment, modification or otherwise) any lease of real property or similar agreements other than renewals of existing leases of real property upon substantially the same terms as are in effect on the Closing Date, or (b) enter into any new lease of real property or similar agreements unless the owner of such real property has (to the extent Inventory is located or to be located at such property) entered into a Landlord's Waiver and other documentation deemed appropriate by Agent in each case in form and substance satisfactory to Agent. No Loan Party shall without the prior written consent of Agent amend, supplement or otherwise modify any provision of any Lease pursuant to which the landlord has waived or subordinated any landlord's lien, right of distraint or other lien or encumbrance upon such Loan Party's property securing the performance of such Loan Party's obligations under such Lease.

     6.21 LIMITATIONS ON MODIFICATIONS OF SUBORDINATED NOTE AND PREFERRED STOCK SUBORDINATED NOTES. Borrower shall not amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms or provisions of the Subordinated Note or any Preferred Stock Subordinated Note or any documents relating thereto (other than any such amendment, modification or change which would only extend the maturity or reduce the amount of any payment of principal thereof or premium thereon or which would reduce the rate or extend the date for payment of interest thereon).

     6.22 LIMITATIONS ON MODIFICATIONS OF E-COMMERCE TRANSACTION DOCUMENTS. No Loan Party shall amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms or provisions of the E-commerce Transaction Documents if such amendment, modification or change (a) could reasonably be expected to adversely affect the interests of the Lenders or any Loan Party or (b) imposes additional obligations on a Loan Party for which such Loan Party receives compensation in an amount less than its cost therefor. Notwithstanding the foregoing but not in limitation thereof, in no event will any such amendment, modification or change fundamentally alter Borrower's role as a provider of services to, and procurer of Inventory on behalf of, DSG Holdings and dsports.com; PROVIDED, HOWEVER, that the foregoing shall in no way restrict the ability of any Loan Party to terminate any E-commerce Transaction Document to which it is a party. Promptly following any amendment, modification or change to any E-Commerce Transaction Document, Borrower shall provide
Agent with a copy thereof.

7.   TERM

     7.1 DURATION. The financing arrangement contemplated hereby shall be in effect until the Commitment Termination Date. On the Commitment Termination Date, the Aggregate Revolving Credit Commitment shall terminate and the Revolving Credit Loan and all other Obligations shall immediately become due and payable in full, in cash and Borrower shall make arrangements, as provided in paragraph 5 of ANNEX F, for satisfaction of any outstanding Letter of Credit Obligations.

     7.2 SURVIVAL OF OBLIGATIONS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of any Loan Party, or the rights of Agent or any Lender relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon any Loan Party, and all rights of Agent and each Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date.


8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

     (a) Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including any payment of principal of, or interest on, the Revolving Credit Loan.

     (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of SECTION 1.7, SECTION 4.1, SECTION 5.2 (solely insofar as such Section requires and the Loan Parties fail to pay Claims for sales and use taxes and payroll withholding taxes in accordance with the terms of such Section in an aggregate amount in excess of $250,000), SECTION 5.5, SECTION 5.7(b), SECTION
5.11 or SECTION 6, including any of the provisions set forth in ANNEX B or ANNEX E.

     (c) Any Loan Party shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in paragraph (a) or (b) above) or of any of the other Loan Documents, and the same shall remain unremedied for a period ending on the first to occur of twenty (20) days after Borrower shall receive written notice of any such failure from Agent or any Lender or twenty (20) days after any Loan Party shall become aware thereof.

     (d) A default shall occur under any other agreement, document or instrument to which any Loan Party is a party or by which any such Loan Party or its property is bound, and such default (i) involves the failure to make any payment (after expiration of any applicable grace period), whether of principal, interest or otherwise, due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Loan Party in an aggregate amount exceeding $500,000 or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $500,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

     (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to Agent or any Lender by any Loan Party shall be untrue or incorrect in any respect as of the date when made or deemed made (including those made or deemed made pursuant to SECTION 2.2).

     (f) Any of the assets of any Loan Party having a value of greater than $250,000 in the aggregate shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Loan Party and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than a Loan Party shall apply for the appointment of a receiver, trustee or custodian for any Loan Party's assets and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

     (g) A case or proceeding shall have been commenced against any Loan Party in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Loan Party or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of such Loan Party and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

     (h) Any Loan Party shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Loan Party or of any substantial part of such Loan Party's properties,
(iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

     (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $250,000 in the aggregate shall be rendered against any Loan Party, unless the same shall be vacated, stayed, bonded, paid or discharged within a period of twenty (20) days from the date of such judgment.

     (j) There shall occur any Material Adverse Effect since January 29,2000.

     (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms or any Loan Party or other Person shall so state in writing; or any Lien created under any Collateral Document shall cease to be a valid and perfected Lien on any Collateral having the priority in such Collateral contemplated hereby.

     (l) There shall occur a Change of Control.

     (m) There shall occur any default or event of default under the Subordinated Note or any Preferred Stock Subordinated Note.

     (n) An event or condition specified in SECTION 6.9 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower, any Subsidiary thereof or any ERISA Affiliate shall incur or in the opinion of Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) in excess of $250,000 in the aggregate.

     8.2. REMEDIES. If any Event of Default shall have occurred and be continuing, the rate of interest applicable to the Revolving Credit Loan and the other Obligations and the rate used in the calculation of Letter of Credit Fees may, in the Required Lenders' discretion, by giving notice to Borrower of their intention to do so, be increased as of the date of such notice as provided in
SECTION 1.4(c). If any Event of Default shall have occurred and be continuing Agent shall upon request of Required Lenders, or may with the consent of Required Lenders, without notice, take any one or more of the following actions:
(a) terminate the Aggregate Revolving Credit Commitment whereupon Lenders' obligation to make further Revolving Credit Advances and to incur additional Letter of Credit Obligations shall terminate; or (b) require that all Letter of Credit Obligations be satisfied as provided in paragraph 5 of ANNEX F and declare all or any portion of the Obligations to be forthwith due and payable whereupon such Obligations shall become and be due and payable; or (c) exercise any rights and remedies provided to Agent or Lenders under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in
SECTION 8.1 (f) (g) or (h), the Aggregate Revolving Credit Commitment shall immediately terminate, the Obligations shall become immediately due and payable, all Letter of Credit Obligations shall be fully satisfied as provided in paragraph 5 of ANNEX F, and the rate of interest applicable to all Obligations and the rate used in the calculation of Letter of Credit Fees shall be increased as provided in SECTION 1.4(c), in each case, automatically without declaration, notice or demand by any Person.

     8.3 WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement and applicable law to the full extent permitted by applicable law Borrower waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which Borrower may in any way be liable, and Borrower hereby ratifies and confirms whatever Agent or any Lender may do in this regard, (b) all rights to notice and a hearing prior to Agent's or Lenders' taking possession or control of, or to Agent's or Lenders' replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent or Lenders to exercise any of their remedies, and
(c) the benefit of any right of redemption and all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.


9.   AGENT

     9.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes GE Capital to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in SECTION 9.5 and the first sentence of SECTION 9.6 hereof shall include reference to its affiliates (including GECMG) and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any Revolving Credit Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Agent.

     9.2 RELIANCE BY AGENT. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

     9.3 DEFAULTS. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Revolving Credit Advances or of Fees) unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to SECTION 9.7) take such action with respect to such Default as shall be directed by Required Lenders or, PROVIDED that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Lenders or all Lenders as is required in such circumstance.

     9.4 RIGHTS AS A LENDER. With respect to its Revolving Credit Commitment and the Revolving Credit Advances made by it, GE Capital (and any successor acting as Agent) in the event it shall become a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. GE Capital (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with the Loan Parties (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and GE Capital and its affiliates may accept fees and other consideration from the Loan Parties for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     9.5 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting the obligations of Borrower hereunder) ratably in accordance with their Proportionate Shares, for any and all Claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Borrower is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction.

     9.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Loan Party. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to Lenders hereunder, with any notice of a Default received by Agent from Borrower and with any notice of a Default delivered by Agent to Borrower; PROVIDED, HOWEVER, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any of its

Subsidiaries (or any of their affiliates) that may come into the possession of Agent or any of its affiliates.

     9.7 FAILURE TO ACT. Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under SECTION 9.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     9.8 RESIGNATION OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lenders and Borrower. Upon any such resignation Required Lenders shall have the right to appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Lenders, so consented to by Borrower and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint (without the consent of Borrower) a successor Agent, that shall be a financial institution with a combined capital and surplus or net worth of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent in accordance with the terms hereof, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     9.9 CONSENTS UNDER LOAN DOCUMENTS. Except as otherwise provided in SECTION
11.1 with respect to this Agreement, Agent may, with the prior consent of Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, PROVIDED that, without the prior consent of each Lender, Agent shall not (except as provided herein or in the Collateral Documents) release any Collateral or otherwise terminate any Lien under any Collateral Document, or agree to additional obligations being secured by such Collateral, except that no such consent shall be required, and Agent is hereby authorized and instructed, to release any Lien covering Collateral (i) which is the subject of a disposition permitted hereunder, (ii) which is subject to a Lien permitted under SECTION 6.7 which secures Indebtedness permitted under
SECTION 6.3, (iii) to which Required Lenders have consented (except as otherwise provided in SECTION 11.1) or (iv) the value of which does not exceed $1,000,000 in any Fiscal Year.

     9.10 COLLATERAL MATTERS.

          (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party (provided Agent agrees with Lenders to conduct at least one collateral audit in each Fiscal Year) or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Borrowing Base, or whether any particular reserves are appropriate, or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender, other than liability for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

         (b) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.


10.  SUCCESSORS AND ASSIGNS

     10.1 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of Agent and all Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

     10.2 ASSIGNMENTS AND PARTICIPATIONS. (a) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("PARTICIPANTS") participating interests in all or a portion of its rights and obligations under this Agreement or any other Loan Document (including all or a part of its Revolving Credit Advances, its Letter of Credit Obligations, its Revolving Credit Commitment and its Revolving Credit Note). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such obligations for all purposes under this Agreement and the other Loan Documents, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in SECTION 1.12(b) as fully as if it were a Lender hereunder. Borrower also agrees that each Participant shall be entitled to the benefits of SECTIONS 1.17, 1.19 and 1.20 with respect to its participation in the Revolving Credit Commitments and the Revolving Credit Loan outstanding from time to time as if it was a Lender; PROVIDED that, in the case of SECTION 1.17, such Participant shall have complied with the requirements of said Section; and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Notwithstanding anything to the contrary contained herein, no Lender shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or the other Loan Documents, except to the extent such amendment or waiver would (i) extend the final maturity date for payment of any of the Obligations in which such Participant is participating; (ii) reduce the interest rate or the amount of principal or Fees applicable to the Revolving Credit Advances in which such Participant is participating; or (iii) release all or substantially all of the Collateral, except as expressly provided herein. In those cases in which a Lender grants rights to its Participants to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in the foregoing clauses (i) through (iii), the relevant participation agreements shall provide for a voting mechanism whereby a majority of the amount of the participating Lender's portion of the Obligations (irrespective of whether held by such Lender or such Participant) shall control the vote for all of such Lender's portion of the Revolving Credit Loan.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of Agent (which shall not be unreasonably withheld), to an additional bank or financial institution ("an ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of EXHIBIT G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by Agent) and delivered to Agent for its acceptance and recording in the Register, PROVIDED that (i) in the case of any such assignment to an additional bank or financial institution, any such partial assignment shall be in multiples of at least $5,000,000; (ii) the assigning Lender shall either have assigned all of its rights and obligations under this Agreement or retained at least $5,000,000 of the Revolving Credit Commitment; (iii) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of the assigning Lender's Revolving Credit Advances, Revolving Credit Commitment and Letter of Credit Obligations; and (iv) the Assignee shall be a financial institution (including a finance Subsidiary of a Person that is not a financial institution) or an institutional investor including any insurance company, pension fund or mutual fund which has an investment grade long term unsecured debt rating. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (A) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (B) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

         (c) Agent, on behalf of the Borrower, shall maintain at the address of Agent referred to in SECTION 11.9 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Revolving Credit Advances owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of a Revolving Credit Advance or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by Agent) together with payment to Agent of a registration and processing fee of $3,500, Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower. On or prior to such effective date, Borrower, at its own expense, shall execute and deliver to Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Notes shall be dated the Closing Date and shall otherwise be in the form of the Revolving Credit Note replaced thereby. The Revolving Credit Notes surrendered to Agent shall be returned by Agent to Borrower marked "cancelled".

         (e) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Revolving Credit Advances and Revolving Credit Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Revolving Credit Advance or Revolving Credit Note to any Federal Reserve Bank in accordance with applicable law.

         (f) Except as otherwise provided in this SECTION 10.2 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of Revolving Credit Advances or other Obligations owed to such Lender. Any Lender permitted to sell assignments and participations under this SECTION 10.2 may furnish any information concerning Borrower and its Subsidiaries and Affiliates in the possession of that

Lender from time to time to Assignees and Participants (including, subject to SECTION 10.2(g), prospective Assignees and Participants).

         (g) Borrower shall assist any Lender permitted to sell assignments or participations under this SECTION 10.2 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Assignees or Participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs provided, prepared or reviewed by Borrower that are contained in any selling materials and all other information provided by it and included in such materials. No information shall be provided to any potential Assignee or Participant unless such potential Assignee or Participant has agreed in writing to use reasonable good faith efforts to maintain such information as confidential on the same basis as such Person maintains its own proprietary information which it desires not to disseminate.


11.  MISCELLANEOUS

     11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Required Lenders; PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each affected Lender and Agent, (a) extend the scheduled final maturity of any Revolving Credit Advance, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees or reduce the principal amount thereof, or increase the Revolving Credit Commitment of such Lender over the amount thereof then in effect (it being understood that a waiver of any Default shall not constitute a change in the terms of any Revolving Credit Commitment of any Lender), (b) release all or substantially all of the Collateral (except as expressly permitted by the Loan Documents), (c) amend, modify or waive any provision of this SECTION 11.1, or SECTION 1.9. 1.12 or 9.5, (d) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, (e) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (f) increase the advance rate above 65% for Eligible Inventory set forth in the definition of Borrowing Base. Any Lender which does not consent to an increase in the Aggregate Revolving Credit Commitment as contemplated by clause (a) above, agrees that any other Lender or Lenders shall have the right to purchase in accordance with SECTION 10.2(b) all of such non-consenting Lender's Revolving Credit Commitment, Revolving Credit Advances and Letter of Credit Obligations at their par value. No provision of SECTION 9 may be amended without the prior written consent of Agent. For avoidance of doubt, it is understood and agreed that no Lender will be required to participate in a debtor-in-possession financing without such Lender's consent. The foregoing is in no way meant to limit any Lender's obligation to make extensions of credit to Borrower (or its debtor-in-possession successor) pursuant to a cash collateral order or stipulation to the extent otherwise required by the terms of this Agreement.

         11.2 FEES AND EXPENSES.

         (a) Borrower shall pay on demand all out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of Agent in connection with the preparation, negotiation, approval, execution, delivery, administration, modification, amendment, waiver and enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, and commitments relating thereto, and the other documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions precedent hereunder, including: (i) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the advances made pursuant hereto or its rights hereunder or thereunder; (ii) any litigation, arbitration, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, arbitration, contest, dispute, suit, case proceeding or action, and any appeal or review thereof, in connection with a case commenced
(A) in good faith by or against Borrower or any other Person that may be obligated to Agent and Lenders by virtue of the Loan Documents, or (B) under title 7 or 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or similar insolvency law, PROVIDED, that Borrower shall not be required to pay any out-of-pocket costs and expenses of Agent in any litigation, contest, dispute, suit, proceeding or action resulting solely from Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; (iii) any attempt to enforce any rights of Agent or Lenders against any Loan Party or any other Person that may be obligated to Agent or Lenders by virtue of any of the Loan Documents; (iv) any Default; or (v) subject to SECTION 5.15, any effort to (A) monitor the Revolving Credit Loan and the Loan Documents, (B) evaluate, observe, assess Borrower or its affairs, or (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

         (b) In addition, Borrower shall pay on demand all out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of Agent and each Lender in connection with any Event of Default and any enforcement or collection proceedings resulting therefrom or any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents in connection with any Event of Default; PROVIDED that fees and expenses of counsel for Lenders shall be limited to counsel for all Lenders as a class and not separate counsel for each Lender.

         (c) Without limiting the generality of clauses (a) and (b) above (but subject to the proviso to clause (b) above), Borrower's obligation to reimburse Agent and/or any Lender for out-of-pocket costs and expenses shall include the reasonable fees and expenses of counsel (and local, foreign or special counsel, advisors, consultants and auditors retained by such counsel), as well as the reasonable fees and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges;

telegram charges; secretarial overtime charges; expenses for travel, lodging and food; and all other reasonable out-of-pocket costs and expenses of every type and nature paid or incurred in connection with the performance of such legal or other advisory services.

         11.3 NO WAIVER. No failure on the part of Agent or Lenders, at any time or times, to require strict performance by any Loan Party, of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default shall not suspend, waive or affect any other Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Default by any Loan Party shall be deemed to have been suspended or waived by Lenders, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Required Lenders or all of Lenders if required hereunder and directed to Borrower specifying such suspension or waiver.

         11.4 REMEDIES. The rights and remedies of Agent and Lenders under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.6 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

         11.7 RIGHT OF SETOFF. Subject to SECTION 1.1 (f), upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify Agent and Borrower after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including other rights of setoff) which such Lender may have.

         11.8 AUTHORIZED SIGNATURE. Until Agent shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and reasonably believed by Agent or any of Agent's officers, agents, or employees to be that of an officer or duly authorized representative of Borrower listed in SCHEDULE 11.8 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors, and Agent and each Lender shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or reasonably appears to be unless the Person acting in reliance on such signature shall have actual knowledge of the fact that such signature is false or the Person whose signature or purported signature is presented is without authority.

         11.9 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 11.9, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below (or with respect to Lenders as indicated on Appendix I hereto) or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower, Agent or any Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         (e)      If to Agent, as a Lender or as Agent, at:

                  General Electric Capital Corporation
                  800 Connecticut Avenue- Two North
                  Norwalk, Connecticut 06854
                  Attention:   Dick's Sporting Goods
                               Account Manager - Commercial Finance
                  Telecopy No.: (203) 852-3640

                  With copies to:

                  General Electric Capital Corporation
                  800 Connecticut Avenue- Two North
                  Norwalk, Connecticut 06854
                  Attention:   Commercial Finance- Legal Department
                  Telecopy No.: (203) 852-3670
                       and

                       Paul, Hastings, Janofsky & Walker LLP
                       1055 Washington Boulevard- 10th Floor
                       Stamford, Connecticut 06901
                       Attention: Christopher H. Craig, Esq.
                       Telecopy No.: (203) 359-3031

               (f) If to Borrower, at:

                       Dick's Sporting Goods, Inc.
                       200 Industry Drive
                       RIDC Park West
                       Pittsburgh, Pennsylvania 15275
                       Attention: Michael F. Hines
                       Chief Financial Officer
                       Telecopy No.: (412) 809-0724

                       With a copy to:

                       Beveridge & Diamond, P.C.
                       1350 I Street, N.W., Suite 700
                       Washington, DC 20005
                       Attention: Dean H. Cannon, Esq.
                       Telecopy No.: (202) 789-6190


         11.10 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

         11.11 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

         11.12 TIME OF THE ESSENCE. Time is of the essence of this Agreement and each of the other Loan Documents.

         11.13 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT

LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK CITY AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.9 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID AND RETURN RECEIPT REQUESTED.

11.14 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         11.15 PUBLICITY. Borrower will not, and will not permit any of its Affiliates to, disclose the name of Agent or any Lender or any of their respective Affiliates or refer to this Agreement or the other Loan Documents in any press release or other public disclosure or in any prospectus, proxy statement or other materials filed with any Governmental Authority without Agent's or such Lender's prior written consent unless Borrower or any of its Affiliates is required to do so under applicable law, and then, in any event, Borrower or such Affiliate will consult with Agent or such Lender prior to such disclosure. Borrower and each Lender consent to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement. Agent and each Lender consent to Borrower's orally disclosing to its vendors, landlords and prospective landlords only the name of Agent and each Lender, the amount of the Aggregate Revolving Credit Commitment and the Commitment Termination Date. Any written materials of any type disclosing any information of the type referred to herein shall require the written approval of Agent prior to being disseminated to any Person.

         11.16 COLLATERAL DOCUMENTS. Borrower acknowledges and agrees that from and after the Closing Date that (i) each Collateral Document shall continue without any diminution thereof and shall remain in full force and effect, and
(ii) each reference in the Collateral Documents to the "Agent", "Lenders", "Credit Agreement" and "Obligations" shall be references to, respectively, the Agent, the Lenders, this Agreement and the Obligations as defined in this Agreement.

         11.17 DATING. Although this Agreement is dated as of the date first written above for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, and this Agreement shall be effective on the latest of such dates.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                              DICK'S SPORTING GOODS, INC.


                              By /s/ Jeffrey R. Hennion
                                -----------------------------------
                              Name:
                              Title:
                              Date:  July 26, 2000



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Agent


                              By /s/ Charles Chiodo
                                -----------------------------------
                              Name:  Charles Chiodo
                              Title: Authorized Signatory
                              Date:  July 26, 2000


                              Lenders:
                              --------

                              GENERAL ELECTRIC CAPITAL
                              CORPORATION


                              By /s/ Charles Chiodo
                                -----------------------------------
                              Name:  Charles Chiodo
                              Title: Authorized Signatory
                              Date:  July 26, 2000



                              BSB BANK & TRUST COMPANY


                              By /s/ Edward P. Michalek
                                -----------------------------------
                              Name:  Edward P. Michalek
                              Title: Vice President
                              Date:  July 26, 2000

NATIONAL BANK OF CANADA


By /s/ Donald P. Haddad
  ------------------------------
Name:  Donald P. Haddad
Title: Vice President
Date:  July 26, 2000


By /s/ G. B. Knell
  ------------------------------
Name:  G. B. Knell
Title: Vice President
Date:  July 26, 2000



FLEET RETAIL FINANCE INC.


By /s/ Robert DeAngelo
  ------------------------------
Name:  Robert DeAngelo
Title: Senior Vice President
Date:  July 26, 2000



CIT GROUP/BUSINESS CREDIT


By /s/ Evelyn Kusold
  ------------------------------
Name:  Evelyn Kusold
Title: Assistant Vice President
Date:  July 26, 2000


NATIONAL CITY BANK OF PENNSYLVANIA


By /s/ John L. Hayes IV
  ------------------------------
Name:  John L. Hayes IV
Title: Assistant Vice President
Date:  July 26, 2000

FIRST UNION NATIONAL BANK



By: /s/ Irene Rosen Marks
--------------------------------
Name:  Irene Rosen Marks
Title: Vice President
Date:  July 26, 2000

                                   APPENDIX 1

                          REVOLVING CREDIT COMMITMENTS
                             AND LENDER INFORMATION

--------------------------------------------------------------------------------
                                      REVOLVING CREDIT   REVOLVING CREDIT
LENDER                                COMMITMENT         COMMITMENT PERCENTAGES
--------------------------------------------------------------------------------
GENERAL ELECTRIC                      $ 55,000,000.00         32.352941%
CAPITAL CORPORATION
800 Connecticut Avenue,
Two North
Norwalk, CT 06854
Attn: Charles Chiodo
Telephone: (203)852-3600
Telecopy:  (203)852-3640

NATIONAL BANK OF                      $ 25,000,000.00         14.705882%
CANADA
One Oxford Centre
301 Grant Street
Suite 3440
Pittsburgh, PA 15219
Attn: Donald P. Haddad
Telephone: (412)281-4890
Telecopy:  (412)281-4603

TYCO                                  $ 17,500,000.00         10.294118%
1211 Avenue of the Americas
New York, NY 10036
Attn: Evelyn Kusold
Telephone: (212)536-1208
Telecopy:  (212)536-1293

BSB BANK & TRUST                      $   7,500,00.00          4.411765%
COMPANY
68 Exchange Street
Binghamton, NY 13902
Attn: Glenn Small
Telephone: (607)779-2590
Telecopy:  (607)772-6287

--------------------------------------------------------------------------------
                                      REVOLVING CREDIT   REVOLVING CREDIT
LENDER                                COMMITMENT         COMMITMENT PERCENTAGES
--------------------------------------------------------------------------------

FLEET RETAIL FINANCE                  $ 30,000,000.00       17.647059%
INC.
40 Broad Street, 10th Floor
Boston, MA 02109
Attn: Jim Dore
Telephone: (617)434-4184
Telecopy:  (617)434-4312

NATIONAL CITY BANK OF                 $ 15,000,000.00       8.823529%
PENNSYLVANIA
20 Stanwix Street, 19th Floor
Pittsburgh, PA 15222
Attn: Vince Delie
Telephone: (412)644-6056
Telecopy:  (412)471-4883

FIRST UNION NATIONAL                  $ 20,000,000.00       11.764706%
BANK
One South Penn Square, 12th
Floor
Philadelphia, PA 19107
Attn: Susan Schwartz
Telephone: (215)786-4369
Telecopy:  (215)786-2877
                                      ===============       ===========
                                      $170,000,000.00       100.0%

                                    ANNEX A
                                       to
                     AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of July 26, 2000


                       DEFINITIONS: RULES OF CONSTRUCTION


         1. DEFINITIONS. Capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used in this Agreement.

         "ACCOUNT DEBTOR" shall mean any Person who may become obligated to any Loan Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles.

         "ACCOUNTS" shall mean, with respect to any Person, all "accounts" as such term is defined in the Code, now owned or hereafter acquired by such Person and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned or hereafter received or acquired by or belonging or owing to such Loan Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of such Person's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Person under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "ADJUSTMENT DATE" shall mean, with respect to any four Fiscal Quarter period of Borrower, the date which is the 60th day after the end of such period.

         "ADJUSTMENT PERIOD" shall mean any period commencing on an Adjustment Date and ending on the next succeeding Adjustment Date.

         "AFFILIATE" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or Controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that Controls, is Controlled by or is under common Control with such Person or (c) each of such Person's officers, directors,joint venturers and partners.

         "AGENT" shall have the meaning assigned to it in the first paragraph of this Agreement.

         "AGGREGATE REVOLVING CREDIT COMMITMENT" shall mean $140,000,000.

         "AGREEMENT" shall mean this Amended and Restated Credit Agreement to which this ANNEX A is attached and of which it forms a part including all Annexes, Schedules, and Exhibits attached or otherwise identified thereto, restatements and modifications and supplements hereto and any appendices, attachments, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative, provided, however that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower, Agent and the Required Lenders.

         "APPLICABLE MARGIN" shall mean the rate per annum set forth below opposite the Interest Coverage Ratio for the four Fiscal Quarter period immediately preceding the applicable Adjustment Period, commencing with the four Fiscal Quarter period ending April 30, 2000. The Applicable Margin shall be determined on each Adjustment Date for the Adjustment Period commencing on such Adjustment Date and shall (subject to the proviso contained in this definition) be effective for such Adjustment Period.

---------------------------------------------------------------------------
    INTEREST COVERAGE RATIO FOR                               INDEX RATE
  PREVIOUS FOUR FISCAL QUARTERS               LIBOR LOANS       LOANS
---------------------------------------------------------------------------

         Less than 3.00                         2.25%            .25%
 Greater than or equal to 3.00                  2.00%           0.00%
              and
         less than 4.00
 Greater than or equal to 4.00                  1.75%           0.00%
              and
         less than 5.00
 Greater than or equal to 5.00                  1.50%           0.00%
              and
         less than 6.00
 Greater than or equal to 6.00                  1.25%           0.00%


For purposes of this definition, the Interest Coverage Ratio shall be determined by the financial information delivered by Borrower to Agent under PARAGRAPHS 3 AND 4 of ANNEX D and if Borrower shall fail to deliver to Agent such financial information for any four Fiscal Quarter period by the Adjustment Date for such period, the Interest Coverage Ratio for such period shall be deemed to be less than 3.00 to 1.00 regardless of the actual Interest Coverage Ratio for such period; PROVIDED, that once Borrower delivers to Agent such financial information the Interest Coverage Ratio for such period will be the actual Interest Coverage Ratio determined by such financial information and the Applicable Margin for the remaining portion of the applicable Adjustment Period shall be based on such actual Interest Coverage Ratio. Notwithstanding anything to the contrary herein, (i) if Excess Borrowing Availability is less than $20,000,000 for three consecutive Business Days during any Fiscal Month, then the Applicable Margin shall be 0.25% higher during that Fiscal Month than what is otherwise provided for above or in the following clause (ii), except, absent a Default having occurred, in no event shall the Applicable Margin be greater than 2.25% for LIBOR Loans and .25% for Index Rate Loans and (ii) in no event during the period from and including May 30, 2000 to and including May 31, 2001 shall the Applicable Margin with respect to LIBOR Loans and Index Rate Loans be less than 1.50% and 0.00%, respectively.

         "ASSIGNEE" shall have the meaning assigned to it in SECTION 10.2(b). "BLOCKED ACCOUNT" shall have the meaning assigned to it in ANNEX B.

         "BLOCKED ACCOUNT AGREEMENTS" shall have the meaning assigned to it in Annex B.

         "BORROWER" shall mean Dick's Sporting Goods, Inc., a Delaware corporation.

         "BORROWING AVAILABILITY" shall mean, at any time, the lesser at such time of (a) the Aggregate Revolving Credit Commitment and (b) the Borrowing Base, in each case, less the Letter of Credit Obligations.

         "BORROWING BASE" shall mean, at any time, an amount determined by Agent to be equal to the lesser of (i) seventy percent (70%) of Eligible Inventory on a cost basis, or (ii) eighty-five percent (85%) of inventory net realizable liquidation valuation, as determined by an appraisal acceptable to Agent, MINUS in either case (a) the Lease Payment Reserve and (b) the amount of any other reserves (including reserves for sales and use taxes and payroll withholding taxes) as Agent may deem necessary or appropriate from time to time in its discretion.

         "BORROWING BASE CERTIFICATE" shall mean the inventory borrowing base certificate in the form attached hereto as EXHIBIT B.

         "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in New York City and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

         "CAPITAL EXPENDITURES" shall mean, with respect to any Person, all payments or accruals (including Capital Lease Obligations) of such Person for any assets or improvements or for replacements, substitutions or additions thereto, that are required to be capitalized under GAAP.

         "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

         "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Person, the amount of the obligation of such Person as lessee under any Capital Lease that, in accordance with GAAP, would appear on a balance sheet of such Person in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

         "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to it in ANNEX F.

         "CASH EQUIVALENTS" shall mean, (a) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof and backed by the full faith and credit of the United States, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers acceptances of any domestic commercial bank having capital and surplus in excess of $500,000,000 having maturities of one year or less from the date of acquisition, and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Services, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, in each case, with maturities of not greater than sixty (60) days from the date acquired.

         "CHANGE OF CONTROL" shall mean (a) the failure of the Permitted Holders to directly own Stock of Borrower representing 51% or more of the voting capital stock of Borrower or to Control Borrower; or (b) the Permitted Holders shall cease to have the power to designate or elect a majority of Borrower's board of directors or a majority of Borrower's board of directors at any time in office are no longer designated or elected by the Permitted Holders.

         "CHARGES" shall mean, for each Loan Party, all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, imposts, assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Collateral,
(b) the Obligations, (c) the employees, payroll, income or gross receipts of such Loan Party, (d) such Loan Party's ownership or use of any of its assets, or
(e) any other aspect of such Loan Party's business.

         "CHATTEL PAPER" shall mean all "chattel paper" as such term is defined in the Code.

         "CLAIM" shall have the meaning assigned to it in SECTION 1.15.

         "CLOSING DATE" shall mean the Business Day on which the conditions precedent set forth in SECTION 2 have been satisfied or waived in writing by Agent or Lenders, as applicable.

         "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided in the event that, by reason of mandatory provisions of law, any or all of the attachment, or remedies with respect to, Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

         "COLLATERAL" shall mean the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent or Lenders to secure the Obligations.

         "COLLATERAL DOCUMENTS" shall mean the Security Agreement, the DAMC Security Agreement, the DAMC Guaranty, the DAMC Trademark Security Agreement, the Pledge Agreement, the Blocked Account Agreements, the Concentration Account Agreement, the Disbursement Account Agreements, if any, the Landlord Waivers and all other instruments, waivers and agreements now or hereinafter securing in whole or in part the Obligations.

         "COLLECTION ACCOUNT" shall mean that certain account of Agent, account number 502-328-54 in the name of GECC/CAF Depository at Bankers Trust Company, 17 Wall Street, New York, New York, ABA number 021-001-033.

         "COMMITMENT TERMINATION DATE" shall mean the earliest of (a) May 30, 2003, (b) the date of termination of the Aggregate Revolving Credit Commitment pursuant to SECTION 8.2, and (c) the date of termination of the Aggregate Revolving Credit Commitment in accordance with the provisions of SECTION 1.2(d).

         "CONCENTRATION ACCOUNT" shall have the meaning assigned to it in ANNEX B.

         "CONCENTRATION ACCOUNT AGREEMENT" shall have the meaning assigned to it in ANNEX B.

         "CONTRACTS" shall mean, with respect to any Person, all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "CONTROL" shall mean, with respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of such Person's management or policies, whether through the ownership of voting securities, by contract or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

         "COPYRIGHTS" shall mean, with respect to any Person, any United States copyright to which such Person now or hereafter has title, as well as any application for a United States copyright hereafter made by such Person.

         "DAMC" shall mean Dick's Asset Management Corp., a Delaware corporation and a wholly-owned Subsidiary of Borrower.

         "DAMC GUARANTY" shall mean a Guaranty, in form and substance satisfactory to Agent, made between DAMC and Agent.

         "DAMC SECURITY AGREEMENT" shall mean a Security Agreement, in form and substance satisfactory to Agent, made between DAMC and Agent.

         "DAMC TRADEMARK SECURITY AGREEMENT" shall mean a Trademark
Security Agreement, in form and substance satisfactory to Agent, made by DAMC in favor of Agent.

         "DATA SHARING AGREEMENT" shall mean that certain Data Sharing/License Agreement, dated as of October 29, 1999, among Borrower, dsports.com and ONRP Services, LLC.

         "DEEMED SALE/LEASEBACK TRANSACTION" shall mean any transaction (a) as to which Borrower's independent certified public accountants have determined in a manner satisfactory to Agent constitutes an Operating Lease for purposes of GAAP, (b) related to Borrower's Equipment and/or Fixtures as to which Borrower has not transferred title to the "lessor" under, or in connection with, any such Operating Lease and (c) subject to documentation, and having terms and conditions, substantially similar to that certain Master Lease Purchase Agreement, dated July 16, 1997, between Borrower and MetLife Capital Corporation, or as otherwise acceptable to Agent in its sole discretion.

         "DEFAULT" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "DEFAULT RATE" shall mean a rate per annum equal to 2% PLUS the Index Rate as in effect from time to time PLUS the Applicable Margin (provided that with respect to a LIBOR Loan, the "Default Rate" for such Loan shall be 2% plus the LIBOR Rate for such LIBOR Loan plus the Applicable Margin during the LIBOR Period relating thereto and, after such LIBOR Period or any earlier conversion of such LIBOR Loan to an Index Rate Loan pursuant to this Agreement, the rate provided for above in this definition).

         "DEFERRED TAXES" shall mean, with respect to any Person at any date, the amount of deferred taxes of such Person as shown on the balance sheet of such Person prepared in accordance with GAAP as of such date.

         "DISBURSEMENT ACCOUNT" shall have the meaning assigned to it in ANNEX
B.

         "DISBURSEMENT ACCOUNT AGREEMENTS" shall have the meaning assigned to it in ANNEX B.

         "DMSI" shall mean Distribution & Marking Services, Inc., a Delaware corporation.

         "DMSI AGREEMENTS" shall mean that certain Merchandise Servicing Agreement dated January 11, 1995 between DMSI and Borrower and any other agreements entered into in connection therewith between Borrower and DMSI.

         "DOCUMENTS" shall mean any "documents" as such term is defined in the Code and, in any event, any bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title.

         "DOLLARS" and "$" shall mean lawful money of the United States of America.

         "DOL" shall mean the United States Department of Labor or any successor thereto.

         "DSG HOLDINGS" shall mean DSG Holdings LLC, a Delaware limited liability company.

         "DSG HOLDINGS CONTRIBUTION AGREEMENT" shall mean that certain Contribution and Interest Purchase Agreement, dated as of October 29, 1999, among Borrower, ONRP, Oak Investment Partners VII Limited Partnership and DSG Holdings.

         "DSG HOLDINGS LIMITED LIABILITY COMPANY AGREEMENT" shall mean that certain Limited Liability Company Agreement of DSG Holdings, dated as of October 29, 1999, among Borrower, ONRP and Oak Investment Partners VII Limited Partnership.

         "dsports.com" shall mean dsports.com LLC, a Delaware limited liability company and wholly-owned subsidiary of DSG Holdings.

         "dsports.com SERVICES AGREEMENT" shall mean that certain Services Agreement, dated as of October 29, 1999, between Borrower and dsports.com.

         "dsports.com SUPPLY AGREEMENT" shall mean that certain Supply Agreement, dated as of October 29, 1999, between Borrower and dsports.com.

         "dsports.com TRADEMARK AGREEMENT" shall mean that certain Trademark License Agreement, dated as of October 29, 1999, between DAMC and dsports.com.

         "E-COMMERCE TRANSACTION DOCUMENTS" shall mean, collectively, the DSG Holdings Limited Liability Company Agreement, the DSG Holdings Contribution Agreement, the Web Site Agreement, the Data Sharing Agreement, the dsports.com Trademark Agreement, the dsports.com Supply Agreement and the dsports.com Services Agreement.

         "EBITDA" shall mean, for any period, the Net Income (Loss) for such period, PLUS Interest Expense, tax expense, depreciation expense, amortization expense, and extraordinary losses and other non-cash items, MINUS extraordinary gains, in each case, of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

         "ELIGIBLE INVENTORY" shall mean such Inventory of Borrower that is not ineligible as the basis for Revolving Credit Advances or Letter of Credit Obligations based on the criteria set forth below. In determining whether Inventory constitutes Eligible Inventory, Agent does not intend to include Inventory which:

         (a) is not owned by Borrower free and clear of all Liens and rights of others, except the Liens in favor of Agent and Lenders pursuant to the Collateral Documents;

         (b) is not located on premises owned or operated by Borrower referenced on SCHEDULE 3.6;

         (c) is Inventory in transit (other than Inventory in transit from one of Borrower's distribution centers, including the DMSI distribution center, to one of Borrower's stores provided that such Inventory is being shipped in the normal course of business and consistent with Borrower's past practice and Agent continues to maintain a first priority perfected security interest in such Inventory);

         (d) is Inventory held on or at leased premises where the landlord thereof has either not executed a Landlord Waiver in form and substance satisfactory to Agent or reserves (including, without limitation, a Lease Payment Reserve) related thereto satisfactory to Agent in its discretion have not been established against Borrowing Availability;

         (e) is in the possession or control of a bailee, warehouseman, processor, converter or other Person other than Borrower, unless Agent is in possession of such agreements, instruments and documents as Agent may require (each in form and content acceptable to Agent and duly executed, as appropriate by the bailee, warehouseman, processor, converter or other Person in possession or control of such Inventory, as applicable) including but not limited to warehouse receipts in Agent's name covering such Inventory;

         (f) is covered by a negotiable document of title unless such document has been delivered to Agent;

         (g) is not covered by insurance required by the terms of SECTION 5.5 and ANNEX E;

         (h) is obsolete, unsalable, shopworn, damaged, unfit for further processing, or is of substandard quality;

         (i) consists of display items or packing and shipping materials;

         (j) consists of discontinued or slow-moving items;

         (k) does not meet all standards imposed by any Governmental Authority;

         (l) is placed by Borrower on consignment or held by Borrower on consignment from another Person;

         (m) is not a type held for sale in the ordinary course of Borrower's business;

         (n) is Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215 or any successor statute or section;

         (o) is Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any other Loan Document; or

         (p) is not otherwise acceptable in the discretion of Agent, based upon such credit and collateral considerations as Agent may deem appropriate from time to time.

         "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Sections 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sections 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Sections 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651 ET SEQ.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Sections 300(f) ET SEQ.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of a Hazardous Material.

         "EQUIPMENT" shall mean any "equipment" as such term is defined in the Code and in any event shall include all machinery, equipment, furnishings, fixtures and vehicles and any and all additions, accessions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) under common control with any Loan Party and which, together with such Loan Party, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

         "ERISA EVENT" shall mean, with respect to any Loan Party or any ERISA Affiliate, (a) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a) (2) of ERISA;
(c) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure to make required contributions to a Qualified Plan; or (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "EVENT OF DEFAULT" shall have the meaning assigned to it in SECTION
8.1.

         "EXCESS BORROWING AVAILABILITY" shall mean, at any time, the amount by which Borrowing Availability exceeds the outstanding principal amount of the Revolving Credit Loan.

         "EXECUTIVE OFFICERS" shall mean the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Controller of Borrower.

         "EXISTING CREDIT AGREEMENT" shall have the meaning assigned to it in the Recitals to this Agreement.

         "EXISTING LENDERS" shall have the meaning assigned to it in the Recitals to this Agreement.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

         "FEES" shall mean the fees due to Agent and/or Lenders as set forth in
SECTION 1.6 or otherwise pursuant to the Loan Documents.

         "FINANCIAL STATEMENTS" shall mean the financial statements referred to in paragraph 1 of SCHEDULE 3.4.

         "FISCAL QUARTER" shall mean the 12 or 13-week period ending on the Saturday closest to the end of each April, July, October and January of each year.

         "FISCAL YEAR" shall mean the 52 or 53-week fiscal year of Borrower and its Subsidiaries for financial accounting purposes, which in any event shall end on the last Saturday of January of each year.

         "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any period, the ratio of the following for such period of Borrower and its Subsidiaries determined in accordance with GAAP: (a) EBITDA PLUS (i) the aggregate amount of Net Proceeds received during any such period by Borrower from the issuance of its equity securities after the Closing Date and (ii) the aggregate amount of Net Proceeds received during any such period by Borrower from a sale of Fixtures and Equipment (including the proceeds received by Borrower in a Deemed Sale/Leaseback Transaction), permitted under Section 6.8 of this Agreement; LESS Capital Expenditures which are not financed through Operating Leases to (b) the sum of Interest Expense PLUS principal paid on Indebtedness (including Capitalized Lease Obligations but excluding the principal of the Revolving Credit Loan) or required to be paid during such period PLUS taxes to the extent accrued or otherwise payable with respect to such period.

         "FIXTURES" shall, with respect to any Person, mean all "fixtures," as such term is defined in the Code, now or hereafter owned or acquired by such Person, wherever located, and, in any event, including all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions therefor or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located (including all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning and air cooling, refrigerating, incinerating and power, loading and unloading, signs, escalators, elevators, boilers, communication, switchboards, sprinkler and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, together with all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property).

         "GE CAPITAL" shall mean General Electric Capital Corporation, a New York corporation having an office at 800 Connecticut Avenue, Two North, Norwalk, Connecticut 06854.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied, except that, for purposes of SECTION 6.10, GAAP shall be determined on the basis of such principles in effect on March 1, 1997 and consistent with those used in the preparation of the Financial Statements referred to in SECTION 3.4.

         "GENERAL INTANGIBLES" shall mean, with respect to any Person, all "general intangibles" as such term is defined in the Code, now owned or hereafter acquired by such Person and, in any event, including all right, title and interest which such Person may now or hereafter have in or under any Contract, all customer lists, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies, (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, and other bank accounts (including with respect to each Loan Party the Blocked Accounts, the Concentration Account and the Disbursement Accounts), rights to receive tax refunds and other payments and rights of indemnification.

         "GECMG" shall mean GECC Capital Markets Group, Inc., a Delaware corporation.

         "GOODS" shall mean all "goods" as such term is defined in the Code, including movables, fixtures, Equipment, inventory, or other tangible personal property.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department, court, board, commission, or other entity exercising valid legal executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

         "HAZARDOUS MATERIAL" shall mean (a) any element, material, compound, mixture, solution, chemical, substance, or pollutant within the definition of "hazardous substance" under Section 101(14) of the Comprehensive
Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14); petroleum or any fraction, byproduct or distillation product thereof; asbestos, polychlorinated biphenyls, or any radioactive substances; and any material regulated as a hazardous substance by any jurisdiction in which any Loan Party owns or operates or has owned or operated a facility; or (b) any element, pollutant, contaminate or discarded material (including any radioactive material) within the definition of Section 103(6) of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6903(6); and any material regulated as a hazardous waste by any jurisdiction in which any Loan Party owns or operates or has owned or operated a facility, or to which any Loan Party sends material for treatment, storage or disposal as waste.

         "INDEBTEDNESS" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business that are not unpaid for more than 90 days past the stated due date therefor), (b) all obligations evidenced by notes, bonds, debentures or similar instruments (including, without limitation, the Subordinated Note), (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in an event of default may be limited to repossession or sale of such property), (d) all Capital Lease Obligations, (e) all Guaranteed Indebtedness, (f) all obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option contract, foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, commodity purchase or option agreements or other similar agreement or contract designed to protect such Person against fluctuations in interest rates, currency values or commodity prices, as the case may be, or other hedging or derivative agreements,
(g) all Indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(h) the Obligations, and (i) all liabilities under Title IV of ERISA.

         "INDEMNIFIED PERSON" shall have the meaning assigned to it in SECTION 1.15.

         "INDEX RATE" shall mean, for any day, a floating rate equal to the highest of (a) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Effective Rate as in effect for such day plus fifty (50) basis points per annum. Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

         "INDEX RATE LOAN" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

         "INFORMATION STATEMENT" shall mean that certain Information Statement and Offer to Purchase Shares of the Borrower dated April 20, 2000 and supplemented on May 12, 2000 and May 19, 2000 attached as Exhibit C to the Seventh Amendment.

         "INSTRUMENTS" shall mean, for any Person, all "instruments" as such term is defined in the Code, now owned or hereafter acquired by such Person, wherever located and in any event all certificated securities, certificates of deposit and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "INTELLECTUAL PROPERTY" shall mean, for any Person, collectively, all Trademarks, all Patents, all Copyrights and all Licenses now held or hereafter acquired by such Person, together with all franchises, tax refund claims, rights of indemnification, payments under insurance, indemnities, warranties and guarantees payable with respect to the foregoing.

         "INTERCREDITOR AGREEMENTS" shall mean the collective reference to the Intercreditor Agreements, each substantially in the form of EXHIBIT E or as otherwise approved by Agent, between Agent and any purchaser(s) of Fixtures and Equipment in a sale-leaseback transaction permitted pursuant to Section 6.8 of this Agreement.

         "INTEREST COVERAGE RATIO" shall mean, with respect to any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

         "INTEREST EXPENSE" shall mean for any period the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption on a consolidated statement of operations of the Borrower and its Subsidiaries prepared on a consolidated basis in accordance with GAAP.

         "INTEREST SETTLEMENT DATE" shall have the meaning assigned to it in
SECTION 1.13(d).

         "INVENTORY" shall mean, for any Person, all "inventory" as such term is defined in the Code, now or hereafter owned or acquired by, such Person, wherever located, and, in any event, including inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies, and all accessions and additions thereto and all documents of title covering any of the foregoing.

         "INVESTMENT" shall mean, for any Person (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition;
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and (c) the entering into of any Guaranteed Indebtedness of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

         "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in Section

9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Person, including the rights of such Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Person; (iv) all commodity contracts held by any Person; and (v) all commodity accounts held by any Person.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "LANDLORD'S WAIVER" shall mean a landlord's waiver and license agreement or other agreement executed and delivered by the landlord under any Lease in form and substance satisfactory to Agent.

         "LEASE PAYMENT RESERVE" shall mean a reserve against Borrowing Availability in an amount determined by Agent in its discretion including an amount equal to the aggregate amount of a number of months (as determined by Agent) rent and utility costs payable by Borrower with respect to each Lease of real property where Eligible Inventory is located and with respect to which Borrower has failed to obtain a Landlord's Waiver from the landlord thereof in form and substance satisfactory to Agent. The Lease Payment Reserve may, in Agent's discretion, be in addition to any other reserve against Borrowing Availability established by Agent.

         "LEASES" shall mean all of those leasehold estates in real property now owned or hereafter acquired by a Loan Party, as lessee.

         "LENDER" and "LENDERS" shall have the meaning provided in the first paragraph of this Agreement.

         "LETTER OF CREDIT" shall mean any commercial or standby letter of credit issued (including issued pursuant to the terms of the Existing Credit Agreement) at the request and for the account of Borrower for which Agent and/or Lenders have incurred Letter of Credit Obligations.

         "LETTER OF CREDIT FEE" shall have the meaning assigned to it in SECTION 1.6.

         "LETTER OF CREDIT OBLIGATIONS" shall mean all outstanding obligations incurred by Agent and/or Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Agent or any Lender of Letters of Credit. The amount of such Letter of Credit Obligations at any time shall equal the maximum amount which may be payable by Agent and/or Lenders under or pursuant to the outstanding Letters of Credit at such time.

         "LIBOR BUSINESS DAY" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

         "LIBOR LOAN" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

         "LIBOR PERIOD" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in SECTION 1.1(c); PROVIDED that the foregoing provision relating to LIBOR Periods is subject to the following:

               (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

               (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

               (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

               (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

               (e) Borrower shall select LIBOR Periods so that there shall be no more than seven (7) separate LIBOR Loans in existence at any one time.

         "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

               (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

               (b) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (such rate to be adjusted to the nearest one sixteenth of one percent (1/16th of 1%) or, if there is not a nearest one sixteenth of one percent (1/16th of 1%), to the next highest one sixteenth of one percent (1/16th of 1%)).

               If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

         "LICENSE" shall mean, with respect to any Person, any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by such Person.

         "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "LOAN DOCUMENTS" shall mean this Agreement, the Revolving Credit Notes, the Subordination Agreement and the Collateral Documents.

         "LOAN PARTY" means each of Borrower and each Subsidiary of Borrower, including DAMC.

         "MARGIN STOCK" shall have the meaning specified in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, operations, prospects, or financial condition of Borrower and its Subsidiaries, taken as a whole, (b) any Loan Party's ability to pay or perform its Obligations in accordance with the terms of the Loan Documents, (c) the Collateral or Agent's Lien on the Collateral or the priority or perfection of any such Lien or (d) the rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents.

         "MATERIAL CONTRACTS" shall mean the contracts listed on SCHEDULE 6.19 hereto and any other Contract of Borrower which, if cancelled or terminated, could reasonably be expected to have or result in a Material Adverse Effect.

         "MAXIMUM LAWFUL RATE" shall have the meaning assigned to it in
SECTION 1.4(e).

         "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "NET BORROWING AVAILABILITY" shall mean as of any date of determination, the lesser of (i) the Aggregate Revolving Credit Commitment and
(ii)
the Borrowing Base, in each case LESS the Revolving Credit Loan then outstanding.

         "NET INCOME (LOSS)" shall mean, for any period, the aggregate net income (or loss) after provision (benefit) for income taxes of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "NET PROCEEDS" shall mean (a) with respect to any sale or disposition of assets (including by sale and leaseback) by any Person, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or disposition net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, and brokerage, consultant and other customary fees actually incurred in connection therewith other than such amounts payable to an Affiliate of Borrower and (ii) taxes paid or payable as a result thereof; and (b) with respect to any issuance of equity securities or the incurrence of any Indebtedness by any Person subsequent to the Closing Date, the cash proceeds received by such Person from such issuance or incurrence net of investment banking fees, legal fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses and other reasonable costs and expenses actually incurred in connection therewith other than such amounts payable to an Affiliate of Borrower.

         "NET WORTH" shall mean, with respect to any Person at any date, the total assets minus the total liabilities, in each case, of such Person at such date determined in accordance with GAAP.

         "NON-FUNDING LENDER" shall have the meaning assigned to it in SECTION 1.1(f).

         "NON-USE FEE" shall have the meaning assigned to it in SECTION 1.6.

         "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned to it in SECTION 1.1(c).

         "NOTICE OF REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in SECTION 1.1(c).

         "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Loan Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes (i) any Revolving Credit Advances made pursuant to the terms of the Existing Credit Agreement, and (ii) all principal and interest (including interest which accrues after the commencement of any case or proceeding referred to in SECTION 8.1(f), (g) or (h)), on the Revolving Credit Loan, all amounts payable in respect of Letters of Credit under SECTION 1.18 or ANNEX F, all Letter of Credit Obligations, all Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Loan Party under any of the Loan Documents.

         "OCTOBER 2000 WARRANTS" shall have the meaning ascribed to such term in Borrower's Certificate of Incorporation, as amended on April 26,1999.

         "ONRP" shall mean Online Retail Partners LLC, a Delaware limited liability company and its successors and assigns.

         "OPERATING LEASE" shall mean any lease of real or personal property, or mixed property, which is not a Capital Lease.

         "OTHER LENDER" shall have the meaning assigned to it in Section 1.1(f).

         "OTHER TAXES" shall have the meaning assigned to it in Section 1.17(b).

         "PARTICIPANTS" shall have the meaning assigned to it in
Section 10.2(a).

         "PATENT LICENSE" shall mean, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right with respect to any invention on which a Patent is in existence.

         "PATENTS" shall mean, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any right, title or interest: (a) all letters patent of the United States of America or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country, and (b) all reissues, divisions, continuations, continuations-in-part or extensions thereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is not an individual account plan, as defined in
Section 3(34) of ERISA, and which any Loan Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "PERMITTED ENCUMBRANCES" shall mean: (a) Liens for Charges provided payment thereof shall not at the time be required under SECTION 5.2; (b) deposits, Liens or pledges of cash collateral to secure obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation or other public or statutory obligations arising in the ordinary course of business; (c) deposits, Liens or pledges of cash collateral to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), obligations of a tenant under an Operating Lease, or surety, stay or appeal bonds or similar obligations arising in the ordinary course of business; (d) workers', mechanics', suppliers', carriers', warehousemen's Liens or other similar Liens arising by operation of law in the ordinary course of business and securing sums which are not past due;
(e) any attachment or
judgment Lien which does not constitute a Default, unless the judgment it secures shall not, within 15 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 15 days after the expiration of any such stay; (f) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; (g) Liens created by statute or common law in favor of landlords for unpaid rent and related amounts that are not more than fifteen days past due; (h) subject to the Concentration Account Agreement, the Blocked Account Agreements and the Disbursement Account Agreements, if any, Liens of a banking institution encumbering deposits (including setoff rights) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; and
(i) Liens listed in SCHEDULE 6.7 existing on the Closing Date.

         "PERMITTED HOLDERS" shall mean any member of the Stack Family; Bamse, N.V.; Daniel Bernard; FJLM Finance Ltd.; Fondation Appomattox; Fondation Breugelem; Fondation Consuelo; Fundacion Juan March Luxembourg, S.A.; Fourcar, B.V.; Oak Investment Partners V, Limited Partnership; Oak V Affiliates Fund, Limited Partnership; Oakwood Holdings, BVI; Yves Sisteron; Societe De Noyange; Vulcan Ventures, Inc.; Bessemer Venture Partners III L.P.; Brimstone Island Co. L.P.; BVP Special Situations L.P.; Northwood Capital Partners LLC; Omega Ventures II, L.P.; Crossover Fund II, L.P.; and US WEST Pension Trust.

         "PERMITTED STOCK ISSUANCE" shall mean and include the issuance of common equity interests by Borrower to any Person (i) so long as no Default has occurred and is continuing or would occur as a result of such issuance, in an initial public offering (x) which is underwritten by a nationally recognized investment banking firm or other Person satisfactory to Agent in its discretion,
(y) in which such equity interests are distributed to at least 25 Persons (other than Persons listed on SCHEDULE 3.9), and (z) which is made pursuant to a registration statement on Form S-1, or any successor form thereto, relating to the registration of such common equity interests under the Securities Act of 1933, as amended, and other documents and agreements (including all underwriting or similar agreements and all documents filed with the Securities and Exchange Commission) in form and substance reasonably satisfactory to Agent, (ii) under the Dick's Clothing and Sporting Goods, Inc. Stock Option Plan as amended through September 19, 1995 as in effect on April 16, 1999 or (iii) upon the exercise of warrants listed on SCHEDULE 3.9 or warrants to purchase Series E Preferred Stock or common stock if the Series E Preferred Stock has previously been converted to common stock which warrants were issued in connection with the Series E, F and G Preferred Stock of Borrower in accordance with the applicable Preferred Stock Agreement.

         "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

         "PLAN" shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which

Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement, dated as of February 1, 1996, attached hereto as Exhibit F, made by Borrower in favor of Agent for the benefit of Lenders.

         "PREFERRED STOCK" shall mean the Series A, B, C, D and E Preferred Stock of Borrower.

         "PREFERRED STOCK AGREEMENTS" shall mean any stock purchase or other agreements providing for or governing the terms or rights of holders of, or otherwise relating to, any Preferred Stock as in effect on the Closing Date.

         "PREFERRED STOCK SUBORDINATED NOTES" shall mean those certain Promissory Notes dated May __, 2000 and due August __, 2001 in substantially the form of Annex F to the Information Statement and in an aggregate amount (including principal and interest) not to exceed $15,000,000.

         "PROCEEDS" shall mean all "proceeds" as such term is defined in the Code and, in any event, shall include, with respect to any Person: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Person from time to time with respect to any of its property or assets; (b) any and all payments (in any form whatsoever) made or due and payable to such Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of such Person's property or assets by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (c) any claim of such Person against third parties (i) for past, present or future infringement of any Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (d) any recoveries by such Person against third parties with respect to any litigation or dispute concerning any of such Person's property or assets; and (e) any and all other amounts from time to time paid or payable under or in connection with any of such Person's property or assets, upon disposition or otherwise.

         "PROJECTIONS" shall mean the projections referred to in paragraph 3 of
Schedule 3.4 and as of any date the consolidated and consolidating balance sheet, statements of income and cash flow for Borrower and its Subsidiaries (including forecasted Capital Expenditures and Net Borrowing Availability) (i) by month for each of the Fiscal years ending 2000, 2001 and 2002 and (ii) any other projections required to be delivered by Borrower to Agent and Lenders under the Agreement.

         "PROPORTIONATE SHARE" shall mean, with respect to any Lender, the following: (a) for the purpose of repayment of principal, interest and Fees with respect to the Revolving Credit Loan and Letter of Credit Obligations, a fraction (expressed as a percentage), the numerator of which shall be the aggregate principal amount of Revolving Credit Advances held by such Lender (including Agent), and the denominator of which shall be the principal amount of the Revolving Credit Loan; and (b) for all other purposes, the fraction (expressed as a percentage), the numerator of which shall be the

Revolving Credit Commitment of such Lender and the denominator of which shall be the Aggregate Revolving Credit Commitment.

         "QUALIFIED PLAN" shall mean, for any Loan Party, an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under IRC Section 401(a), and which such Loan Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "REGISTER" shall have the meaning assigned to it in Section 10.2(c).

         "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "RELEASE" shall mean, as to any Person, any release or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the indoor or outdoor environment by such Person (or by a person under such Person's direction or Control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property; but shall exclude any release, discharge, emission or disposal in material compliance with a then effective permit, order, rule regulation or law of a Governmental Authority.

         "REPORTABLE EVENT" shall mean any of the events described in
Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

         "REQUIRED LENDERS" shall mean, at any time, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of the Revolving Credit Commitments of all Lenders at such time (or, at any time after which the Revolving Credit Commitments of all of Lenders shall have expired or terminated, Lender's holding sixty-six and two-thirds percent (66 2/3%) of the principal of the Revolving Credit Loan outstanding at such time).

         "REQUIRED PAYMENT" shall have the meaning assigned to it in Section
1.11.

         "RESTRICTED PAYMENT" shall mean, with respect to any Person, either directly or indirectly, (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock, (b) any payment on account of the purchase, redemption, defeasance or other retirement, or to obtain the surrender of, such Person's Stock or any other payment or distribution made in respect thereof, (c) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder or Affiliate of such Person other than relating to salaries, bonuses and other compensation to such Person's officers, directors and employees in the ordinary course of business consistent with past practice, (d) any payment, purchase, redemption, retirement, or other acquisition for value or setting apart of any money for a sinking, or other analogous fund for the purchase, redemption, retirement or other acquisition of, or to obtain the surrender of, or any payment (scheduled, voluntary or other) of principal of or interest on, or any other amount owing in respect of any Subordinated Note or any other Subordinated Debt or (e) any payment of a claim for the recision of the purchase or sale of, or for material damages arising from the purchase or sale of any Stock of such Person, or of a claim for indemnification or contribution arising out of or relating to any such claim for damages or recision.

         "RETIREE WELFARE PLAN" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

         "REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in
SECTION 1.1(a).

         "REVOLVING CREDIT COMMITMENT" shall mean, as to each Lender, the commitment of such Lender to make Revolving Credit Advances to Borrower pursuant to SECTION 1.1 and the other provisions hereof in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on APPENDIX 1, as such amount may be reduced or modified pursuant to this Agreement.

         "REVOLVING CREDIT LOAN" shall mean the aggregate amount of Revolving Credit Advances of all Lenders (including Revolving Credit Advances made by Agent pursuant to SECTION 1.13 and Revolving Credit Advances made pursuant to the terms of the Existing Credit Agreement) outstanding at any time.

         "REVOLVING CREDIT NOTES" shall mean the promissory notes provided for by SECTION 1.1(d) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

         "RICHARD T. STACK NOTES" shall mean (a) the note dated December 31, 1992, in the aggregate principal amount of $302,036 as of December 30, 1995 issued by Borrower to Richard T. Stack and (b) the note dated November 16, 1992, in the aggregate principal amount of $70,450 as of December 30, 1995 issued by Borrower to Richard T. Stack.

         "SCHEDULE OF DOCUMENTS" shall mean the schedule attached hereto as Annex C, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder.

         "SECURITY AGREEMENT" shall mean the Security Agreement, dated as of February 1, 1996, attached hereto as Exhibit D, between Agent and Borrower.

         "SETTLEMENT PERIOD" shall have the meaning assigned to it in SECTION 1.13.

         "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STACK FAMILY" shall mean Nancy and Richard Heichemer, Kim and Tim Myers, Donna and Richard J. Stack, Edward W. Stack, Karin Lea Stack, Martin J. Stack, Stacey A. Stack and Richard T. Stack.

         "STOCK" shall mean all shares, options, warrants, general or limited partnership interests, membership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "STOCKHOLDER" shall mean each holder of Stock of Borrower.

         "SUBJECT PROPERTY" shall mean all real property owned, leased or operated by any Loan Party.

         "SUBORDINATED DEBT" shall mean the Indebtedness evidenced by the Subordinated Note and any other Indebtedness of Borrower which is subordinated in right of payment to the Obligations.

         "SUBORDINATED NOTE" shall mean the 12% Subordinated Debenture dated May 1, 1986, in the aggregate principal amount of $976,381 as of December 30, 1995 issued by Borrower (as the successor in interest to Dick's Acquisition Corp.) to Richard J. Stack, in form and substance satisfactory to Agent.

         "SUBORDINATION AGREEMENT" shall mean the Subordination Agreement among Borrower, Richard J. Stack and Agent on behalf of itself and Lenders pursuant to which the Subordinated Note is subordinated to the prior payment and satisfaction of the Obligations.

         "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50% or more or of which any such Person is a general partner or managing member, as the case may be, or may exercise the powers of a general partner or managing member, as the case may be. Notwithstanding anything to the contrary, neither DSG Holdings nor dsports.com shall be deemed to be a "Subsidiary" for any purpose hereunder or under any other Loan Document.

         "TAXES" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes, levies, imposts, deductions, charges or withholdings and liabilities with respect thereto that are imposed on or measured by the net income of any Lender by the United States of America, the jurisdiction under the laws of which Lender is organized or the jurisdiction in which such Lender's applicable lending office is located or, in each case, any political subdivision thereof.

         "TERMINATION DATE" shall mean the date on which (a) the Aggregate Revolving Credit Commitment has been terminated in full and Agent and Lenders shall have no further obligation to make any Revolving Credit Advances or any other credit extensions or financial accommodations hereunder or under any other Loan Document, and (b) all Obligations have been irrevocably paid in full and Borrower shall have funded the amounts required, if any, under the Loan Documents into the Cash Collateral Account in respect of Letter of Credit Obligations, if any, then outstanding.

         "TITLE IV PLAN" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

         "TRADEMARK LICENSE" shall mean, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right to use any Trademark or Trademark registration.

         "TRADEMARKS" shall mean, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any interest: (a) all common law and statutory trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all licenses thereunder and together with the goodwill associated with and symbolized by such trademark.

         "WEB SITE AGREEMENT" shall mean that certain Web Site Services Agreement, dated as of October 29, 1999, between ONRP Services, LLC and dsports.com.

         "WELFARE PLANS" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrower or any ERISA Affiliate.


         2. CERTAIN MATTERS OF CONSTRUCTION. Any accounting term used in the Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

         All other undefined terms contained in the Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

         Whenever any provision in any Loan Document refers to the "knowledge" of any Person, such provision is intended to mean that such Person has actual knowledge or awareness of a particular fact or circumstance, or that such Person, if it had exercised reasonable diligence, should have known or been aware of such fact or circumstance.

         For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary; (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (d) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms of the Loan Documents.

                               FIRST AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


         FIRST AMENDMENT, dated as of May 18, 2001 (this "Amendment"), to the Amended and Restated Credit Agreement referred to below among DICK'S SPORTING GOODS, INC., a Delaware corporation ("Borrower"), the lenders party hereto ("Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New
York corporation, as agent for the Lenders (in such capacity, "Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. AMENDMENT TO RECITAL B OF THE CREDIT AGREEMENT. Recital B of the Credit Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) by deleting the amount "$140,000,000" where it appears therein and inserting in lieu thereof the amount "$170,000,000".

         3. AMENDMENT TO ANNEX A. ANNEX A to the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the definition of "AGGREGATE REVOLVING CREDIT COMMITMENT" in its entirety and inserting in lieu thereof the following new definition to read as follows:

                  "'AGGREGATE REVOLVING CREDIT COMMITMENT" shall mean $170,000,000";

         4. AMENDMENT TO APPENDIX 1. APPENDIX 1 to the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting such Appendix in its entirety and inserting in lieu thereof a new appendix to read as set forth on Appendix 1 hereto.

         5. CHANGE IN LENDERS' PROPORTIONATE SHARES. Borrower and Lenders agree that upon consummation of the amendments to the Credit Agreement effected hereby, the Proportionate Share of each Lender is set forth on Appendix I attached hereto. In furtherance of the foregoing, each applicable Lender further agrees promptly to forward on the Amendment Effective Date in immediately available funds certain amounts requested by Agent directly to Agent, and Agent agrees to forward such amounts to any applicable Lender (the "LOAN ALLOCATION ADJUSTMENT") so that after giving effect to the Loan Allocation Adjustment the outstanding Revolving Credit Advances of each Lender reflects its Proportionate Share after giving effect to the Loan Allocation Adjustment.

         6. REPRESENTATIONS AND WARRANTIES. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

                  (a) Each of the execution, delivery and performance by Borrower of this Amendment and the Amended and Restated Promissory Notes referred to in Section 10(b) hereof (the "AMENDED AND RESTATED PROMISSORY NOTES") and the performance of the Credit Agreement, as amended hereby (the "AMENDED CREDIT AGREEMENT") are within Borrower's corporate power and have been duly authorized by all necessary corporate and shareholder action.

                  (b) This Amendment and the Amended and Restated Promissory Notes have been duly executed and delivered by or on behalf of Borrower.

                  (c) Each of this Amendment, the Amendment and Restated Promissory Notes and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (d) No Default has occurred and is continuing both before and after giving effect to this Amendment.

                  (e) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

         7. NO OTHER AMENDMENTS. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         8. OUTSTANDING INDEBTEDNESS; WAIVER OF CLAIMS. Borrower hereby acknowledges and agrees that as of May 17, 2001 the aggregate outstanding principal amount of the Revolving Credit Loan is $108,500,075.10 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

         9. EXPENSES. Borrower hereby reconfirms its obligations pursuant to
SECTION 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

         10. EFFECTIVENESS. This Amendment shall become effective as of May __, 2001 (the "AMENDMENT EFFECTIVE DATE") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to May __, 2001:

         (a) AMENDMENT. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Required Lenders and Borrower and acknowledged by DAMC.

         (b) AMENDED AND RESTATED PROMISSORY NOTES. Each applicable Lender shall have received an Amended and Restated Promissory Note, which note amends and restates as of the Amendment Effective Date that Promissory Note dated July 26, 2000 made by Borrower in favor of such Lender.

         (c) BOARD RESOLUTIONS. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower certifying (i) the resolutions adopted by the Board of Directors of Borrower approving this Amendment and the Amended and Restated Promissory Notes and (ii) all documents evidencing other necessary corporate action by Borrower and required governmental and third party approvals, if any, with respect to this Amendment and the Amended and Restated Promissory Notes.

         (d) LEGAL OPINION. Agent shall have received an opinion of Beveridge & Diamond, P.C., counsel to the Loan Parties, in form and substance satisfactory to Agent and Lenders.

         (e) FEES. Borrower shall have paid (i) an amendment fee to Agent for the account of each of the Lenders in the aggregate amount of $75,000 to be distributed as follows: General Electric Capital Corporation $12,500.00; BSB Bank & Trust Company $0.00; National Bank of Canada $0.00; The CIT Group/Business Credit, Inc. $6,250.00; Fleet Retail Finance, Inc. $18,750.00; National City Bank of Pennsylvania $12,500.00 and First Union National Bank $25,000.00.

         (f) PAYMENT OF EXPENSES. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

         (g) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

         11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         12. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                BORROWER:
                                ---------

                                DICK'S SPORTING GOODS, INC.


                                Name: /s/ Jeffrey Hennion
                                      -----------------------------
                                Name:  Jeffrey Hennion
                                Title: Treasurer


                                AGENT:
                                ------

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION, as Agent


                                By:______________________
                                Name:
                                Its: Duly Authorized Signatory


                                LENDERS:
                                --------

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION


                                By:_____________________
                                Name:
                                Its: Duly Authorized Signatory

                                BSB BANK & TRUST COMPANY


                                By:_____________________
                                Name:
                                Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                BORROWER:
                                ---------

                                DICK'S SPORTING GOODS, INC.


                                By:_____________________
                                Name: Jeffrey Hennion
                                Title: Treasurer


                                AGENT:
                                ------

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION, as Agent


                                By: /s/ Charles Chiodo
                                    --------------------------
                                Name: Charles Chiodo
                                Its: Duly Authorized Signatory


                                LENDERS:
                                --------

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION


                                By: /s/ Charles Chiodo
                                    --------------------------
                                Name: Charles Chiodo
                                Its: Duly Authorized Signatory


                                BSB BANK & TRUST COMPANY


                                By:_____________________
                                Name:
                                Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                BORROWER:
                                ---------

                                DICK'S SPORTING GOODS, INC.


                                By:___________________
                                Name: Jeffrey Hennion
                                Title: Treasurer


                                AGENT:
                                ------

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION, as Agent


                                By:______________________
                                Name:
                                Its: Duly Authorized Signatory


                                LENDERS:
                                ---------

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION


                                By:____________________
                                Name:
                                Its: Duly Authorized Signatory


                                BSB BANK & TRUST COMPANY


                                By: /s/ John B. Westcott
                                   ----------------------
                                Name:  John B. Westcott
                                Title: Administrative Vice President

                                NATIONAL BANK OF CANADA


                                By: /s/ David S. Vith
                                   ----------------------
                                Name: David S. Vith
                                Title: Assistant Vice President

                                By: /s/ Gerard Knell
                                   ----------------------
                                Name:  Gerard Knell
                                Title: Vice President



                                THE CIT GROUP/BUSINESS CREDIT,
                                INC.


                                By:______________________
                                Name:
                                Title:



                                FLEET RETAIL FINANCE INC.


                                By:______________________
                                Name:
                                Title:



                                NATIONAL CITY BANK OF
                                PENNSYLVANIA


                                By:_____________________
                                Name:
                                Title:

                                FIRST UNION NATIONAL BANK


                                By:_____________________
                                Name:
                                Title:

                                           NATIONAL BANK OF CANADA


                                           By:_____________________
                                           Name:
                                           Title:

                                           By:_____________________
                                           Name:
                                           Title:



                                           THE CIT GROUP/BUSINESS CREDIT,
                                           INC.


                                           By:    /s/ Evelyn Kusold
                                              ---------------------
                                           Name:   Evelyn Kusold
                                           Title:  AVP



                                           FLEET RETAIL FINANCE INC.


                                           By: /s/ James R. Dore
                                              ---------------------
                                           Name:   James R. Dore
                                           Title:  Director



                                           NATIONAL CITY BANK OF
                                           PENNSYLVANIA


                                           By: /s/ John L. Hayes, IV
                                              ---------------------
                                           Name:  John L. Hayes, IV
                                           Title: VP

                                           FIRST UNION NATIONAL BANK


                                           By:  /s/ Joan Anderson
                                              ---------------------
                                           Name:  Joan Anderson
                                           Title:

The undersigned Guarantor hereby (i) acknowledges to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and AGREED to as of the date first written above.

DICK'S ASSET MANAGEMENT CORP.





By: /s/ Jeffrey Hennion
   ---------------------
Name:
Title:

                                                                      APPENDIX 1
                                   APPENDIX 1

                          Revolving Credit Commitments
                             and Lender Information


---------------------------------------------------------------------------------
Lender                          Revolving Credit          Proportionate Share of
                                Commitment                Commitment
---------------------------------------------------------------------------------
GENERAL ELECTRIC                $ 55,000,000.00             32.352941%
CAPITAL
CORPORATION
800 Connecticut Avenue,
Two North
Norwalk, CT 06854
Attn: Charles Chiodo
Telephone: (203) 852-3600
Telecopy:  (203) 852-3640
--------------------------------------------------------------------------------
NATIONAL BANK OF                $ 25,000,000.00             14.705882%
CANADA
One Oxford Centre
301 Grant Street
Suite 3440
Pittsburgh, PA 15219
Attn: Donald P. Haddad
Telephone: (412) 281-4890
Telecopy:  (412) 281-4603
--------------------------------------------------------------------------------
THE CIT GROUP/                  $ 17,500,000.00             10.294118%
BUSINESS CREDIT, INC.
1211 Avenue of the
Americas
New York, NY 10036
Attn:  Evelyn Kusold
Telephone: (212) 536-1208
Telecopy:   (212) 536-1293
--------------------------------------------------------------------------------
BSB BANK & TRUST                $  7,500,000.00              4.411765%
COMPANY
68 Exchange Street
Binghamton, NY 13902
Attn: Glenn Small
Telephone: (607) 779-2590
Telecopy:  (607) 772-6287
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Lender                          Revolving Credit             Proportionate Share of
                                Commitment                   Commitment
-----------------------------------------------------------------------------------
FLEET RETAIL FINANCE            $ 30,000,000.00              17.647059%
INC.
40 Broad Street, 10th Floor
Boston, MA 02109
Attn:  Jim Dore
Telephone: (617) 434-4184
Telecopy:  (617) 434-4312
--------------------------------------------------------------------------------
NATIONAL CITY BANK              $ 15,000,000.00               8.823529%
OF PENNSYLVANIA
20 Stanwix Street, 19th
Floor
Pittsburgh, PA 15222
Attn: Vince Delie
Telephone: (412) 644-6056
Telecopy:  (412) 471-4883
--------------------------------------------------------------------------------
FIRST UNION                     $ 20,000,000.00              11.764706%
NATIONAL BANK
One South Penn Square,
12th Floor
Philadelphia, PA 19107
Attn: Joan Anderson
Telephone: (215) 973-8376
Telecopy:  (215) 973-1887
--------------------------------------------------------------------------------
                                ===============              ==================
                                $170,000,000.00                 100.00%
--------------------------------------------------------------------------------

                              SECOND AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                         AND FIRST AMENDMENT TO CERTAIN
                      COLLATERAL DOCUMENTS RELATED THERETO
                      ------------------------------------

         SECOND AMENDMENT, dated as of July __, 2001 to the Amended and Restated Credit Agreement referred to below and FIRST AMENDMENT to certain collateral documents related thereto and referred to in Section 10 hereof (this "AMENDMENT") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("BORROWER"), DICK'S ASSET MANAGEMENT CORP., a Delaware corporation ("DAMC"), the lenders party hereto ("LENDERS"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as agent for the Lenders (in such capacity, "AGENT").

                              W I T N E S S E T H
                              -------------------

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. AMENDMENT TO SECTION 1.10. SECTION 1.10 of the Credit Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) by adding the following new sentence at the end thereof to read as follows:

         "Notwithstanding anything to the contrary contained herein or in any other Loan Document, if an Event of Default shall have occurred and be continuing, no payment shall be made by Borrower in respect of the termination of an Interest Rate Agreement, until all of the other Obligations have been paid in full and the Aggregate Revolving Credit Commitment is terminated."

         3. AMENDMENT TO SECTION 1.12(b). SECTION 1.12(b) of the Credit Agreement is hereby amended as of the Amendment Effective Date by adding the following new sentence at the end thereof to read as follows:

         "For avoidance of doubt and for purposes of determining whether any adjustments are required pursuant to the terms of this SECTION 1.12(b), no effect shall be given to any Obligations owing in respect of Interest Rate Agreements."

         4. AMENDMENT TO SECTION 6.2. SECTION 6.2 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the clause "and
(i) the Investment by Borrower in DSG Holdings contemplated by SECTION 1.3(c) hereof' and inserting in lieu thereof the following:

         ", (i) the Investment by Borrower in DSG Holdings contemplated by
         SECTION 1.3(c) hereof and (j) Interest Rate Agreements not prohibited by SECTION 6.16 hereof."

         5. AMENDMENTS TO SECTION 6.3. SECTION 6.3 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) deleting the word "and" immediately before the parenthetical "(h)" contained therein and inserting in lieu thereof the following:

         "(h) Indebtedness under Interest Rate Agreements to the extent not prohibited by SECTION 6.16 and"

(ii) relettering clause "(h)" (before giving effect to this Amendment) clause "(i)".

         6. AMENDMENT TO SECTION 6.6. SECTION 6.6 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting such Section in its entirety and inserting in lieu thereof the following new Section to read as follows:

         "6.6 GUARANTEED INDEBTEDNESS. No Loan Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except for: (a) endorsements of instruments or items of payment for deposit to a bank account of such Loan Party; (b) performance bonds, indemnities entered into in the ordinary course of business consistent with past practices and indemnities provided under the E-commerce Transaction Documents;
         (c) Guaranteed Indebtedness relating to Interest Rate Agreements permitted to be incurred pursuant to SECTION 6.3; and (d) Guaranteed Indebtedness outstanding on the Closing Date and listed in SCHEDULE 6.3 and all extensions, renewals, replacements and modifications of such Guaranteed Indebtedness on terms and conditions which shall in any event be on terms no less favorable to Borrower, Agent or any Lender, as determined by Agent than the terms of the Guaranteed Indebtedness being extended, renewed, replaced or modified, including, without limitation, with respect to amount, premiums, fees, indemnities, covenants, events of default and remedies."

         7. AMENDMENT TO SECTION 6.7(a). SECTION 6.7(a) of the Credit Agreement is hereby amended as of the Amendment Effective Date by inserting after the word "Lenders" contained therein the following parenthetical:

         "(or any affiliate thereof in connection with any Interest Rate Agreement not prohibited by SECTION 6.16)".

         8. AMENDMENTS TO ANNEX A. ANNEX A to the Credit Agreement is hereby amended as of the Amendment Effective Date by:

     (a) adding the following new defined term in appropriate alphabetical order to read as follows:

          "'INTEREST RATE AGREEMENT' shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates entered into between Borrower and any financial institution; PROVIDED, that if such financial institution is not a Lender or an affiliate thereof the obligations of the Borrower in respect of any such agreement or arrangement shall be unsecured."

         and (b) deleting the definition of "Obligations" contained therein and inserting the following new definition in lieu thereof to read as follows:

          "'OBLIGATIONS' shall mean all loans, advances, debts, liabilities (including, without limitation, liabilities now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreement entered into by Borrower in accordance with the terms of the Agreement to which a Lender or an affiliate thereof was a counterparty at the time such interest rate agreement was entered into) and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Loan Party to Agent or any Lender (or any affiliate thereof in connection with any Interest Rate Agreement referred to above), and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents or any such Interest Rate Agreement. This term includes (i) any Revolving Credit Advances made pursuant to the terms of the Existing Credit Agreement, and (ii) all principal and interest (including interest which accrues after the commencement of any case or proceeding referred to in Section 8.1 (f), (g) or (h)), on the Revolving Credit Loan, all amounts payable in respect of Letters of Credit under SECTION 1.18 or ANNEX F, all Letter of Credit Obligations, all Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Loan Party under any of the Loan Documents."

         9. AMENDMENTS TO ANNEX B. ANNEX B to the Credit Agreement is hereby amended as of the Amendment Effective Date by (i) deleting Paragraph 3 of such Annex in its entirety and inserting in lieu thereof the following new Paragraph 3 to read as follows:

          "On or before the Closing Date, the banks at which the Blocked Accounts are held shall have entered into tri-party blocked account agreements (the "BLOCKED ACCOUNT AGREEMENTS") with Agent and the applicable Loan Parties, in form and substance acceptable to Agent. Each such Blocked Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Blocked Account, other than for payment of its service fees and other charges directly related to the administration of such account, and (b) such bank agrees to sweep on a daily basis all available amounts in the Blocked Account to the Concentration Account. Each Blocked Account shall be under the sole dominion and control of Agent and neither Borrower nor any other Person, through or under Borrower, shall have any control over the use of, or any right to withdraw any amount from, any Blocked Account; PROVIDED that, to the extent expressly permitted by Agent with respect to a Blocked Account in the applicable Blocked Account Agreement, Borrower may withdraw from such Blocked Account coins, one dollar bills, five dollar bills or ten dollar bills pursuant to a change or coin order. Without limiting the foregoing, Borrower agrees that no more than 55,000 per store per day may be ordered pursuant to such change or coin order. Borrower shall provide to Agent such projections and reports with respect to its coinage and petty cash needs and Blocked Account withdrawals in respect thereof as Agent may require from time to time."

and (ii) deleting Attachment I to ANNEX B to the Credit Agreement in its entirety and inserting in lieu thereof the following new Attachment I attached hereto as Attachment I.

         10. AMENDMENTS TO COLLATERAL DOCUMENTS. As of the Amendment Effective Date, the term "Lender" contained in each of the Security Agreement, the DAMC Security Agreement, the DAMC Trademark Security Agreement and the Pledge Agreement shall be deemed to include any affiliate of any Lender solely to the extent relating to Obligations incurred under any Interest Rate Agreement not prohibited by SECTION 6.16 of the Credit Agreement.

         11. REPRESENTATIONS AND WARRANTIES. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

               (a) Each of the execution, delivery and performance by Borrower and DAMC of this Amendment and the performance of the Credit Agreement, as amended hereby (the "AMENDED CREDIT AGREEMENT") and each of the Collateral Documents referred to in Section 10 hereof, as amended hereby (collectively, the "AMENDED COLLATERAL DOCUMENTS") are within Borrower's or DAMC's, as the case may be, corporate power and have been duly authorized by all necessary corporate and shareholder action.

               (b) This Amendment has been duly executed and delivered by or on behalf of Borrower and DAMC.

               (c) Each of this Amendment, the Amended Credit Agreement and the Amended Collateral Documents constitutes a legal, valid and binding obligation of Borrower or DAMC, as the case may be, enforceable against Borrower or DAMC, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (d) No Default has occurred and is continuing both before and after giving effect to this Amendment.

               (e) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

         12. NO OTHER AMENDMENTS. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         13. OUTSTANDING INDEBTEDNESS; WAIVER OF CLAIMS. Borrower hereby acknowledges and agrees that as of July 1, 2001 the aggregate outstanding principal amount of the Revolving Credit Loan is $95,150,108.75 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

         14. EXPENSES. Borrower hereby reconfirms its obligations pursuant to
SECTION 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

         15. EFFECTIVENESS. This Amendment shall become effective as of July __, 2001 (the "AMENDMENT EFFECTIVE DATE") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to July __, 2001:

         (a) AMENDMENT. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders, Borrower and DAMC.

         (b) BOARD RESOLUTIONS. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower certifying (i) the resolutions adopted by the Board of Directors of Borrower approving this Amendment and (ii) all documents evidencing other necessary corporate action by Borrower and required governmental and third party approvals, if any, with respect to this Amendment.

         (c) PAYMENT OF EXPENSES. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

         (d) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

         16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         17. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



                           [SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                                BORROWER:
                                                ---------

                                                DICK'S SPORTING GOODS, INC.

                                                By:  /s/ Jeffrey Hennion
                                                   -----------------------------
                                                Name:  Jeffrey Hennion
                                                Title: Treasurer





                                                DAMC
                                                ----

                                                DICK'S ASSET MANAGEMENT CORP.

                                                By: /s/ Jeffrey Hennion
                                                    -------------------------
                                                Name:
                                                Title:



                                                AGENT:
                                                ------

                                                GENERAL ELECTRIC CAPITAL
                                                CORPORATION, as Agent

                                                By:   /s/ Charles Chiodo
                                                   -----------------------------
                                                Name: Charles Chiodo
                                                Its:  Duly Authorized Signatory


                                                LENDERS:
                                                --------

                                                GENERAL ELECTRIC CAPITAL
                                                CORPORATION

                                                By: /s/ Charles Chiodo
                                                   -----------------------------
                                                Name:  Charles Chiodo
                                                Its: Duly Authorized Signatory

                                           BSB BANK & TRUST COMPANY

                                           By:  /s/ John B. Westcott
                                              --------------------------------
                                           Name:  John B. Westcott
                                           Title: Administrative Vice President



                                           NATIONAL BANK OF CANADA

                                           By:  /s/ Donald P. Haddad
                                              --------------------------------
                                           Name:  Donald P. Haddad
                                           Title: VP



                                           By:  /s/ Eric L. Moore
                                              --------------------------------
                                           Name:   Eric L. Moore
                                           Title:  V.P.


                                           THE CIT GROUP/BUSINESS CREDIT, INC.

                                           By:   /s/ Evelyn Kusold
                                              --------------------------------
                                           Name:  Evelyn Kusold
                                           Title: AVP


                                           FLEET RETAIL FINANCE INC.

                                           By: /s/ James R. Dore
                                              --------------------------------
                                           Name:   James R. Dore
                                           Title:  Director


                                           NATIONAL CITY BANK OF
                                           PENNSYLVANIA

                                           By:  /s/ John L. Hayes
                                              --------------------------------
                                           Name:   John L. Hayes
                                           Title:  VP


                                           FIRST UNION NATIONAL BANK

                                           By:________________________________
                                           Name:
                                           Title:

                                        BSB BANK & TRUST COMPANY

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        NATIONAL BANK OF CANADA

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        THE CIT GROUP/BUSINESS CREDIT, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        FLEET RETAIL FINANCE INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA

                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        FIRST UNION NATIONAL BANK

                                        By: /s/ Joan Anderson
                                           -----------------------------------
                                        Name:    Joan Anderson
                                        Title:   Vice President

                                                                    ATTACHMENT I
                                                                    ------------


                            ATTACHMENT I TO ANNEX B

              LIST OF BLOCKED ACCOUNTS, CONCENTRATION ACCOUNT AND
                             DISBURSEMENT ACCOUNTS


1.      BLOCKED ACCOUNTS.

        First Union National Bank
        One South Penn Square
        Widener Building, 12th Floor
        Philadelphia, PA 19107
        Attn:  Joan Anderson, Director
        Accounts:
        2000006152109
        2000006157560
        2000006157699

        Sun Trust Bank
        Mail Code TN- Chattanooga-0610
        P.O. Box 1638
        Chattanooga, TN
        Attn:  Yvonne Dyer
        Account:
        6801063238

        Bank of America, N.A.
        One Kansas City Place Office
        1200 Main Street
        P.O. Box 419038
        Kansas City, MO 64105-2100
        Attention: Edwin Schober
        Account:
        347-426-9047

        National City Bank
        20 Stanwix Street, 25-181
        Pittsburgh, PA 15222
        Attention: Mark Sullivan
        Accounts:
        628981860
        698216277
        754116050
        649968091

        657320754


        Key Bank National Association
        127 Public Square
        Cleveland, OH 44114
        Attention:  W. J. Kysla
        Account:
        350011001632

        Bank One, Wisconsin
        200 W. College Avenue
        Appleton, WI 54911
        Attention:  Steve Kools
        Account:
        6222561926

        Bank One, West Virginia
        707 Virginia St
        P.O. Box 1113
        Attention:  Marjorie Richards
        Account:
        625905666

        Fleet Bank
        75 State Street
        Fourth Floor
        Boston, MA 02109
        Attention:  James Dore
        Account:
        936-6072333

   2.   CONCENTRATION ACCOUNT.

        First Union National Bank
        One South Penn Square
        Widener Building, 12th Floor
        Philadelphia, PA 19107
        Attn: Joan Anderson, Director
        Account:
        2000006157586

   3.   DISBURSEMENT ACCOUNTS.

        First Union National Bank
        One South Penn Square
        Widener Building, 12th Floor

        Philadelphia, PA 19107
        Attn:  Joan Anderson, Director
        Accounts:
        2000006157573
        2079950061539

        Bank of America, N.A.
        One Kansas City Place Office
        1200 Main Street
        P.O. Box 419038
        Kansas City, MO 64105-2100
        Attention:  Edwin Schober
        Account:    347-627-1716

                          THIRD AMENDMENT AND WAIVER TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


         THIRD AMENDMENT AND CONSENT, dated as of August 3, 2001, to the Amended and Restated Credit Agreement referred to below (this "AMENDMENT") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("BORROWER"), the lenders party hereto ("LENDERS"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "AGENT").

                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. AMENDMENT TO SECTION 6.2 OF THE CREDIT AGREEMENT. SECTION 6.2 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the clause "and (j) Interest Rate Agreements not prohibited by SECTION
6.16 hereof" and inserting in lieu thereof the following:

               ", (j) Interest Rate Agreements not prohibited by SECTION 6.16 hereof, (k) investments by Borrower in those certain warrants (but not the exercise thereof) to purchase 400,000 shares of Global Sports, Inc., which warrants are each dated April 5, 2001 and (l) investments by Borrower in the common stock of Global Sports, Inc. to the extent and in accordance with the terms of Schedule "H" to that certain E-Commerce Agreement between Global Sports Interactive, Inc. and the Borrower, as such agreement and schedule are in effect on August 1, 2001."

         3. AMENDMENTS TO ANNEX A. ANNEX A to the Credit Agreement is hereby amended as of the Amendment Effective Date by:

            (a) adding the following new defined term in appropriate alphabetical order to read as follows:

               "ELIGIBLE L/C INVENTORY" means all finished goods inventory owned by Borrower and covered by documentary Letters of Credit, which finished goods Inventory is in transit to one of Borrower's locations and which finished goods Inventory (a) is owned by Borrower, (b) is fully insured, (c) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessor lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to Borrower), (d) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Agent or an agent acting on its behalf, and (e) is otherwise deemed to be "Eligible Inventory" hereunder.

               (b) deleting clause (c) of the definition of "Eligible Inventory" contained therein and inserting the following new clause in lieu thereof to read as follows:

               (c) "is Inventory in transit (other than Eligible L/C Inventory and Inventory in transit from one of Borrower's distribution centers to one of Borrower's stores provided that such Inventory is being shipped in the normal course of business and consistent with Borrower's past practice and Agent continues to maintain a first priority perfected security interest in such Inventory)."

         4. WAIVER. Agent and Lenders hereof waive the Event of Default that may arise from Borrower's failure to comply with SECTION 6.2 of the Credit Agreement solely to the extent such Event of Default relates to the Borrower's ownership of certain warrants to purchase 400,000 shares of the common stock of Global Sports, Inc., which warrants are each dated April 5, 2001. For avoidance of doubt, the foregoing waiver does not waive any violation of the Credit Agreement related to the exercise by the Borrower of any such warrants or any portion thereof.

         5. REPRESENTATIONS AND WARRANTIES. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

               (a) Each of the execution, delivery and performance by Borrower of this Amendment and the performance of the Credit Agreement, as amended hereby (the "AMENDED CREDIT AGREEMENT") are within Borrower's corporate power and have been duly authorized by all necessary corporate and shareholder action.

               (b) This Amendment has been duly executed and delivered by or on behalf of Borrower.

               (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (d) No Default has occurred and is continuing after giving effect to this Amendment.

               (e) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

         6. NO OTHER AMENDMENTS. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         7. OUTSTANDING INDEBTEDNESS; WAIVER OF CLAIMS. Borrower hereby acknowledges and agrees that as of July 29, 2001 the aggregate outstanding principal amount of the Revolving Credit Loan is $104,500,100.04 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

         8. EXPENSES. Borrower hereby reconfirms its obligations pursuant to
SECTION 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

         9. EFFECTIVENESS. This Amendment shall become effective as of August 3, 2001 (the "AMENDMENT EFFECTIVE DATE") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to August 3, 2001:

               (a) AMENDMENT. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders, Borrower and DAMC.

               (b) PAYMENT OF EXPENSES. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

               (c) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

         10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                        BORROWER:
                                        --------

                                        DICK'S SPORTING GOODS, INC.


                                        By: /s/ Jeffrey Hennion
                                           ------------------------------------
                                        Name: Jeffrey Hennion
                                        Title: Treasurer


                                        AGENT:
                                        -----

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Agent


                                        By:
                                           ------------------------------------
                                        Name:
                                        Its:   Duly Authorized Signatory


                                        LENDERS:
                                        -------

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION

                                        By:
                                           ------------------------------------
                                        Name:
                                        Its:   Duly Authorized Signatory

                                        BSB BANK & TRUST COMPANY


                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        NATIONAL BANK OF CANADA


                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        FLEET RETAIL FINANCE INC.

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        FIRST UNION NATIONAL BANK


                                        By:
                                           -------------------------------
                                        Name:
                                        Title:

         The undersigned Guarantor hereby (i) acknowledges each of the amendments and waivers to the Credit Agreement effected by this Amendment and
(ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendments.


         ACKNOWLEDGED, CONSENTED and AGREED to as of the date first written above.


                                        DICK'S ASSET MANAGEMENT CORP.


                                        By: /s/ Jeffrey Hennion
                                           -------------------------------------
                                        Name:
                                        Title:

                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT



         FOURTH AMENDMENT, dated as of September __, 2001, to the Amended and Restated Credit Agreement referred to below (this "AMENDMENT") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("BORROWER"), the lenders party hereto ("LENDERS"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "AGENT").

                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. AMENDMENT TO SECTION 6.11 OF THE CREDIT AGREEMENT. SECTION 6.11 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting clause (h) of such section in its entirety and inserting in lieu thereof the following new clause (h) to read as follows:

               "(h) Borrower may make payments on or after September 9, 2001 of the Indebtedness evidenced by the Preferred Stock Subordinated Notes, together with interest thereon, in accordance with the terms thereof, to the extent that (1) both before and after giving effect to any such payment no actual or pro-forma Default or Event of Default shall have occurred and be continuing, including without limitation under SECTION 6.10 hereof, (2) after giving effect to such payment, Borrower, based on the pro-forma Projections acceptable to Agent, previously provided to Agent and assuming for purposes of this clause (2) that such payment was made on the first day of the first four Fiscal Quarter period to be tested under SECTION 6.10 after the proposed date of such payment, shall be in compliance with SECTION 6.10, (3) all accounts payable of Borrower are current, or being paid according to historical practice and with normal trade terms, and (4) after giving effect to such payment Excess Borrowing Availability shall not be less than $15,000,000 for a minimum of thirty (30) days following such payment as determined by Agent based on the pro-forma Projections referred to in clause (2) above, provided that Borrower prior to making any such payment shall have delivered to Agent a certificate from a financial officer of Borrower and in form and substance satisfactory to Agent demonstrating compliance with the foregoing."

         3. AMENDMENTS TO ANNEX F. ANNEX F to the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the first proviso of paragraph one thereof and replacing it with the following proviso to read as follows:

         "PROVIDED, that the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed the lesser of a) $20,000,000, (b) the Aggregate Revolving Credit Commitment MINUS the outstanding Revolving Credit Loan and (c) the Borrowing Base MINUS the outstanding Revolving Credit Loan;"

         4. REPRESENTATIONS AND WARRANTIES. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

               (a) Each of the execution, delivery and performance by Borrower of this Amendment and the performance of the Credit Agreement, as amended hereby (the "AMENDED CREDIT AGREEMENT") are within Borrower's corporate power and have been duly authorized by all necessary corporate and shareholder action.

               (b) This Amendment has been duly executed and delivered by or on behalf of Borrower.

               (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (d) No Default has occurred and is continuing after giving effect to this Amendment.

               (e) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

         5. NO OTHER AMENDMENTS. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         6. OUTSTANDING INDEBTEDNESS; WAIVER OF CLAIMS. Borrower hereby acknowledges and agrees that as of August 31, 2001 the aggregate outstanding principal amount of the Revolving Credit Loan is $86,027,824.61 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

         7. EXPENSES. Borrower hereby reconfirms its obligations pursuant to
SECTION 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

         8. EFFECTIVENESS. This Amendment shall become effective as of September __, 2001 (the "AMENDMENT EFFECTIVE DATE") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to September __, 2001:

               (a) AMENDMENT. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders, Borrower and DAMC.

               (b) PAYMENT OF EXPENSES. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

               (c) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

         9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                        BORROWER:
                                        --------

                                        DICK'S SPORTING GOODS, INC.


                                        By: /s/ Jeffrey Hennion
                                           ------------------------------
                                        Name:   Jeffrey Hennion
                                        Title:  Treasurer


                                        AGENT:
                                        -----

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Agent

                                        By: /s/ Charles Chiodo
                                           ------------------------------
                                        Name:  Charles Chiodo
                                        Its: Duly Authorized Signatory


                                        LENDERS:
                                        -------

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION

                                        By:  /s/ Charles Chiodo
                                           ------------------------------
                                        Name: Charles Chiodo
                                        Its: Duly Authorized Signatory

                                            BSB BANK & TRUST COMPANY


                                            By: /s/ John B. Westcott
                                               ---------------------------------
                                            Name: John B. Westcott
                                            Title: Administrative Vice President


                                            NATIONAL BANK OF CANADA


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            THE CIT GROUP/BUSINESS CREDIT, INC.


                                            By: /s/ Evelyn Kusuld
                                               ---------------------------------
                                            Name: Evelyn Kusuld
                                            Title: AVP


                                            FLEET RETAIL FINANCE INC.


                                            By: /s/ James R. Dore
                                               ---------------------------------
                                            Name: James R. Dore
                                            Title: Director


                                            NATIONAL CITY BANK OF
                                            PENNSYLVANIA


                                            By: /s/ John L. Hayes IV
                                               ---------------------------------
                                            Name: John L. Hayes IV
                                            Title: VP



                                            FIRST UNION NATIONAL BANK


                                            By: /s/ Joan Anderson
                                               ---------------------------------
                                            Name: Joan Anderson
                                            Title: Vice President

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                        BORROWER:
                                        --------

                                        DICK'S SPORTING GOODS, INC.


                                        By:
                                           ----------------------------------
                                        Name: Jeffrey Hennion
                                        Title: Treasurer


                                        AGENT:
                                        -----

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Agent


                                        By:
                                           ----------------------------------
                                        Name:
                                        Its: Duly Authorized Signatory


                                        LENDERS:
                                        -------

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                        By:
                                           ----------------------------------
                                        Name:
                                        Its: Duly Authorized Signatory


                                        BSB BANK & TRUST COMPANY


                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:


                                        NATIONAL BANK OF CANADA


                                        By: /s/ Donald P. Haddad
                                           ----------------------------------
                                        Name: Donald P. Haddad, VP

                                        Title:


                                        By: /s/ Gerald B. Knell
                                           -----------------------------------
                                        Name:  Gerald B. Knell
                                        Title: VP


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        FLEET RETAIL FINANCE INC.


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


                                        FIRST UNION NATIONAL BANK


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:


The undersigned Guarantor hereby (i) acknowledges each of the amendments and waivers to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the

The undersigned Guarantor hereby (i) acknowledges each of the amendments and waivers to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendments.


ACKNOWLEDGED, CONSENTED and AGREED to as of the date first written above.


                                DICK'S ASSET MANAGEMENT CORP.


                                By: /s/ Jeffrey Hennion
                                   -------------------------------------
                                Name:    Jeffrey Hennion
                                Title:   Vice President-Treasurer

                         FIFTH AMENDMENT TO AMENDED AND
                           RESTATED CREDIT AGREEMENT


         FIFTH AMENDMENT, dated as of February __, 2002, to the Amended and Restated Credit Agreement referred to below (this "AMENDMENT") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("BORROWER"), the lenders party hereto ("LENDERS"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "AGENT").

                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. AMENDMENT TO SECTION 1.3. SECTION 1.3 of the Credit Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) by
(a) deleting the word "and" where it appears immediately prior to clause (e) and
(b) adding at the end of such SECTION 1.3 a new clause (f) to read as follows:

               "and (f) for the Option Exercise Loan as permitted by Section 6.11(i)."

         3. AMENDMENT TO SECTION 6.2. SECTION 6.2 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (a) deleting the word "and" where it appears immediately prior to clause (l) and (b) adding at the end of such SECTION 6.2 a new clause (m) to read as follows:

               "and (m) investments by Borrower in the form of the Option Exercise Loan and the receipt of the Option Exercise Note."

         4. AMENDMENT TO SECTION 6.4. SECTION 6.4 of the Credit Agreement is hereby amended as of the Amendment Effective Date by adding immediately prior to the last sentence of such SECTION 6.4 a new clause (f) to read as follows:

               "and (f) Borrower may enter into the Option Exercise Loan and hold the Option Exercise Note."

         5. AMENDMENT TO SECTION 6.11. SECTION 6.11 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (a) deleting the word "and" where it appears immediately prior to clause (h) and (b) adding at the end of such SECTION 6.11 a new clause (i) to read as follows:

               " and (i) Borrower may enter into the Option Exercise Loan."

         6. AMENDMENTS TO ANNEX A OF THE CREDIT AGREEMENT. ANNEX A of the Credit Agreement is hereby amended as of the Amendment Effective Date by inserting the following new definitions in order to read as follows:

               "OPTION EXERCISE LOAN" means that certain loan in the principal amount of $6,195,615.00 from Borrower to the Option Exercise Party made on May 18, 2001, to enable the Option Exercise Party to exercise outstanding options to purchase Stock in Borrower.

               "OPTION EXERCISE NOTE" means that certain promissory note issued to Borrower by the Option Exercise Party in connection with the Option Exercise Loan.

               "OPTION EXERCISE PARTY" means Edward W. Stack."

         7. AMENDMENT TO ANNEX F OF THE CREDIT AGREEMENT. ANNEX F of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting the first proviso of paragraph one thereof and replacing it with the following proviso to read as follows:

                  "PROVIDED, that the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed the lesser of (a) 25,000,000, (b) the Aggregate Revolving Credit Commitment MINUS the outstanding Revolving Credit Loan, and (c) the Borrowing Base MINUS the outstanding Revolving Credit Loan;"

         8. REPRESENTATIONS AND WARRANTIES. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

               (a) Each of the execution, delivery and performance by Borrower of this Amendment and the performance of the Credit Agreement, as amended hereby (the "AMENDED CREDIT AGREEMENT") are within Borrower's corporate power and have been duly authorized by all necessary corporate and shareholder action.

               (b) This Amendment has been duly executed and delivered by or on behalf of Borrower.

               (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (d) No Default has occurred and is continuing after giving effect to this Amendment.

               (e) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

         9. NO OTHER AMENDMENTS. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         10. OUTSTANDING INDEBTEDNESS; WAIVER OF CLAIMS. Borrower hereby acknowledges and agrees that as of January 30, 2002 the aggregate outstanding principal amount of the Revolving Credit Loan is $81,000,100.00 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

         11. EXPENSES. Borrower hereby reconfirms its obligations pursuant to
SECTION 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

         12. Effectiveness. This Amendment shall become effective as of February __, 2002 (the "AMENDMENT EFFECTIVE DATE") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to February __, 2002:

               (a) AMENDMENT. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders, Borrower and All American Sports Licensing, Inc.

               (b) PAYMENT OF EXPENSES. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

               (c) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

         13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         14. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                             BORROWER:
                                             --------

                                             DICK'S SPORTING GOODS, INC.


                                             By:
                                                --------------------------------
                                             Name:   Jeffrey Hennion
                                             Title:  Treasurer


                                             AGENT:
                                             -----

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION, as Agent

                                             By:
                                                --------------------------------
                                             Name:
                                             Its: Duly Authorized Signatory


                                             LENDERS:
                                             -------

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION

                                             By:
                                                --------------------------------
                                             Name:
                                             Its: Duly Authorized Signatory

                                        BSB BANK & TRUST COMPANY


                                        By:
                                           --------------------
                                        Name:
                                        Title:


                                        NATIONAL BANK OF CANADA

                                        By:
                                           --------------------
                                        Name:
                                        Title:


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:
                                           --------------------
                                        Name:
                                        Title:


                                        FLEET RETAIL FINANCE INC.


                                        By:
                                           --------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA


                                        By:
                                           --------------------
                                        Name:
                                        Title:


                                        FIRST UNION NATIONAL BANK


                                        By:
                                           --------------------
                                        Name:
                                        Title:

The undersigned Guarantor hereby (i) acknowledges each of the amendments and waivers to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.


ACKNOWLEDGED, CONSENTED and AGREED to as of the date first written above.


AMERICAN SPORTS LICENSING, INC.


By:
   ---------------------------
Name:
Title:

                         SIXTH AMENDMENT TO AMENDED AND
                           RESTATED CREDIT AGREEMENT


         SIXTH AMENDMENT, dated as of April 3, 2002, to the Amended and Restated Credit Agreement referred to below (this "AMENDMENT") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("BORROWER"), the lenders party hereto ("LENDERS"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "AGENT").

                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. AMENDMENT TO SECTION 6.2 OF THE CREDIT AGREEMENT. SECTION 6.2 of the Credit Agreement is hereby amended as of the Amendment Effective Date by amending and restating clause (k) of such Section to read as follows:

          "(k) investments by Borrower or ASL in those certain warrants (but, except as set forth in the proviso to this clause (k), not the exercise thereof) to purchase 400,000 shares of Global Sports, Inc., which warrants are each dated April 5, 2001, and any underlying shares acquired through the exercise thereof PROVIDED, that Borrower or ASL may only exercise such warrants on the terms contained therein if (i) Borrower has Excess Borrowing Availability of at least $5,000,000 after giving effect to any such exercise; and (ii) the exercise of such warrants is triggered by the approval by certain vendors of the sale of their products on the website maintained in the Borrower's name,"

         3. AMENDMENTS TO ANNEX A OF THE CREDIT AGREEMENT. ANNEX A of the Credit Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) by: (a) inserting the following new definitions in order to read as follows:

          "'ASL" means American Sports Licensing, f/k/a Dick's Asset Management Corp., a Delaware corporation and a wholly-owned Subsidiary of Borrower.

          "DEPOSIT ACCOUNTS" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Loan Party.

          "LETTER-OF-CREDIT RIGHTS" means letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, including rights to payment or performance under a letter of credit, whether or not such Loan Party, as beneficiary, has demanded or is entitled to demand payment or performance.

          "SOFTWARE" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

          "SUPPORTING OBLIGATIONS" means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

          "UNIFORM COMMERCIAL CODE JURISDICTION" means any jurisdiction that had adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text."'

         and (b) amending and restating the following definitions to read as follows:

          "ACCOUNT DEBTOR" means any Person who may become obligated to any Loan Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

          "ACCOUNTS" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Loan Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Loan Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Loan Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Loan Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Loan Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

          "CHATTEL PAPER" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Loan Party.

          "CODE" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; PROVIDED, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; PROVIDED FURTHER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "DOCUMENTS" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located.

          "EQUIPMENT" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located and, in any event, including all such Loan Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "FIXTURES" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Loan Party.

          "GENERAL INTANGIBLES" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, including all right, title and interest that such Loan Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Loan Party or any computer bureau or service company from time to time acting for such Loan Party.

          "GOODS" means all "goods" as defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

          "INSTRUMENTS" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "INVENTORY" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Loan Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

          "INVESTMENT PROPERTY" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Loan Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Loan Party, including the rights of any Loan Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Loan Party; (iv) all commodity contracts of any Loan Party; and (v) all commodity accounts held by any Loan Party.

          "PROCEEDS" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Loan Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Loan Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Loan Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Loan Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral,
          (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and
          (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral."'

         4. REPRESENTATIONS AND WARRANTIES. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

               (a) Each of the execution, delivery and performance by Borrower of this Amendment and the performance of the Credit Agreement, as amended hereby (the "AMENDED CREDIT AGREEMENT"), the Amended and Restated Security Agreement, dated as of the date hereof, between Borrower and Agent (the "AMENDED BORROWER SECURITY AGREEMENT") and the Amended and Restated Security Agreement, dated as of the date hereof, between ASL and Agent (the "AMENDED ASL SECURITY AGREEMENT") are within Borrower's or ASL's respective corporate power and have been duly authorized by all necessary corporate and shareholder action.

               (b) This Amendment and the Amended Borrower Security Agreement have been duly executed and delivered by or on behalf of Borrower and the Amended ASL Security Agreement has been duly executed and delivered by or on behalf of ASL.

               (c) Each of this Amendment, the Amended Borrower Security Agreement and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (d) The Amended ASL Security Agreement constitutes a legal, valid and binding obligation of ASL enforceable against ASL, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (e) No Default has occurred and is continuing after giving effect to this Amendment.

               (f) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

         5. NO OTHER AMENDMENTS. Except as expressly amended herein and in the Amended Borrower Security Agreement and the Amended ASL Security Agreement, the Credit Agreement, the Security Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein and in the Amended Borrower Security Agreement and the Amended ASL Security Agreement, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         6. OUTSTANDING INDEBTEDNESS; WAIVER OF CLAIMS. Borrower hereby acknowledges and agrees that as of April 3, 2002 the aggregate outstanding principal amount of the Revolving Credit Loan is $85,174,928.99 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

         7. EXPENSES. Borrower hereby reconfirms its obligations pursuant to
SECTION 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

         8. Effectiveness. This Amendment shall become effective as of April 3, 2002 (the "AMENDMENT EFFECTIVE DATE") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to April 3, 2002:

          (a) AMENDMENT. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders, Borrower and DAMC.

          (b) AMENDED BORROWER SECURITY AGREEMENT. Agent shall have received (i) a fully executed copy of the Amended Borrower Security Agreement, (ii) a Power of Attorney in the form attached thereto and (iii) completed schedules as required by the Amended Borrower Security Agreement, all in form and substance satisfactory to Agent.

          (c) AMENDED ASL SECURITY AGREEMENT. Agent shall have received (i) a fully executed copy of the Amended ASL Security Agreement, (ii) a Power of Attorney in the form attached thereto, and (iii) completed schedules as required by the Amended ASL Security Agreement, all in form and substance satisfactory to Agent.

          (d) TRADEMARK SECURITY AGREEMENT AMENDMENT. Agent shall have received a fully executed amendment to the DAMC Trademark Security Agreement, in form and substance satisfactory to Agent.

          (e) PAYMENT OF EXPENSES. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

          (e) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

         9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                        BORROWER:
                                        --------

                                        DICK'S SPORTING GOODS, INC.


                                        By: /s/ Jeffrey Hennion
                                           --------------------------------
                                        Name:  Jeffrey Hennion
                                        Title: Treasurer


                                        AGENT:
                                        -----

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Agent


                                        By:
                                           --------------------------------
                                        Name:
                                        Its:   Duly Authorized Signatory



                                        LENDERS:
                                        -------

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                        By:
                                           --------------------------------
                                        Name:
                                        Its:     Duly Authorized Signatory

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                        BORROWER:
                                        --------

                                        DICK'S SPORTING GOODS, INC.


                                        By:
                                           ------------------------------
                                        Name:   Jeffrey Hennion
                                        Title:  Treasurer


                                        AGENT:
                                        -----

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Agent


                                        By: /s/ Charles Chiodo
                                           ------------------------------
                                        Name:  Charles Chiodo
                                        Its:   Duly Authorized Signatory


                                        LENDERS:
                                        -------

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                        By: /s/ Charles Chiodo
                                           -----------------------------
                                        Name:  Charles Chiodo
                                        Its:   Duly Authorized Signatory

                                        BSB BANK & TRUST COMPANY


                                        By: /s/ Lisa N. Kost
                                           -------------------------
                                        Name:   Lisa N. Kost
                                        Title:  Assistant Vice President


                                        NATIONAL BANK OF CANADA


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        FLEET RETAIL FINANCE INC.


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA


                                        By:
                                           ------------------------
                                        Name:
                                        Title:

                                        BSB BANK & TRUST COMPANY


                                        By:
                                           ------------------------
                                        Name:
                                        Title:



                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: /s/ Eric L. Moore
                                           ------------------------
                                        Name:   Eric L. Moore
                                        Title:  V.P.


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        FLEET RETAIL FINANCE INC.


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        [WACHOVIA]


                                        By:
                                           ------------------------
                                        Name:
                                        Title:

                                        BSB BANK & TRUST COMPANY


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        NATIONAL BANK OF CANADA


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By: /s/ Evelyn Kusold
                                           ------------------------
                                        Name:   Evelyn Kusold
                                        Title:  AVP


                                        FLEET RETAIL FINANCE INC.


                                        By: /s/ James R. Dore
                                           ------------------------
                                        Name:   James R. Dore
                                        Title:  Director


                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA


                                        By:
                                           ------------------------
                                        Name:
                                        Title:

                                        BSB BANK & TRUST COMPANY


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        NATIONAL BANK OF CANADA


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        FLEET RETAIL FINANCE INC.


                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA


                                        By: /s/ John L. Hayes IV
                                           ------------------------
                                        Name:    John L. Hayes IV
                                        Title:   VP


                                        [WACHOVIA]


                                        By:
                                           ------------------------
                                        Name:
                                        Title:

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION



                                        By: /s/ Mark S. Supple
                                           ------------------------
                                        Name:   Mark S. Supple
                                        Title:  Director


The undersigned Guarantor hereby (i) acknowledges each of the amendments and waivers to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.


ACKNOWLEDGED, CONSENTED and AGREED to as of the date first written above.


                                AMERICAN SPORTS LICENSING, INC.


                                By: /s/ Gordon W. Stewart
                                   ---------------------------------------
                                   Name: Gordon W. Stewart
                                   Title: Secretary

                        SEVENTH AMENDMENT TO AMENDED AND
                           RESTATED CREDIT AGREEMENT

         SEVENTH AMENDMENT, dated as of July 15, 2002, to the Amended and Restated Credit Agreement referred to below (this "AMENDMENT") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("BORROWER"), the lenders party hereto ("LENDERS"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "AGENT").

                                   WITNESSETH
                                   ----------

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follow:

         1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. AMENDMENT TO RECITAL B OF THE CREDIT AGREEMENT, Recital B of the Credit Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) by the deleting the amount "$170,000,000" where it appears therein and inserting in lieu thereof the amount "$180,000,000".

         3. AMENDMENT TO ANNEX A. ANNEX A to the Credit Agreement is hereby amended as of the Amendment Effective Date by:

   (a) amending and restating the following new definitions in their entirety to read as follows:

               "AGGREGATE REVOLVING CREDIT COMMITMENT" shall mean $180,000,000";

               "COMMITMENT TERMINATION DATE" shall mean the earliest of (a) May 30, 2006, (b) the date of termination of the Aggregate Revolving Credit Commitment pursuant to SECTION 8.2 and (c) the date of termination of the Aggregate Revolving Credit Commitment in accordance with the provisions of SECTION 1.2(d)." and

   (b)         adding the following new definition to read as follows:

               "Seventh Amendment Fee Letter" shall mean that certain fee letter between Agent and Borrower dated as of July 15, 2002."

         4. AMENDMENT TO APPENDIX 1. APPENDIX 1 to the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting such Appendix in its entirety and inserting in lieu thereof a new appendix to read as set forth on Appendix 1 hereto.

         5. CHANGE IN LENDERS' PROPORTIONATE SHARES. Borrower and Lenders agree that upon consummation of the amendments to the Credit Agreement effected hereby, the Proportionate Share of each Lender is set forth on Appendix I attached hereto. In furtherance of the foregoing, each applicable Lender further agrees promptly to forward on the Amendment Effective Date in immediately available funds certain amounts requested by Agent directly to Agent, and Agent agrees to forward such amounts to any applicable Lender (the "LOAN ALLOCATION ADJUSTMENT") so that after giving effect to the Loan Allocation Adjustment the outstanding Revolving Credit Advances of each Lender reflects its Proportionate Share after giving effect to the Loan Allocation Adjustment.

         6. REPRESENTATIONS AND WARRANTIES. To induce Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

    (a) Each of the execution, delivery and performance by Borrower of this Amendment and the Amended and Restated Promissory Notes referred to in Section 10(b) hereof (the "AMENDED AND RESTATED PROMISSORY NOTES") and the performance of the Credit Agreement, as amended hereby (the "AMENDED CREDIT AGREEMENT") are within Borrower's corporate power and have been duly authorized by all necessary corporate and shareholder action.

    (b) This Amendment and the Amended and Restated Promissory Notes have been duly executed and delivered by or on behalf of Borrower.

    (c) Each of this Amendment, the Amendment and Restated Promissory Notes and the Amended Credit Agreement, constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

    (d) No Default has occurred and is continuing both before and after giving effect to this Amendment.

    (e) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

         7. NO OTHER AMENDMENTS. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         8. OUTSTANDING INDEBTEDNESS; WAIVER OF CLAIMS. Borrower hereby acknowledges and agrees that as of July 10, 2002 the aggregate outstanding principal amount of the Revolving Credit Loan is $83,000,100.00 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

         9.  EXPENSES.  Borrower hereby reconfirms its obligations pursuant to
SECTION 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

         10. EFFECTIVENESS. This Amendment shall become effective as of July 15, 2002 (the "AMENDMENT EFFECTIVE DATE") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to July 15, 2002:

                  (a) AMENDMENT. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Required Lenders and Borrower and acknowledged by ASL.

                  (b) AMENDED AND RESTATED PROMISSORY NOTES. Each applicable Lender shall have received an Amended and Restated Promissory Note, which note amends and restates as of the Amendment Effective Date that Promissory Note made by Borrower in favor of such Lender.

                  (c) BOARD RESOLUTIONS. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower certifying (i) the resolutions adopted by the Board of Directors of Borrower approving this Amendment and the Amended and Restated Promissory Notes and (ii) all documents evidencing other necessary corporate action by Borrower and required governmental and third party approvals, if any, with respect to this Amendment and the Amended and Restated Promissory Notes.

                  (d) LEGAL OPINION. Agent shall have received an opinion of Beveridge & Diamond, P.C., counsel to the Loan Parties, in form and substance satisfactory to Agent and Lenders.

                  (e) SEVENTH AMENDMENT FEE LETTER. Agent shall have received a duly executed and delivered Seventh Amendment Fee Letter, in form and substance satisfactory to Agent.

                  (f) FEES. Borrower shall have paid (i) an amendment fee to Agent for the account of each of the following Lenders in the aggregate amount of $190,625 to be distributed as follows: General Electric Capital Corporation $68,750.00; PNC Business Credit $31,250.00; Citizen's Business Credit $9,375.00; Fleet Retail Finance, Inc. $37,500.00; National City Bank of Pennsylvania $18,750.00 and Wachovia Bank, National Association $25,000.00 (ii) a closing fee to Agent for the account of each of the following Lenders in the aggregate amount of $68,750 to be distributed as follows: PNC Business Credit $12,500.00; Citizen's Business Credit $31,250.00; National City Bank of Pennsylvania $12,500.00 and Wachovia Bank, National Association $12,500.00 and (iii) all fees as set forth in the Seventh Amendment Fee Letter.

                  (g) PAYMENT OF EXPENSES. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

                  (h) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

         11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         12 COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                       BORROWER:

                                       DICK'S SPORTING GOODS, INC.

                                       By: /s/ Jeffrey Hennion
                                           -------------------------------------
                                       Name:  Jeffrey Hennion
                                       Title: Treasurer


                                       AGENT:

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Agent

                                       By: /s/ James DeSantis
                                           -------------------------------------
                                       Name: James DeSantis
                                       Its:  Duly Authorized Signatory


                                       LENDERS:

                                       GENERAL ELECTRIC CAPITAL CORPORATION

                                       By: /s/ James DeSantis
                                           -------------------------------------
                                       Name: James DeSantis
                                       Its:  Duly Authorized Signatory

                                       PNC BUSINESS CREDIT

                                       By: /s/ Stephen W. Boyd
                                           -------------------------------------
                                       Name:  Stephen W. Boyd
                                       Title: Vice President


                                       FLEET RETAIL FINANCE INC.

                                       By: /s/ James R. Dore
                                           -------------------------------------
                                       Name:  James R. Dore
                                       Title: Director


                                       NATIONAL CITY BANK OF PENNSYLVANIA

                                       By: /s/ John L. Hayes IV
                                           -------------------------------------
                                       Name:  John L. Hayes IV
                                       Title: VP


                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       By: /s/ Mark S. Supple
                                           -------------------------------------
                                       Name:  Mark S. Supple
                                       Title: Vice President


                                       CITIZEN'S BUSINESS CREDIT

                                       By: /s/ Donald P. Haddad
                                           -------------------------------------
                                       Name:  Donald P. Haddad
                                       Title: Vice President

The undersigned Guarantor hereby (i) acknowledges to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

AMERICAN SPORTS LICENSING, INC.

By: /s/ Jeffrey R. Hennion
    ------------------------------
Name:
Title:

                                                                      APPENDIX I


                                   APPENDIX I

                          Revolving Credit Commitments
                             and Lender Information

-------------------------------------------------------------------------------
Lender                        Revolving Credit           Proportionate Share of
------                        Commitment                 Commitment
                              ----------                 ----------
-------------------------------------------------------------------------------
GENERAL ELECTRIC              $55,000,000.00             30.55556%
CAPITAL
CORPORATION
800 Connecticut Avenue,
Two North
Norwalk, CT 06854
Attn: Charles Chiodo
Telephone: (203) 852-3600
Telecopy:  (203) 852-3640
-------------------------------------------------------------------------------
PNC BUSINESS CREDIT           $30,000,000.00             16.66667%
245 Fifth Avenue, 6th Floor
One PNC Plaza
Pittsburgh, PA 15222
Attn: Eric Moore
Telephone: (412) 768-1332
Telecopy:  (412) 768-4369
-------------------------------------------------------------------------------
CITIZEN'S BUSINESS            $20,000,000.00             11.11111%
CREDIT COMPANY
Six PPG Place
Suite 820
Pittsburgh, PA 15222
Attn: Bob Beer
Telephone: (412) 391-3333
Telecopy:  (412) 391-2580
-------------------------------------------------------------------------------
FLEET RETAIL FINANCE          $30,000,000.00             16.66667%
INC.
40 Broad Street, 10th Floor
Boston, MA 02109
Attn: Jim Dore
Telephone:  (617) 434-4184
Telecopy:   (617) 434-4312
-------------------------------------------------------------------------------
NATIONAL CITY BANK            $20,000,000.00             11.11111%
OF PENNSYLVANIA
20 Stanwix Street, 19th
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Lender                        Revolving Credit           Proportionate Share of
------                        Commitment                 Commitment
                              ----------                 ----------
-------------------------------------------------------------------------------
Floor
Pittsburgh, PA 15222
Attn: Vince Delie
Telephone: (412) 644-6056
Telecopy:  (412) 471-4883
-------------------------------------------------------------------------------
WACHOVIA BANK,                $25,000,000.00              13.88889%
NATIONAL
ASSOCIATION
1339 Chestnut Street
Philadelphia, PA 19107
Attn: Mark Supple
Telephone (267) 321-6634
Telecopy: (267) 321-6700
-------------------------------------------------------------------------------

                             -------------------    ------------------------
                             $180,000,000.00             100.00%
-------------------------------------------------------------------------------